As filed with the Securities and Exchange Commission on Oct 30, 2023

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Aibafang Group CO., Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands	2834	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite # 4-210 Governors Square,23 Lime Tree Bay Avenue,

PO Box 32311, Grand Cayman, KY1-1209,

Cayman Islands

+1 345 945-7676

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Room 1010A, Hongchang Plaza, No. 2001, Shennan East Road, Xinnan Community, Nanhu Street,

Luohu District, Shenzhen

Shenzhen Tengyue Investment Management Co., Ltd.

(Name, address of agent for service)

(Name, address of agent for service)

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, no par value (2)	$	$
Underwriter Warrants(3)
Common Stock, no par value, underlying Underwriter Warrants (3)	$	$
Total	$	$

(1) Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act. Includes the offering price attributable to additional shares that the underwriter has the option to purchase to cover over-allotments, if any.

(2) Previously paid. Calculated pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.

(3) In accordance with Rule 416(a), we are also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(4) The Registrant will issue to the underwriter warrants to purchase a number of ordinary shares equal to an aggregate of 5% of the ordinary shares sold in the offering, excluding the ordinary shares sold as a result of the underwriter’s election to exercise its over-allotment option. The exercise price of the underwriter’s warrants is equal to 110% of the offering price of the ordinary shares offered hereby. The underwriter’s warrants are exercisable at any time, and from time to time, in whole or in part, within five years commencing from the effective date of the offering.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion October 24, 2023

XXXXXX Ordinary Shares

Aibafang Group CO., Ltd.

Aibafang Group CO., Ltd.

This is an initial public offering of our ordinary shares. We are offering our ordinary shares, which have a par value of $XXX per share, on a firm commitment basis. It is important to note that prior to this offering, our ordinary shares have not been publicly traded. The anticipated initial public offering price is expected to be within the range of $XXX to $XXX per ordinary share. We have successfully applied for and received approval from Nasdaq to list our ordinary shares on the Nasdaq Capital Market, under the symbol “FONG”. However, it is important to acknowledge that there is no guarantee that the offering will be completed and our ordinary shares will be available for trading on the Nasdaq Capital Market.

This offering is being conducted with a firm commitment from the underwriter. We have entered into an agreement to provide the underwriter with an option, which can be exercised within XX days after the completion of this offering, to purchase up to xx% of the total shares offered in order to cover any over-allotments, if applicable, at a price equal to the offering price minus the underwriting discounts (referred to as the “Over-Allotment Option”). The underwriter expects to deliver the shares of common stock against payment as set forth under “Underwriting”.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements.

We qualify as a “controlled company” under the Nasdaq Stock Market Rules because our directors and officers are expected to own approximately XX% of the total outstanding shares of common stock following the offering, or XX% if the underwriter exercises the Over-Allotment Option in full. Being classified as a “controlled company” grants us the option to choose certain exemptions from corporate governance rules as defined by the Nasdaq Stock Market Rules. Although we currently do not intend to utilize these exemptions, we may consider doing so following the completion of this offering.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” to read about factors you should consider before buying our Ordinary Shares.

	Per Share	Total
Initial public offering price (1)	$	$
Underwriter’s discounts (2)	$	$
Proceeds to our company before expenses(3)	$	$

(1)	Initial public offering price per share is assumed as $XX per share, which is the midpoint of the range set forth on the cover page of this prospectus.

(2)

We have reached an agreement to provide a discount of XX percent (xx%) of the offering price to our representative of the underwriters, amounting to $XXX. Additionally, we will grant warrants equivalent to XX percent (xx%) of the shares of common stock issued in the prospectus, known as the Underwriter’s Warrants.

(3)

We expect our total cash expenses for this offering (including cash expenses payable to our underwriter for its out-of-pocket expenses) not to exceed $XX, exclusive of the above discounts. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation, such as 1% of the total offering amount as the underwriter’s non-accountable expenses. These payments will further reduce proceeds available to us before expenses.

The Underwriter’s Warrants can be exercised in whole or in part at any time during the period starting XXX days from the effective date of the registration statement, but not exceeding five years from the effective date of the Registration Statement in accordance with FINRA Rule 5110(g)(8)(A). The exercise price for the Underwriter’s Warrants is $XX per share, which is xx% of the offering price. The warrants can also be exercised on a cashless basis. Furthermore, we have agreed to reimburse the underwriter for certain out-of-pocket expenses.

[UNDERWRITER]

The date of this prospectus is Oct 24, 2023

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 _________________________

Until the day, (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

  _________________________

You should rely only on the information contained in this prospectus or in any related free writing prospectus.  We and the underwriters have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free writing prospectus.  We are offering to sell, and seeking offers to buy the ADSs, only in jurisdictions where offers and sales are permitted.

Neither we nor the underwriters have taken any action to permit a public offering of the ADSs outside the United States or to permit the possession or distribution of this prospectus or any filed free writing prospectus outside the United States.  Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the offering of the ADSs and the distribution of this prospectus or any filed free writing prospectus outside the United States. Neither we nor the underwriters take responsibility for, nor provide any assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary offers a concise outline of the information contained in the prospectus. It is crucial to acknowledge that this summary does not encompass all the particulars that investors should take into account prior to investing in ordinary shares. To ensure an informed investment decision, it is advisable for investors to thoroughly peruse the complete prospectus, encompassing the sections on “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in addition to the consolidated financial statements and accompanying notes presented throughout this prospectus.

Our Mission

Our Vision: Promote TCM civilization and convey the concept of health.

Our Mission: Help 1.4 billion Chinese people around the world to live a healthy life over 120 years old.

Our Slogan: To live long and prosper, to be with Aibafang

Overview

We are a leading research and development(“R&D”), manufacturer and distributor of Chinese medicine and healthcare products, and also have built an industry-leading digital platform for healthcare products and services based on Big Data, Artificial Intelligence and Cloud Computing technologies. And we are committed to providing consumers with high-quality healthcare products and services to satisfy people’s pursuit of a healthy new consumer life. We contribute to people’s health and well-being through R&D and innovation of health products, dissemination of health concepts and culture, and provision of health information and counseling, and strive to build up a national health brand. So far, the company through the digital transformation to integrate a set of upstreaming and down-streaming of industry chain, such as R&D, production and sales, chain franchising, health care services, corporate affiliation, data service base on the digital healthcare production and consumption platform. So, we could serve our customers scientifically, rapidly and systematically. And base on the digital platform, we also could upgrade our health services universally, digitally, standardly and ecologically. With twelve years of brand reputation, we are the navigator of the field of harmless restoration, the leader of the health industry.

We comprehensively serve healthy people, sub-healthy people and people with chronic symptoms, covering customers of all ages. We are dedicated to bring preventive health care for healthy customers, so that they are less illness, to maintain a healthy status; for the sub-healthy people, to bring harmless repair health products for body recuperation; for chronic disease patients, to provide targeted therapeutic Traditional Chinese Medicine (“TCM”) products, such as pain of neck, shoulder, waist and leg, gastrointestinal health, men’s health, gynecological and other aspects of symptoms. Realize the vision that Help 1.4 billion Chinese people around the world to live a healthy life over 120 years old.

Our offline stores and operation centers are located throughout the country, including Guangdong, Guangxi, Hainan, Fujian, Zhejiang, Shanghai, Jiangsu, Shandong, Jiangxi, Hunan, Yunnan, Chongqing, Xinjiang, Inner Mongolia, Gansu, Shaanxi, Henan, Liaoning, Shenyang, totally 19 provinces and regions as well as overseas. The distribution system is the development stone of healthcare enterprises, we have establishment of the sales system from the start-up of the company, till now, we already have a sales network of 1,366 provincial agents, 3,324 municipal agents and 11,281 county agents.

We have built an industry-leading digital platform for healthcare products and services based on Big Data, Artificial Intelligence and Cloud Computing technologies including an e-commerce platform, and a module for online consultation. Aibafang Mall is our e-commerce platform for displaying our self-owned products, where we interact with our consumers, launch new products and have a high repurchase rate of products on our extensive customer base and customers loyalty. We also launched our first software, Hushenbao app, which is records of more than 1,000 kinds of disease treatment methods, Chinese medicine prescription, you can search for the disease symptomatic treatment, but also online consultation directly, Chinese medicine professionals 24/7 for customer service.

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Products and Technologies

We have a series of patented products and technologies. We have diversified products lines, covering all age groups of customers and different needs of the population. The products mainly include pain series, detoxification series, beauty and skin care series, men’s health series and gynecological series. Among them, Aibafang Gubao, initiated by Dr. Yang and American scientists, the world’s first nano gasification of TCM product, the effect is outstanding, has been a comprehensive alternative to the traditional ointment. We also have self-developed core technologies, including patented gasification technology, non-invasive detoxification technology and a variety of traditional Chinese medicine inherited secret formulas. We will continue to innovate and apply our patented technologies, to develop new products, and to continue to invest in the research and development of various core technologies.

Business Model

We are a whole industry chain group company integrating R&D, pharmaceuticals, distribution and new media marketing and branding. Through our patented traditional Chinese medicine health products, we serve healthy people, sub-healthy people and chronic symptoms people, covering all age groups; Our rich product lines and various customer tailored products in each product line covering each consumer circle, and also gradually covering the whole lifecycle of the health needs of our regular customers.

We sell directly or indirectly to end-consumers through offline wholesalers, agents and chain retailers, as well as through online self-owned e-commerce platforms and new media omni-channel distribution platforms. Precise marketing advertising, and word-of-mouth spreading, the combination of online and offline sales network synergy, and the strong promotion of company’s brand, forming a huge flywheel growth of online channel, offline channel and social network of people.

Competitive advantages

•	Diversified product groups;

•	Maintain stable relationship with suppliers;

•	Extensive distribution network;

•	Implementation of “Q/BT19510-2017” Quality Assurance Management System);

•	Experienced management team and strong R&D capabilities.

Development Strategy We intend to grow the business through the following key strategies:
•	Product strategy;

•	Technology strategy;

•	Market strategy;

•	Industrial chain strategy.

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Summary of Risk Factors: Risks Related to Our Business and Industry include, but are not limited to, the following:

•	We have limited sources of working capital and will need substantial additional financing;

•	Our limited operating history in the competitive and rapidly evolving industry makes it difficult to evaluate our business and prospects;

•	Price increases in raw materials and sourced products could harm the Company’s financial results;

•	High quality materials for our products may be difficult to obtain or substantially increase our production costs;

•	We operate in a highly competitive industry. Our failure to compete effectively could adversely affect our market share, revenues and growth prospects;

•	We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations;

•	Failure to maintain or enhance our brands or image could have a material adverse effect on our business and results of operations.

Risks Related to Our Corporate Structure include, but are not limited to, the following:

•	We may lose the ability to use and enjoy assets that are material to the operation of certain portion of our business if we go bankrupt or become subject to a dissolution or liquidation proceeding;

•	The custodians or authorized users of our tangible assets, including chops and seals, may fail to fulfill their responsibilities, or misappropriate or misuse these assets, all of which may jeopardize our control.

Risks Related to the Offering and Our Ordinary Shares include, but are not limited to, the following:

•	The price of the Ordinary Shares and other terms of this offering have been determined by us along with our underwriters;

•	There may not be an active, liquid trading market for our Ordinary Shares;

•	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies;

•	You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase our share price;

•	We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

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Corporate Structure

Aibafang Group (International) Holding Co., Ltd. a British Virgin Islands company that holds 100% of Aibafang Group Co., Ltd. which is an exempted company with limited liability incorporated under the laws of the Cayman Islands with no substantive operation.

Aibafang Group Co., Ltd., a Cayman company that holds 100% of our Hong Kong company Aibafang Group HK Limited, and Cayman company is also the issuer of the ordinary shares provided in this prospectus. Prior to this issuance and transaction.

All of our business will be conducted through this company structure.

The following chart illustrates our corporate structure, including our subsidiaries, as of the date of this prospectus. The percentages shown on the following chart represent percentages of equity ownership.

Corporate Information

We were incorporated as Aibafang Group Co., LTD, Cayman corporation. Our principal executive offices are located at Suite#4-210 Governors Square,23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman, KY1-1209, Cayman Islands, and our telephone number is +1-345-945-7676.

Implications Of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company “may take advantage of reduced reporting requirements that are otherwise generally applicable public companies. In particular, as an emerging growth company, we:

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

•	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

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•	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay, “ “say-on frequency” and “say-on-golden-parachute “votes);

•	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act; and

•	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 10-K following the effectiveness of our initial public offering.

We plan to capitalize on the various benefits offered by the reduced reporting requirements and exemptions, such as the extended transition periods for implementing new or revised financial accounting standards as outlined in Section 107 of the JOBS Act. However, our decision to utilize these transition periods may pose challenges when comparing our financial statements to those of non-emerging growth companies and other emerging growth companies that have chosen not to avail themselves of the phase-in periods under Section 107 of the JOBS Act.

In accordance with the provisions outlined in the JOBS Act, we have the opportunity to benefit from the aforementioned reduced reporting requirements and exemptions for a period of up to five years following our initial sale of common equity through a prospectus that has been declared effective under the Securities Act of 1933, as amended. Alternatively, this period may end earlier if we no longer meet the criteria for being classified as an emerging growth company. As per the JOBS Act, we would no longer be considered an “emerging growth company” if our annual revenue exceeds $1.07 billion, the market value of our common stock held by non-affiliates exceeds $700 million, or if we issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Implication of Being a Controlled Company

After this offering, we will continue to be classified as a “controlled company” according to the Nasdaq Stock Market Rules. Consequently, we will be eligible for exemptions from specific corporate governance requirements that are designed to safeguard shareholders of other companies.

We currently meet the criteria to be classified as a “controlled company” according to the Nasdaq Stock Market Rules, as our directors and officers collectively possess over 50% of the voting rights associated with our outstanding common stock. As long as we maintain this controlled company status, we have the option to choose and utilize specific exemptions from corporate governance regulations, such as:

•	an exemption from the rule that a majority of our board of directors must be independent directors;

•	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

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As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

While we currently have no plans to utilize the “controlled company” exemption outlined in the Nasdaq listing rules, it is a possibility that we may choose to do so following the completion of this offering. In the event that we do elect to rely on this exemption, it is important to note that a majority of our board of directors may not be considered independent, and our nominating and corporate governance and compensation committees may not be comprised entirely of independent directors. This decision could have potential adverse effects on our public shareholders, as detailed in the “Risk Factors” section of our documentation under the heading “As a ‘controlled company’ under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements.”

Additionally, pursuant to Nasdaq ‘ s phase-in rules for newly listed companies, we have one year from the date on which we are first listed on Nasdaq to comply fully with the Nasdaq listing standards. We do not plan to rely on the phase-in rules for newly listed companies and will comply fully with the Nasdaq listing standards at the time of listing.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “ Exchange Act “). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Conventions that Apply to this Prospectus Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•	“ Affiliated Entities “ are to our subsidiaries;

•	“ BVI “ are to the British Virgin Islands;

•	“ Aibafang Group “ are Aibafang Group Co., Ltd., which is an exempted company with limited liability incorporated under the laws of Cayman Islands;

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•	“ Aibafang Group HK “ are to Aibafang Group Co., Ltd.’ s wholly owned subsidiary, Aibafang Group HK Limited, a Hong Kong corporation;

•	“ Shares, “ or “ Ordinary Shares “ are to the ordinary shares of the Company;

•	“ US$, “ “ U.S. dollars, “ “ $,” and “ dollars “ refer to the legal currency of the United States;

•	“ we, “ “ us, “ or the “ Company “ are to one or more of Aibafang Group Co., Ltd., and its subsidiaries, as the case may be; and

Unless the context indicates otherwise, all information in this prospectus assumes:

•	the filing and effectiveness of our amended and restated memorandum and articles of associations, which will occur immediately prior to the completion of this offering; and;

•	no exercise by the underwriter of its over-allotment option.

The information contained in this prospectus has been obtained from various sources, including commissioned data and reports as well as publicly available information from consulting and survey firms. We have taken care to ensure that the sources of this information are appropriate, reliable, and reasonable, and have made efforts to accurately extract and reproduce it. We have no reason to believe that the information is false or misleading in any significant way, nor do we believe that any important facts have been omitted. However, we have not independently verified this information, nor can we guarantee its accuracy or completeness. Therefore, we strongly advise investors to exercise caution and not to overly rely on the information, including any statistics and estimates, presented in this prospectus.

Unless otherwise specifically stated or the context otherwise requires, all information in this prospectus assumes that the underwriters have not exercised the option to purchase additional ordinary shares.

We have made rounding adjustments to some of the figures in this prospectus. As a result, the figures shown as totals in some tables may not be the arithmetic sum of the preceding figures.

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THE OFFERING

Issuer:

Number of Shares of Common Stock Outstanding Prior to the Offering:	XXX shares

Number of Shares of Common Stock to be Offered:	XXX shares of common stock (excluding shares of common stock to be issued should the underwriter exercise its over-allotment option))

Price per Share:	$XXX

Over-Allotment Option:

We have granted to the underwriter the option, exercisable for 45 days from the date of closing of this offering, to purchase up to an additional 15% of the total number of shares of common stock to be offered by the Company in this offering.

Number of Shares of Common Stock to be Outstanding after the Offering:	XXX shares of common stock, or XXX Shares of common stock if the underwriter exercises its over-allotment option in full.

Gross Proceeds:	XXX if the underwriter exercises its over-allotment option in full, less underwriter discounts and estimated offering expenses. See “Underwriting.”

Risk Factors:

Investing in these securities involves a high degree of risk.

As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “ Risk Factors “ section of this prospectus before deciding to invest in our common stock.

Use of Proceeds:	We intend to use the proceeds from this offering for software research and development and business expansion. See “ Use of Proceeds “ for more information.

Dividend Policy:	We have no present plans to declare dividends and plan to retain our earnings to continue to grow our business.

Transfer Agent:	XXX LLC

Exchange:

We have applied to list our shares of common stock on the Nasdaq Capital Market. We cannot guarantee that we will be successful in listing on Nasdaq; however, we will not complete this offering unless our common stock is approved for trading on the Nasdaq Capital Market.

Lock-up

Our directors, officers and shareholders have agreed with the underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock for a period of six months after the date of this prospectus.

See “Underwriting” for more information.

Trading Symbol:	FONG

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SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following summary consolidated statements of operations and comprehensive profit data for the fiscal years ended December 31, 2022, summary consolidated balance sheets data as of December 31, and summary consolidated statements of cash flows data for the fiscal years ended December 31, 2022 have been derived from our audited consolidated financial statements included elsewhere in this prospectus.  Our audited consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States (the “U.S. GAAP”).  Our historical results are not necessarily indicative of results expected for future periods.  You should read this “Summary Consolidated Financial and Operating Data” section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included elsewhere in this prospectus.

The following table presents our summary consolidated statements of operations and comprehensive profit data for the periods indicated.

For the Year ended
2022
USD
Revenues	18,343
Cost of revenues	(9,471)
Gross profit	8,872

Operating expenses.
Selling and marketing expenses	(1,754)
General and administrative expenses	(3,586)
Research and development expenses	(258)
Total operating expenses	(5,598)

Operating profit	3,274

Other income/(expenses), net
Financial income, net	6
Other expenses, net	(2)
Total other expenses, net	4

Income before income tax expense	3,278
Income tax expense	(410)
Net income	2,868

Other comprehensive income	437

Total comprehensive income	3,305

Earnings per ordinary share
Basic and Diluted

Weighted average number of ordinary shares outstanding

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The following table presents our summary consolidated balance sheet data for the periods indicated.

As of December 31.
2022
USD

ASSETS
Current assets
Cash and cash equivalents	2,089
Accounts receivable, net	8,527
Inventories	4,192
Prepayments and other current assets	362
Total current assets	15,170

Non-current assets
Property, plant and equipment, net	883
Intangible assets	655
Total non-current assets	1,538

TOTAL ASSETS	16,708

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	1,551
Accrued expenses and other current liabilities	578
Total current liabilities	2,129

Non-current liabilities
Total non-current liabilities	-

Total liabilities	2,129

Commitments and contingencies	-

SHAREHOLDERS’ DEFICIT
Ordinary shares (USD[ ] par value; [ ] shares authorized.	13,928
[ ] shares issued and outstanding as of December 31, 2012
2022, respectively. )*
Retained earnings	214
Accumulated other comprehensive income	437
Total shareholders’ deficit	14,579

TOTAL LIABILITIES AND SHAREHOLDERES’ DEFICIT	16,708

The shares and per share information are presented on a retroactive basis to reflect the restructuring completed on XX, 2023.

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The following table presents our summary consolidated statements of cash flows data for the periods indicated.

For the years ended December 31,
2022
US$
Net cash used in operating activities	(1,301)
Net cash used in investing activities	-
Net cash used in financing activities	-
Net decrease in cash and cash equivalents	(1,301)
Cash and cash equivalents, beginning of the year	3,462
Cash and cash equivalents, end of the year	2,161

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Key Operating Metrics The following table presents certain key operating data as of/for the periods indicated.

	For the year ended December 31,	For the six months ended June 30,
	2022	2023
The number of provinces our products sale	19
The number of provincial agents	1,366
The number of municipal agents	3,324
The number of district-level agents	11,281
The number of prevailing high traffic new media platform we cooperated	3

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RISK FACTORS

Investing in our Ordinary Shares entails a substantial degree of risk. Before making an investment decision, it is crucial to thoroughly evaluate the risks delineated below, along with the information presented in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our consolidated financial statements and accompanying notes. Should any of these risks materialize, they have the potential to significantly and negatively affect our business, financial standing, operational outcomes, or cash flow. This could result in a decline in the trading price of our Ordinary Shares, potentially leading to a partial or complete loss of your investment. It is important to note that the risks mentioned above and in the referenced documents are not exhaustive. There may be additional risks that we currently do not know about or consider to be immaterial, which could also affect our business. Therefore, it is crucial to only consider investing in our Ordinary Shares if you are able to bear the risk of losing your entire investment.

Risks Related to Our Business and Industry

We have limited sources of working capital and will need substantial additional financing

The necessary working capital to implement our business plan is expected to be obtained through various means, such as equity offerings, debt financing, debt-linked securities, equity-linked securities, and revenues generated by our company. However, there is no guarantee that we will generate sufficient revenues to sustain our operations or secure equity or debt financing in the current economic climate. In the event that we do not have enough working capital and are unable to generate adequate revenues or raise additional funds, we may have to delay or reduce the scope of our business plan, postpone certain development and marketing efforts, defer hiring new personnel, or, in severe financial circumstances, significantly curtail or cease our operations.

Thus far, we have primarily relied on internally generated revenues and financing transactions to fund our operations. If we are unable to secure sufficient additional financing, it would have a significant negative impact on our ability to implement our business plan and may require us to significantly reduce or potentially cease our operations. In the near future, we will need to engage in capital-raising transactions, which may result in substantial dilution for our shareholders and involve the issuance of securities with senior rights to existing shares. The success of these financing transactions depends on various factors, including the state of the capital markets, market reception of our company and its business model, and the terms of the offering. There is no guarantee that we will be able to obtain additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Furthermore, even if we do secure such financing, there is no assurance that it will be sufficient to meet our capital requirements and support our operations. Failure to obtain adequate capital in a timely manner and on favorable terms would have a significant negative impact on our revenues, operations, and the value of our ordinary shares and equivalents, potentially leading to the cessation of our operations.

Our limited operating history in the competitive and rapidly evolving industry makes it difficult to evaluate our business and prospects.

We commenced the production of TCMP as our primary products a few years ago. Consequently, our historical operating results may not provide an accurate representation of our current principal lines of business. Therefore, it is advisable to evaluate our future prospects in consideration of the risks and uncertainties commonly faced by early-stage companies operating in dynamic markets, rather than comparing us to typical companies of our age. Some of these risks and uncertainties pertain to our capacity to:

•	attract additional customers and increased spending per customer;

•	increase awareness of our brand and develop customer loyalty;

•	respond to competitive market conditions;

•	manage risks associated with intellectual property rights;

•	respond to changes in our regulatory environment;

•	raise sufficient capital to sustain and expand our business;

•	maintain effective control of our costs and expenses;

•	attract, retain and motivate qualified personnel; and

•	upgrade our technology to support additional research and development of new products.

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If we fail to effectively mitigate any of these risks and uncertainties, our business could experience significant negative impacts.

Price increases in raw materials and sourced products could harm the Company’s financial results.

Our primary raw materials consist of snow lotus, motherwort, angelica, sophora flavescent, and various other herbs and plant extracts. These raw materials are susceptible to fluctuations in prices and inflationary pressures. Our ability to mitigate the impact of rising costs, while simultaneously enhancing margins and market share, plays a crucial role in our overall success. Additionally, the manufacturing of these products is also subject to price volatility, labor costs, and other inflationary pressures, which could potentially lead to higher expenses for sourced goods. Consequently, increases in the prices of raw materials and sourced products may counterbalance our productivity improvements and price adjustments, thereby negatively affecting our financial performance.

High quality materials for our products may be difficult to obtain or substantially increase our production costs.

Raw materials constitute a portion of our manufacturing expenses, and we heavily rely on external suppliers to furnish nearly all of these raw materials. However, there exists the possibility that these suppliers may be incapable or unwilling to provide the required raw materials in the desired quantities, at a price that aligns with our willingness to pay, or that meet our stringent quality criteria. Furthermore, we are susceptible to potential delays in the delivery of raw materials due to circumstances beyond our control, such as disruptions in transportation, delivery setbacks, labor disputes, and alterations in government regulations. The inability to secure a dependable source of raw materials that meet our quality standards could have adverse effects on our operations. Any significant delay or disruption in the supply of raw materials could, among other consequences, substantially escalate the cost of these materials, necessitate the reformulation or repackaging of our products, necessitate the qualification of new suppliers, or result in our inability to fulfill customer demands.

We operate in a highly competitive industry. Our failure to compete effectively could adversely affect our market share, revenues and growth prospects.

The Chinese patent medicine industry faces intense competition and pricing pressures. We anticipate encountering significant competition in terms of both pricing and product offerings. It is likely that several strong competitors will offer products at prices that are equal to or lower than our own. The market is highly responsive to the introduction of new products, which could quickly gain a substantial market share. There is a possibility that one or more of our competitors may gain a significant research advantage, enabling them to offer superior products that are more appealing to consumers. This could put us at a competitive disadvantage. Ongoing pricing pressures, advancements in research, and changes in customer preferences could have a negative impact on our customer base, pricing structure, and overall business performance, financial condition, results of operations, and cash flows.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our achievements can be partially attributed to the expertise in management, sales and marketing, and research and development possessed by key personnel. The continuous growth and operation of our company heavily rely on the services provided by our chairman of the Board and our chief executive officer, who bring valuable industry and management experience. While we currently have no reason to believe that they will cease their services, any interruption or loss of their contributions would have a detrimental impact on our ability to effectively manage our business and pursue our strategic objectives, as well as our financial performance. We cannot guarantee that we will be able to retain their services once their employment terms expire. The departure of these officers could significantly harm our business, financial position, and operating results.

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Failure to maintain or enhance our brands or image could have a material adverse effect on our business and results of operations.

We believe several of our brands, such as “Ai Ba Fa Gu Bao”, “Ai Ba Fa Qing Mei”and “Ai Ba Fa Goddess”, have gained significant recognition from our clients as well as other prominent players in the Chinese patent medicine industry. Our brand plays a crucial role in our sales and marketing endeavors. The ongoing success of our brand and reputation relies heavily on our capacity to meet customer demands through the development of effective and high-quality products, as well as our ability to address competitive pressures. Failure to meet customer needs or any damage to our public image or reputation could lead to a decline in business transactions with our customers, thereby negatively impacting our financial performance.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire these personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

We are faced with the imperative task of attracting, recruiting, and retaining a substantial workforce comprising individuals with strong technical competencies. The competition for senior management and personnel of high caliber is fierce, and the pool of qualified candidates is notably limited. There exists a possibility that we may encounter challenges in retaining the services of our senior executives and personnel, as well as in attracting and retaining top-tier senior executives and personnel in the future. Such a failure could have a significant and detrimental impact on our future growth and financial standing.

If we fail to increase our brand recognition, we may face difficulty in obtaining new customers.

Although our brand is highly regarded in the TCMP industry, we recognize the importance of cost-effectively establishing and strengthening our brand recognition beyond this market. This is crucial for gaining widespread acceptance of our current and future products and services, as well as expanding our customer base. The success of promoting our other brands will largely depend on maintaining a substantial and engaged customer base, implementing effective marketing strategies, and offering reliable and valuable products and services at competitive prices. It is important to note that brand promotion activities may not necessarily result in increased revenue, and even if they do, the additional revenue may not offset the expenses incurred in building our brand. Failure to effectively promote and maintain our brand, or incurring significant expenses in unsuccessful brand-building attempts, could lead to insufficient customer attraction and retention, ultimately negatively impacting our business, operating results, and financial condition.

Our failure to appropriately respond to changing consumer preferences and demand for new products could significantly harm our customer relationships and product sales.

Our business is highly susceptible to fluctuations in consumer trends and preferences. Our ongoing success relies, in part, on our capacity to anticipate and adapt to these changes. However, there is a possibility that we may not be able to respond promptly or effectively to these shifts. In such cases, our customer relationships and product sales could be significantly impacted.

Furthermore, the Chinese patent medicine industry is characterized by dynamic and frequent shifts in demand and the introduction of novel products. Failing to accurately capture these trends may have a detrimental impact on how our stores are perceived by consumers as a dependable source for the latest products. Consequently, this could jeopardize our customer relationships and lead to a decline in market share. The success of our new product offerings hinges on several factors, including our ability to effectively anticipate customer needs, foster innovation and product development, successfully launch new products in a timely manner, competitively price our offerings, ensure adequate manufacturing and timely delivery, and differentiate our products from those of our competitors.

If we fail to introduce new products or make improvements to meet the evolving demands of our customers promptly, some of our products may become outdated, leading to a significant negative impact on our revenue and operational performance.

Any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products.

Regarding the products we make, we need to effectively handle the process of obtaining raw materials and delivering our products. The risk of supply chain disruption is further complicated by the fragmentation of the supply chain and local protectionism. Local governing bodies and physical infrastructure that are established to protect local interests can create transportation challenges for both raw material transportation and product delivery. Moreover, the profitability and quantity of our products may be negatively affected by various limitations within the supply chain, such as competition, government regulations, legal issues, natural disasters, and other unforeseen events that can impact both the availability and price of our supplies. Any of these situations could lead to significant disruptions in our supply chain, manufacturing capabilities, and distribution system, which would have a detrimental effect on our ability to produce and deliver certain products.

Furthermore, some of the raw materials we acquire come from farmers who may face environmental risks beyond their control. If these farmers are unable to manage these environmental issues, it could result in an inconsistent and unstable supply of raw materials.

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If our products do not have the effects intended or cause undesirable side effects, our business may suffer.

While we believe that the ingredients in our current products, which have a long history of human consumption, are safe when used as directed, there is a possibility of undesirable side effects if they are not taken as directed or if consumed by individuals with certain medical conditions. It is important to follow the instructions and any dietary restrictions provided to ensure the intended effects of the products. However, there is no guarantee that these products will have the desired effects or will not cause unforeseen harmful side effects. If any of our current or future products are found to be harmful or receive negative attention due to perceived harmful effects, it could have a significant negative impact on our business, financial situation, and prospects.

Our success depends on our ability to protect our intellectual property.

Our ability to secure and uphold patents for products developed using our technologies, as well as enforce these patents, is crucial for our success. However, there is no guarantee that our current and future patents will be deemed valid and enforceable in cases of infringement by third parties. Additionally, there is a risk that our products may infringe on existing third-party patents or intellectual property. Despite filing additional patent applications, there is no certainty that they will be approved.

Our technologies may not be adequately protected by patents, as they may not have broad enough coverage. Furthermore, our patents could be challenged, invalidated, or bypassed. They may not provide sufficient protection against competitors with similar technology, and may also infringe upon third-party patents or other intellectual property rights, hindering the commercialization of our products.

We depend on our trademarks, trade names, and brand names to differentiate our products from those of our competitors. We have already registered some of these trademarks and plan to register more in the future. However, there is a possibility that third parties may oppose our trademark applications or challenge our use of these trademarks. If our trademarks are successfully challenged, we may be required to change the branding of our products. This could lead to a loss of brand recognition and require us to allocate resources towards advertising and promoting these new brands. Additionally, our competitors may infringe on our trademarks, and we may not have sufficient resources to enforce our trademarks.

Furthermore, we possess undisclosed proprietary knowledge, trade secrets, and ongoing technological advancements that we intend to safeguard through the execution of confidentiality agreements with licensees, suppliers, employees, and consultants. It is possible for these agreements to be violated, and in such instances, there may be insufficient remedies available. Disputes may arise regarding the ownership of intellectual property or the enforceability of confidentiality agreements. Additionally, our competitors may gain access to our trade secrets and proprietary technology through independent development or other means. Failure to obtain patents for products resulting from our research could compromise the confidentiality of information pertaining to these products.

We are subject to evolving regulatory requirements, non-compliance with which, or changes in which, may adversely affect our business and prospects.

As a manufacturer of products intended for human consumption, we are obligated to adhere to the legal and regulatory requirements specific to the Chinese patent medicine industry in the People’s Republic of China (PRC). In the past, we have faced penalties from PRC regulatory authorities due to our failure to comply with their requirements, including noncompliance with the Implement “Q/BT19510-2017” Quality Assurance Management System.

The regulations governing our industry are constantly evolving, making it challenging to accurately interpret and enforce these laws. This uncertainty in the application of regulations can pose risks to our business and operations. Unforeseen outcomes in the interpretation and enforcement of these regulations may have a negative impact on our business. Furthermore, any future changes in regulations may render our business non-compliant or necessitate modifications to our business practices or licensing agreements to ensure compliance. These changes may result in significant costs, which could adversely affect our business and prospects.

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The trading of Chinese patent medicine is regulated by various governmental regulatory authorities in the PRC. Violations of these regulations can lead to substantial penalties that may impact our business, operations, reputation, and financial prospects. For more detailed information, please refer to the section on “Regulations.”

As we proceed with the introduction of new products to our esteemed customers, it is possible that we may need to adhere to further laws and regulations that are currently undetermined. To meet these additional requirements, we may need to obtain necessary certificates, licenses, or permits and allocate additional resources to monitor regulatory and policy developments. Failure to adequately comply with these additional laws and regulations may result in delays or even prevent certain products from being offered to customers, which could have a significant adverse effect on our business, financial condition, and results of operations.

Our healthcare supplements business is exposed to inherent risks associated with product liability and claims for personal injury.

Healthcare supplements are exposed to inherent risks associated with the manufacturing and distribution of healthcare products. These risks include issues related to the adequacy of warnings and the unintentional distribution of counterfeit drugs. Additionally, there is a possibility of product liability claims being made against us for any of the products we sell. As a distributor, we are responsible for paying damages in the event of a successful product liability claim, although there are regulations in place that allow us to seek compensation from the relevant manufacturer. We may also have an obligation to initiate a product recall in the event of any affected products. In the event that we are held responsible for product liability claims, we may be required to provide substantial financial compensation. Additionally, even if we are able to successfully defend ourselves against such claims, the associated legal proceedings may necessitate significant allocation of management, financial, and other resources, potentially causing disruptions to our business operations. Furthermore, our reputation and brand image may also suffer adverse consequences.

Our operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates.

Our past performance may not accurately predict our future growth or financial outcomes. There is no guarantee that we will be able to increase our revenues in the coming periods. Various factors, some of which are beyond our control, could lead to a decline in our growth rates. These factors include reduced customer demand, heightened competition, a slowdown in the overall healthy food industry, scarcity and increased costs of raw materials, as well as changes in government policies or general economic conditions. We are committed to expanding our sales network and product offerings to enhance convenience for our customers and attract a larger customer base. However, the successful execution of our expansion plan is uncertain, and we may not achieve the anticipated growth rates due to the aforementioned reasons. If our growth rates do decline, it could negatively impact investors’ perception of our business and prospects, potentially resulting in a decrease in the market value of our ordinary shares.

We face risks related to research and the ability to develop new TCMP products.

Our company’s progress and longevity hinge upon our capacity to consistently identify, cultivate, and bring to market novel products, as well as to explore and adopt enhanced technology and platforms. Consequently, neglecting to allocate adequate resources to research, disregarding consumer demands, or failing to prioritize cutting-edge technology may result in our current and future products being outperformed by more efficient or advanced offerings from competing firms.

Our management team has limited experience managing a public company.

Most of our management team lacks experience in managing a publicly traded company, engaging with public company investors, and adhering to the increasingly intricate laws governing public companies. Furthermore, some members of our management team have recently been hired, which may impede their ability to effectively and efficiently fulfill their new roles and responsibilities. As we transition into a public company, we will be subject to extensive regulatory oversight and reporting obligations under the U.S. federal securities laws, as well as continuous scrutiny from securities analysts and investors. These new obligations and stakeholders will demand significant attention from our senior management, potentially diverting their focus from the day-to-day operations of our business. Consequently, this could have adverse effects on our business, financial condition, and operating results.

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We may not be successful in expanding a distribution network.

We have plans to enhance our distribution network with the aim of broadening our geographical reach. However, we anticipate facing competition from similar or alternative businesses in terms of distribution, logistics, and products. Consequently, the success of our expansion efforts will rely on several factors, such as our capacity to establish and manage relationships with an expanding customer base, as well as optimize our distribution network. Failure to execute our distribution network expansion as intended could have a significant negative impact on our business, financial standing, and operational outcomes.

We are exposed to potential risks associated with the sale of products sourced from third-party suppliers.

We offer a wide range of products that are manufactured by third-party suppliers, and we do not have direct control over their operations. Although we have implemented processes and procedures to ensure that our suppliers comply with relevant regulations, we cannot guarantee their full compliance. In the event of noncompliance, there is a risk that we may market and distribute contaminated or hazardous products, which could lead to legal liabilities and penalties imposed by government authorities. These consequences could potentially restrict or even eliminate our ability to procure products, thereby negatively impacting our business, financial condition, and operational results.

Potential future acquisitions could potentially hinder our capacity to effectively manage our business operations.

We have the possibility of procuring businesses, technologies, services, or products that align with our primary focus of manufacturing and selling TCMD products. However, such future acquisitions may present certain risks, including challenges related to integrating new products, services, and personnel, unforeseen or undisclosed liabilities, diversion of resources from our current operations, potential difficulty in generating adequate revenue to offset additional costs, expenses associated with acquisitions, and potential damage to relationships with employees and advertising clients as a result of integrating new businesses.

Any of the aforementioned risks have the potential to significantly impede our capacity to effectively oversee our business operations, generate revenue, and achieve net income. In the event that we require additional capital for acquisitions, it may be necessary for us to secure additional debt financing or sell additional equity securities. The procurement of additional debt financing would entail heightened debt service obligations and could potentially impose further operational and financial restrictions, such as covenants or liens on our assets. Similarly, the sale of additional equity securities could lead to further dilution of ownership for our shareholders.

Our business requires a number of permits and licenses in order to carry on their business.

Our pharmaceutical and healthcare supplement products must adhere to specific regulations and obtain necessary permits and licenses, such as the implementation of the “Q/BT19510-2017” Quality Assurance Management System. Additionally, we are obligated to obtain a Pharmaceutical Product Permit.

We cannot guarantee the continuous maintenance of all necessary licenses, permits, and certifications required for our business operations. In the past, there have been instances where we may not have been fully compliant with these requirements. Any failure on our part to obtain and uphold the necessary licenses, permits, and certifications could significantly impact our business, financial standing, and operational outcomes. Furthermore, the inability to renew these licenses, permits, and certifications could cause substantial disruptions and hinder our ability to continue conducting business.

We may be subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions, and similar laws, and noncompliance with such laws can subject us to administrative, civil, and criminal penalties, collateral consequences, remedial measures, and legal expenses, all of which could adversely affect our business, results of operations, financial condition, and reputation.

We may be subject to various laws and regulations related to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions, and similar matters in the jurisdictions where we operate. These include the U.S. Foreign Corrupt Practices Act (FCPA) and other anti-corruption laws and regulations. The FCPA prohibits us, as well as our officers, directors, employees, and business partners acting on our behalf, from engaging in corrupt practices such as offering, promising, authorizing, or providing anything of value to foreign officials in order to influence official decisions or gain business advantages. Additionally, the FCPA requires us to maintain accurate books, records, and accounts that reflect our financial transactions and to establish effective internal accounting controls. Non-compliance with these laws and regulations could have negative consequences for our business, reputation, financial position, and financial performance.

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We engage in direct or indirect interactions with officials and employees of government agencies and state-owned affiliated entities as part of our regular business operations. Additionally, we collaborate with government agencies and state-owned affiliated entities on various business ventures. These interactions expose us to an increasing level of concerns related to compliance. To address this, we have implemented specific policies and procedures aimed at ensuring compliance with relevant laws and regulations, including those pertaining to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions, and similar matters. However, it is possible that our existing policies and procedures may not be entirely adequate, and there is a risk that our directors, officers, employees, and business partners may engage in improper conduct, for which we could be held accountable.

Failure to comply with laws related to anti-corruption, anti-bribery, anti-money laundering, or financial and economic sanctions may expose us to whistleblower complaints, negative media attention, investigations, and significant administrative, civil, and criminal penalties. Additionally, there may be secondary repercussions, such as remedial actions and legal costs, which could have a substantial and detrimental impact on our business, reputation, financial standing, and operational outcomes.

Misconducts, including illegal, fraudulent or collusive activities, by our employees, distributors, retailers and suppliers, may harm our brand and reputation and adversely affect our business and results of operations.

Misconduct, encompassing illegal, fraudulent, or collusive actions, as well as unauthorized business practices and misuse of corporate authorization by our employees, contractors, distributors, retailers, suppliers, and other business partners, may result in potential liability and negative publicity for our company. Our employees, distributors, retailers, suppliers, and farmers may engage in fraudulent activities or violate local laws and regulations, such as accepting or making payments to bypass our internal system and engage in unofficial or unauthorized transactions, disclosing customer information to competitors or third parties for personal gain, or submitting false reimbursement claims. These actions may also contravene unfair competition laws, exposing us to allegations and risks of unfair competition. We cannot guarantee that such incidents will not occur in the future. Identifying and deterring such misconduct is not always feasible, and the precautions we implement to detect and prevent these activities may not always be effective. Such misconduct has the potential to harm our brand and reputation, thereby adversely impacting our business and financial performance.

We may be subject to legal proceedings in the ordinary course of our business. If the outcomes of these proceedings are averse to us, it could have a material adverse effect on our business, results of operations, and financial condition.

We may encounter legal proceedings as a regular part of our business operations, which could significantly impact our business, financial condition, and operating results. Various parties, including our customers, competitors, governmental entities conducting civil or criminal investigations, and other entities, may bring claims against us alleging violations of laws. These claims may be based on a range of legal frameworks, such as product liability, intellectual property, labor and employment, securities, tort, contract, property, and employee benefit laws. There is no assurance that we will successfully defend ourselves in legal and administrative actions or assert our rights under these laws. Moreover, even if we do prevail in such actions or assert our rights, enforcing them against the involved parties may prove to be costly, time-consuming, and ultimately ineffective. These legal actions could also expose us to adverse publicity, substantial financial damages, legal defense expenses, injunctions, and criminal, civil, and administrative fines and penalties.

Adverse publicity associated with our products, ingredients or network marketing program, or those of similar companies, could harm our financial condition and operating results.

The success of our operations can be greatly influenced by the public’s perception of our product and other companies in the same industry. This perception is contingent upon the opinions regarding:

•	the safety and quality of our products and ingredients;

•	the safety and quality of similar products and ingredients distributed by other companies; and

•	our sales force.

Negative publicity related to our compliance with laws and regulations regarding product claims, advertising, and manufacturing practices, as well as other aspects of our business, could harm our reputation and hinder our sales and revenue generation. Furthermore, the perception of our products’ safety and quality, as well as similar products offered by other companies, can be significantly influenced by media coverage, scientific research, product liability claims, and other forms of publicity. Whether accurate or not, adverse publicity that links the consumption of our products or ingredients, or similar products and ingredients, to illness or other negative effects, questions the efficacy of our products, or alleges labeling inaccuracies or improper usage instructions, has the potential to damage our reputation and reduce market demand for our products.

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If we are unable to manage our growth or execute our strategies effectively, our business and prospects may be materially and adversely affected.

In order to support our expansion, it is anticipated that we will need to implement a range of new and enhanced operational and financial systems, procedures, and controls. This includes the enhancement of our accounting and other internal management systems. Additionally, we will need to continue expanding, training, managing, and motivating our workforce, as well as effectively managing our relationships with customers, third-party suppliers, farmers, and distributors. It is important to note that these endeavors come with inherent risks and will require significant management effort and substantial additional expenditures. There is a possibility that we may encounter challenges in managing our growth or executing our strategies effectively, and any failure to do so could have a significant negative impact on our business and prospects.

The wide variety of payment methods that we accept subjects us to third-party payment processing-related risks.

We offer customers various payment options, such as bank transfers, online payments, and debit and credit cards issued by banks. However, it is important to note that there is a risk of fraudulent activities and other illegal actions associated with these payment methods. Additionally, we are obligated to adhere to regulations and requirements governing electronic funds transfers, which may undergo changes or reinterpretation that could potentially hinder or prevent our compliance. Failure to comply with these rules and requirements may result in fines, increased transaction fees, and the loss of our ability to accept online payments, debit card or credit card payments, process electronic funds transfers, or facilitate other forms of online payments. Such consequences could have a significant negative impact on our business, financial position, and operational outcomes.

We may not be able to obtain the additional capital we need in a timely manner or on acceptable or favorable terms, or at all.

We may need to secure additional financial resources in the event of operating losses or the expansion and advancement of our business. If our current cash reserves are insufficient to meet our needs, we may explore options such as issuing more equity or debt securities or obtaining new or expanded credit facilities. However, our ability to secure external financing is uncertain and dependent on various factors, including our future financial condition, operational performance, cash flow, share price performance, and the availability of capital and lending opportunities in the global market. There is no guarantee that we will be able to raise additional capital on terms that are acceptable or favorable to us, or even at all, particularly if we encounter disappointing operating results. Furthermore, taking on debt would increase our fixed obligations and potentially impose operational restrictions through covenants. Issuing equity or equity-linked securities could also result in significant dilution for our existing shareholders. Failing to secure the necessary funds on favorable terms, or at all, could severely limit our liquidity and have a significant negative impact on our business, financial condition, and future prospects.

Uncertainties with respect to the outcome of our potential administrative and court proceedings could have a material adverse effect on our business, results of operations, financial condition and prospects, and cause the price of our ordinary shares to decline.

Occasionally, it may be necessary for us to utilize administrative and legal proceedings in order to uphold our legal entitlements. Nevertheless, assessing the potential outcomes of such proceedings and the extent of our legal safeguards can prove challenging. We may not always be cognizant of any potential breaches of our policies and regulations. These uncertainties have the potential to hinder our contractual, property, and procedural rights, thereby negatively impacting our business, financial performance, and future prospects.

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We face significant competition in industries experiencing rapid technological change, and there is a possibility that our competitors may achieve regulatory approval and develop new product candidates before us, which may harm our financial condition and our ability to successfully market or commercialize any of our product candidates.

The pharmaceutical industry is marked by intense competition, evolving technologies, and a strong focus on intellectual property. We anticipate facing competition from major pharmaceutical companies for our current and future product candidates. Additionally, academic institutions, government agencies, and other research organizations, both public and private, may also pose as potential competitors as they engage in research, patent protection, and collaborative efforts in the areas of pharmaceuticals and healthcare products.

We face competition from manufacturers who produce products that are comparable to ours. These companies offer similar products and some may possess greater assets, resources, and a larger market presence. However, we are confident in our ability to compete with these rivals due to the distinctive assortment of our products and their competitive pricing.

Some of our current or potential competitors possess significantly greater financial resources and expertise in various areas such as research and development, manufacturing, product testing, regulatory approvals, and marketing. The pharmaceutical and consumer healthcare industries have seen mergers and acquisitions that further concentrate resources among a smaller number of competitors. Smaller or early-stage companies may also emerge as significant competitors, especially through collaborative arrangements with larger and established companies. These competitors not only challenge us in recruiting and retaining qualified scientific and management personnel, but also in acquiring technologies that complement or are necessary for our research and development projects. Our commercial prospects may be diminished or eliminated if our competitors successfully develop and commercialize products that are more effective, convenient, or cost-effective compared to our own products, whether developed independently or in collaboration. Moreover, it is possible that our competitors may secure regulatory authorization for their products more swiftly than we can for ours, thereby establishing a dominant market position prior to the introduction of our new products. Furthermore, advancements in technologies by our competitors may render our product candidates economically unfeasible or outdated, and we or our partners may encounter challenges in effectively promoting any product candidates we develop in the presence of competition. The availability of our competitors’ products could also limit the demand for our own products and impact the prices we can charge.

There is a possibility that future investments in and acquisitions of assets, technologies, and businesses that are complementary to our operations may not be successful. This could lead to a dilution of equity and earnings, as well as a significant diversion of management’s focus and resources.

We have the potential to invest in or acquire assets, technologies, and businesses that complement our current operations. However, it is important to note that these investments or acquisitions may not produce the anticipated outcomes. Acquiring and expanding our business carries various risks, including challenges in retaining and integrating personnel, difficulties in assimilating the operations and culture of acquired businesses, diversion of management attention and resources, lack of industry and market knowledge in new ventures, compliance issues with laws and regulations related to acquisitions, and failure to identify potential problems during the due diligence process. Furthermore, these acquisitions and expansions may strain our capital, personnel, and management resources, potentially hindering our ability to effectively manage our growth. Additionally, any new acquisition or expansion plans may result in inheriting debts and liabilities, assuming legal liabilities associated with the new businesses, and incurring impairment charges related to goodwill and intangible assets. These factors have the potential to negatively impact our business, financial condition, and future prospects.

If we fail to maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud.

Prior to the initiation of this offering, our company functioned as a privately owned entity with limited accounting personnel and resources allocated to addressing our internal control over financial reporting. Consequently, our management has not yet conducted a comprehensive assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of the same. Throughout the process of preparing and auditing our consolidated financial statements for the years ending December 31, 2021 and 2022, both our company and our independent registered public accounting firm have identified two notable deficiencies in our internal control over financial reporting as of December 31, 2022, in accordance with the standards established by the Public Company Accounting Oversight Board (PCAOB).

The identified material weaknesses pertain to several areas within our organization. Firstly, we lack sufficient personnel with the necessary expertise in U.S. GAAP and SEC reporting requirements to effectively address technical accounting issues, prepare financial statements, and ensure compliance with these standards. Secondly, we do not have a formal risk assessment process or internal control framework in place for financial reporting. Lastly, our IT environment lacks adequate controls, particularly in the areas of logical security, system change management, IT operations, and cyber security monitoring activities. If these material weaknesses are not addressed in a timely manner, there is a risk of significant misstatements in our consolidated financial statements in the future. It is important to note that prior to this offering, neither we nor our independent registered public accounting firm conducted a comprehensive assessment of our internal control to identify and report material weaknesses and other control deficiencies. If such an assessment had been performed, additional deficiencies may have been discovered.

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To address the material weaknesses identified in our internal control over financial reporting, we have initiated and will continue to implement measures aimed at improving our internal control. For more detailed information, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Internal Control over Financial Reporting.” It is important to note, however, that the implementation of these measures may not completely resolve the material weaknesses identified, and we are unable to assert that they have been fully remedied. Failure to rectify these material weaknesses or to identify and address any other material weaknesses or deficiencies could lead to inaccuracies in our financial statements and impede our ability to comply with relevant financial reporting requirements and regulatory filings in a timely manner. Additionally, ineffective internal control over financial reporting could significantly impede our ability to prevent fraudulent activities.

We have a legal obligation to adhere to the provisions outlined in the Sarbanes-Oxley Act of 2002. Specifically, Section 404 of this Act mandates that we include a management report in our annual report on Form 20-F, assessing the effectiveness of our internal control over financial reporting. This requirement becomes applicable in our second annual report on Form 20-F after our transition to a public company. Furthermore, once we no longer qualify as an “emerging growth company” as defined in the JOBS Act, our independent registered public accounting firm must provide an attestation and report on the effectiveness of our internal control over financial reporting. It is conceivable that our management may determine that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control is effective, our independent registered public accounting firm may issue a report with an adverse opinion if it is dissatisfied with our internal controls or the manner in which they are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. As a publicly traded company, our reporting obligations may impose a significant burden on our management, operational, and financial resources and systems in the foreseeable future. It is possible that we may encounter challenges in completing our evaluation testing and any necessary remediation within the expected timeframe.

In the course of documenting and testing our internal control procedures to comply with the provisions of Section 404, it is conceivable that we may uncover further weaknesses and deficiencies in our internal control over financial reporting. Neglecting to uphold the sufficiency of our internal control over financial reporting, as these standards are revised, supplemented, or modified, may impede our ability to consistently assert that we possess effective internal control over financial reporting in accordance with Section 404. In the event that we are unable to establish and maintain an effective internal control environment, there is a risk of significant errors in our financial statements and potential difficulties in complying with relevant financial reporting obligations and regulatory filings within the required timeframe. Consequently, our business, financial performance, financial position, prospects, and the market value of our ordinary shares may be materially and adversely impacted. Furthermore, ineffective internal control over financial reporting could expose us to an elevated risk of fraudulent activities or misuse of corporate assets, as well as potential consequences such as delisting from the stock exchange where we are listed, regulatory investigations, and civil or criminal penalties. It may also be necessary for us to restate our financial statements for previous periods.

We have limited insurance coverage, which may not be sufficient to cover our business risks.

While our business has obtained insurance coverage for certain assets and property, it is important to note that the extent and amount of coverage may not adequately protect us from potential losses. In the event of significant losses or liabilities arising from fire, explosions, floods, natural disasters, accidents, or business interruptions, our financial performance could be materially and adversely impacted.

Furthermore, any risks that are not covered by insurance could result in substantial costs and the diversion of resources. We cannot guarantee that our insurance coverage will be sufficient to prevent any losses or that we will be able to successfully claim our losses in a timely manner, if at all. If we experience any losses that are not covered by our insurance policies, or if the compensation received is significantly less than the actual loss incurred, our business, financial condition, and prospects could be materially and adversely affected.

We face risks related to natural disasters, health epidemics, civil and social disruption and other outbreaks, which could significantly disrupt our operations.

Our business may face negative consequences due to various events such as fires, floods, typhoons, earthquakes, power outages, telecommunication failures, burglaries, wars, riots, terrorist attacks, strikes, civil or social unrest, or similar occurrences. These events could lead to interruptions in our servers, breakdowns in our systems, failures in our technology platforms, or internet outages. Consequently, there is a risk of data loss or corruption, as well as malfunctions in our software, hardware, storage, and network.

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Furthermore, in recent years, there have been outbreaks of epidemics on a global scale. If any of our employees are suspected of having H1N1 flu, avian flu, or another epidemic, it could disrupt our normal business operations. This disruption may necessitate the quarantine of our employees and/or the disinfection of our offices. As a result, our financial performance could be negatively impacted.

Additionally, our financial results could be adversely affected if any of these extraordinary events harm the global economy as a whole.

Our business, results of operations and financial condition have been and may continue to be affected by any recurrence of the COVID-19 pandemic.

Numerous countries and regions have experienced significant repercussions as a result of the COVID-19 pandemic. In response, the respective governments have implemented various measures to mitigate the spread of the virus, such as quarantine protocols, travel restrictions, and periodic stay-at-home orders. Although many of these restrictive measures have been lifted as the pandemic situation improves, uncertainties regarding the future progression of the outbreak persist. To minimize the impact of COVID-19 on our operations, we have implemented several measures, including the transition of our employees to remote work and the provision of necessary devices to facilitate remote operations during this challenging period. For a comprehensive understanding of the effects of the COVID-19 pandemic on our business operations and the corresponding measures we have undertaken, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Effects of the COVID-19 Pandemic.”

Our financial performance and operational results have been and may continue to be negatively affected by the long-term economic impact of COVID-19 on a global or regional scale. If future waves of the virus disrupt normal business operations, we may encounter operational challenges and be required to implement remote work arrangements and other measures to mitigate the impact. Furthermore, if our customers face operational and financial difficulties due to the pandemic, their demands for our products or services may stagnate. It is currently not possible to reasonably estimate the duration and extent of the disruptions to our business, lower demands, or price pressures on our financial performance. The impact of the COVID-19 pandemic on our operations will depend on uncertain future developments, including the availability and effectiveness of new vaccines and the emergence of new variants of the virus, among other factors.

The war in Ukraine could materially and adversely affect our business and results of operations.

The recent conflict in Ukraine has had a significant impact on global economic markets, particularly in the oil and gas sector, with prices experiencing a sharp increase. The resolution of this conflict remains uncertain, and if it continues without a clear resolution, it could cause long-lasting and severe damage to the global economy. As a result of Russia’s military interventions in Ukraine, there is a possibility of additional sanctions being imposed by the United States, European Union, and other countries against Russia. These military actions and subsequent sanctions could have adverse effects on global energy and financial markets, potentially impacting our business, as well as the businesses of our customers and suppliers.

However, it is important to note that as of the date of this document, our company and its subsidiaries do not have any operations, assets, or business contracts with entities in Russia or Ukraine. We also do not have any knowledge regarding the business activities or assets of our customers and suppliers in these regions. Therefore, we do not anticipate any significant impact on our business operations, including pricing, supply and export, consumer demand, raw material procurement, and the supply chain, as a result of Russia’s invasion of Ukraine. Furthermore, we believe that the cybersecurity risks in our supply chain are not significant, and there has been no increase in the risk of potential cyberattacks on our company by state actors or others since the invasion.

It is important to acknowledge that the extent and duration of the military action, sanctions, and resulting market disruptions are unpredictable but could be substantial. Any disruptions caused by Russian military actions or resulting sanctions may amplify the impact of other risks outlined in this section. Given the rapidly evolving nature of the conflict and governmental responses, we cannot predict the progress or outcome of the situation in Ukraine. Prolonged unrest, escalated military activities, or more extensive sanctions affecting the region could have a material adverse effect on the global economy, which, in turn, could have a material adverse effect on our business, financial condition, results of operations, and prospects.

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Any global systemic economic and financial crisis could negatively affect our business, results of operations and financial condition.

Our company’s performance, financial stability, and future prospects could be adversely affected by an extended period of economic downturn on a global scale. Since 2008, the global financial markets have experienced significant disruptions, with the United States, Europe, and other economies going through periods of recession. The recovery from the lows of 2008 and 2009 has been uneven, and new challenges have emerged, such as the escalation of the European sovereign debt crisis since 2011 and the slowdown of Chinese economic growth since 2012, which may persist. The recent market panics triggered by the global outbreak of the coronavirus COVID-19 and the decline in oil prices have had a substantial and negative impact on the global financial markets in March 2020, potentially leading to a slowdown in the global economy. Additionally, concerns over political unrest in Ukraine, the Middle East, and Africa have contributed to volatility in financial and other markets.

Risks Related to Our Corporate Structure

We may lose the ability to use and enjoy assets that are material to the operation of certain portion of our business if we go bankrupt or become subject to a dissolution or liquidation proceeding.

As per our contractual agreements, we possess certain assets that hold significant importance in the functioning of specific aspects of our business, including intellectual property and licenses. In the event of our insolvency, if any or all of these assets become subject to liens or claims by third-party creditors, it may impede our ability to continue certain or all of our business operations. This could have a substantial and unfavorable impact on our business, financial standing, and operational outcomes. As stipulated in the contractual arrangements, we are prohibited from selling, transferring, mortgaging, or disposing of these assets or any legal or beneficial interests in the business without obtaining our prior consent. In the event of a voluntary or involuntary liquidation process, independent third-party creditors may assert rights over these assets, thereby obstructing our ability to conduct business. This could significantly and adversely affect our business, financial position, and operational results.

The custodians or authorized users of our tangible assets, including chops and seals, may fail to fulfill their responsibilities, or misappropriate or misuse these assets, all of which may jeopardize our control.

In corporate transactions, it is customary to formalize legal documents such as agreements and contracts by affixing the official chop or seal of the signing entity, or by obtaining the signature of a legally authorized representative whose designation has been duly registered.

In order to ensure the proper use and security of our official stamps and seals, we have implemented internal control procedures and regulations. Whenever there is a need to utilize these stamps and seals, designated personnel are required to submit an application through our office automation system. The application is then thoroughly examined and approved by authorized employees in accordance with our established internal control procedures and rules. Furthermore, to safeguard the physical integrity of our stamps and seals, we store them in secure locations that are accessible only to authorized personnel. While we do monitor these authorized individuals, it is important to acknowledge that these procedures may not be entirely foolproof in preventing all instances of misuse or negligence. There is a potential risk that our employees may abuse their authority, such as by entering into unauthorized contracts or attempting to gain control over our subsidiaries or our organization as a whole. If any employee were to obtain, misuse, or misappropriate our stamps and seals or other controlling intangible assets, it could result in disruptions to our regular business operations. In such cases, we may be compelled to take corporate or legal action, which could consume significant time and resources to resolve and divert management attention away from our core operations.

Risks Related to the Offering and Our Ordinary Shares

The price of the Ordinary Shares and other terms of this offering have been determined by us along with our underwriters.

If you decide to acquire our Ordinary Shares through this offering, you will be required to pay a price that was not determined through a competitive market process. Instead, the price has been established by us in collaboration with our Underwriters. It is important to note that the offering price for our Ordinary Shares may not be related to our assets, book value, historical financial performance, or any other established measure of value. Furthermore, the trading price of the Ordinary Shares, if any, in any potential future market, which cannot be guaranteed, may be either higher or lower than the price you paid for our Ordinary Shares.

There may not be an active, liquid trading market for our Ordinary Shares.

Before this offering was completed, there was no public market for our Ordinary Shares. It is uncertain whether an active trading market for our shares will develop or be sustained after this offering. If trading in our shares is not active, you may not be able to sell your shares at the market price, or possibly not at all. The initial public offering price was determined through negotiations between us and our advisors, taking into account various factors. It should be noted that the initial public offering price may not accurately reflect the prices that will be observed in the trading market.

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Potential future sales of shares may have a negative impact on the market value of our Ordinary Shares in the event of a successful listing on NASDAQ or other stock exchanges. This is because the introduction of a significant quantity of outstanding Ordinary Shares into the public market could potentially decrease the price of our Ordinary Shares.

The value of our shares in the market may decrease due to the sale of large quantities of our shares in the public market, or the perception that such sales may occur. Furthermore, these factors may pose challenges for us in raising funds through future offerings of our Ordinary Shares. Prior to the completion of this offering, there will be a total of [XXX] Ordinary Shares outstanding, all of which, except for those held by management, are or will be freely tradable immediately upon the effectiveness of this registration statement. All shares sold in the offering will be freely transferable without any restrictions or further registration under the Securities Act. The remaining shares will be classified as “restricted securities” as defined in Rule 144. These shares may be sold without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. Please refer to the section titled “Shares Eligible for Future Sale” for more information.

The market value of our common shares is expected to exhibit significant fluctuations, potentially leading to substantial financial losses for investors.

The trading price of our ordinary shares is expected to exhibit significant volatility and may experience substantial fluctuations due to factors that are beyond our influence. This can be attributed to various market and industry factors, such as the performance and volatility of the market prices of other companies that have listed their securities in the United States. Furthermore, the price and trading volume of our ordinary shares may also be subject to high levels of volatility as a result of factors specific to our own operations, which include the following:

•	fluctuations in operating metrics;

•	actual or anticipated variations in our revenues, earnings, cash flow, and changes or revisions of our expected results;

•	announcements of new investments, acquisitions, strategic partnerships, or joint ventures by us or our competitors;

•	announcements of new products and services and expansions by us or our competitors;

•	changes in financial estimates by securities analysts;

•	announcements of studies and reports relating to the quality of our product and service offerings or those of our competitors;

•	changes in the economic performance or market valuations of other companies in our industry;

•	detrimental negative publicity about us, our competitors, or our industry;

•	additions or departures of key personnel;

•	regulatory developments affect us or our industry;

•	general economic or political conditions in the world;

•	potential litigation or regulatory investigations.

Various factors can lead to significant and abrupt fluctuations in the trading volume and price of ordinary shares. Additionally, the stock market as a whole frequently undergoes price and volume fluctuations that may not necessarily align with the operational performance of companies such as ours. These broad market and industry fluctuations have the potential to negatively impact the market price of our ordinary shares. Moreover, volatility or a lack of positive performance in the price of our ordinary shares may also have adverse effects on our capacity to retain crucial employees, many of whom have been granted equity incentives.

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If securities or industry analysts cease to publish research or reports about our business, or if they adversely change their recommendations regarding the ordinary shares, the market price for the ordinary shares and trading volume could decline.

The performance of the ordinary shares in the trading market can be impacted by research or reports published by industry or securities analysts regarding our business. In the event that one or more analysts who provide coverage on our company downgrade the ordinary shares, it is probable that the market price for these shares would decrease. Furthermore, if any of these analysts discontinue their coverage or fail to consistently publish reports on our company, we may experience reduced visibility in the financial markets. This, in turn, could lead to a decline in the market price or trading volume of the ordinary shares.

Substantial future sales or perceived potential sales of our ordinary shares in the public market could cause the price of our ordinary shares to decline.

The sale of our ordinary shares in the public market subsequent to this offering, or the perception that such sales may occur, has the potential to cause a decrease in the market price of our ordinary shares. All ordinary shares sold in this offering will be freely transferable without any restrictions or additional registration under the Securities Act. The remaining ordinary shares that have been issued and are outstanding after this offering and the concurrent private placements will be eligible for sale once the lock-up period of [•] days, commencing from the date of this prospectus, has expired. However, the sale of these shares will be subject to certain volume and other restrictions as outlined in Rules 144 and 701 under the Securities Act. Our pre-IPO shareholders may have the ability to sell their ordinary shares under Rule 144 following the completion of this offering. As these shareholders acquired their shares at a lower price per share compared to participants in this offering, they may be more inclined to accept a lower sales price than the IPO price when they are able to sell their pre-IPO shares under Rule 144. This circumstance could potentially impact the trading price of the ordinary shares after the completion of the offering, to the detriment of participants in this offering. Under Rule 144, our pre-IPO shareholders must meet certain requirements, including a specified holding period, before they can sell their shares. If any shares are released and sold into the market prior to the expiration of the lock-up period, it could result in a decline in the market price of our ordinary shares.

The requirements of being a public company may strain our resources and divert management’s attention.

As a publicly traded company, we will be obligated to comply with various reporting requirements outlined in the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we are listed, and other relevant securities rules and regulations. Despite the recent reforms introduced by the JOBS Act, adhering to these rules and regulations will inevitably lead to increased costs in legal, accounting, and financial compliance, as well as investor relations and public relations expenses. Additionally, certain activities may become more challenging, time-consuming, or costly, placing greater demands on our systems and resources, particularly once we are no longer classified as an “emerging growth company.” The Exchange Act mandates the submission of annual, quarterly, and current reports pertaining to our business and operating results, as well as proxy statements.

The disclosure of information in this prospectus and the filings required of a public company will enhance the visibility of our business and financial condition, potentially exposing us to litigation from competitors and other third parties. Successful claims could harm our business and operating results, while even claims that do not result in litigation or are resolved in our favor could divert management resources and negatively impact our business, brand, reputation, and financial performance.

Furthermore, we anticipate that being a public company and complying with these new rules and regulations will increase the cost of obtaining director and officer liability insurance. We may be compelled to accept reduced coverage or incur significantly higher costs to secure adequate coverage. These factors may also pose challenges in attracting and retaining qualified individuals for our board of directors, particularly for positions on our audit committee and compensation committee, as well as qualified executive officers.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon the successful conclusion of this offering, our company will transition into a publicly traded entity in the United States. As a publicly traded company, we will be obligated to submit periodic reports to the Securities and Exchange Commission whenever significant matters arise that impact our company and its shareholders. While we may be able to maintain confidentiality for certain developments, there will be instances where we will be required to disclose material agreements or financial results that would not have been necessary if we were a privately held company. Consequently, our competitors may gain access to this information, which would otherwise remain confidential, potentially granting them a competitive advantage over our company. Furthermore, as a U.S. public company, we will be subject to U.S. laws that our competitors, primarily private Chinese companies, are not obligated to adhere to. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public Company status could affect our results of operations.

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We currently do not expect to pay dividends in the foreseeable future after this offering and you must rely on price appreciation of our ordinary shares for return on your investment.

We plan to retain the majority, if not all, of our available funds and future earnings from this offering to support our development and expansion. Consequently, we do not anticipate distributing any cash dividends in the foreseeable future. Therefore, it is not advisable to rely on an investment in our ordinary shares as a means of generating dividend income.

Our board of directors has full discretion in determining whether to distribute dividends, subject to specific requirements under Cayman Islands law. Additionally, our shareholders have the ability to declare a dividend through an ordinary resolution, but the amount cannot exceed the recommendation of our directors. According to Cayman Islands law, a company may pay dividends from either its profits or share premium account, provided that doing so does not hinder the company’s ability to meet its financial obligations in the normal course of business. Even if our board of directors decides to declare and distribute dividends, the timing, amount, and form of such dividends, if any, will depend on our future financial performance, cash flow, capital needs, surplus, distributions received from operating entities, contractual restrictions, and other factors deemed relevant by our board of directors. Consequently, any return on your investment in our ordinary shares will likely be contingent on the future appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value following this offering, or even maintain the price at which you purchased them. It is possible that you may not realize any return on your investment in our ordinary shares, and there is a risk of losing your entire investment.

We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

To the extent that we exceed the necessary funds outlined in the “Use of Proceeds” section or determine that the proposed uses are no longer in the best interest of our company, we are unable to definitively specify how the net proceeds from our initial public offering will be utilized. Our management will have significant discretion in allocating these funds, which may include using them for working capital and other general corporate purposes. It is possible that our management’s decisions regarding the use of these proceeds may not align with the preferences of our shareholders. Ineffective allocation of these funds by our management could have negative implications for our business and financial standing. Until they are utilized, the net proceeds from our initial public offering may be invested in a manner that does not generate income or may even result in a loss of value.

Nasdaq may impose additional and more rigorous requirements for both our initial listing and ongoing listing due to our intention to conduct a limited public offering and the significant ownership of listed securities by insiders.

Nasdaq Listing Rule 5101 grants Nasdaq broad discretionary authority in determining the initial and continued listing of securities on its platform. Nasdaq may exercise this discretion to deny initial listing, impose stricter criteria for listing, or suspend or delist specific securities based on any event, condition, or circumstance that Nasdaq deems unsuitable for listing, even if the securities meet all specified criteria. Nasdaq has previously exercised its discretion to deny or impose stricter criteria for listing in cases such as when a company engages an auditor that has not been inspected by PCAOB, when a company plans a small public offering resulting in a significant portion of securities being held by insiders, and when a company lacks sufficient connection to the U.S. capital market. Given that our initial public offering will be relatively small and insiders will hold a significant portion of our listed securities, Nasdaq may apply additional and stricter criteria for our listing, potentially resulting in delays or even denial of our application.

Our directors and officers, as a group, will possess a combined ownership stake of [XX] % in the overall voting power of our outstanding ordinary shares upon the conclusion of this offering, provided that the underwriters do not exercise their over-allotment option.

Our directors and officers will collectively possess a combined [XX] % of the total voting power of our outstanding ordinary shares immediately following the conclusion of this offering. These individuals hold significant influence in determining the outcome of various ce transactions or matters presented to shareholders for approval, such as mergers, consolidations, director elections, and other significant corporate actions. When their interests align and they vote in unison, these beneficial owners also possess the ability to prevent or initiate a change in control. Without the consent of some or all of these shareholders, we may be restricted from engaging in transactions that could be advantageous to us or our minority shareholders. It is important to note that the interests of these beneficial owners may differ from those of our other shareholders. The concentration of ownership in our ordinary shares may result in a substantial decrease in their value. For further details regarding our beneficial owners and their affiliated entities, please refer to the “Principal Shareholders” section.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are a company incorporated in the Cayman Islands and operate under the laws and regulations of this jurisdiction. Our corporate governance is guided by our memorandum and articles of association, the Companies Act of the Cayman Islands, and the common law of the Cayman Islands. The rights of our shareholders to take legal action against our directors, the rights of minority shareholders, and the fiduciary duties of our directors are largely determined by the common law of the Cayman Islands. This body of law is influenced by limited judicial precedent within the Cayman Islands and the common law of England, which holds persuasive authority but is not binding in Cayman Islands courts. It is important to note that the rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law may not be as clearly defined as they would be under statutes or judicial precedents in certain jurisdictions within the United States. Specifically, the Cayman Islands has a less developed framework of securities laws compared to the United States. Some U.S. states, such as Delaware, have more comprehensive and judicially interpreted bodies of corporate law than the Cayman Islands. Furthermore, Cayman Islands companies may not have the legal standing to initiate a shareholder derivative action in a federal court in the United States.

Shareholders of Cayman Islands exempted companies, such as ourselves, do not possess general rights under Cayman Islands legislation to access corporate records, except for the memorandum and articles of association, special resolutions, and the register of mortgages and charges. Our directors hold discretionary power, as outlined in our post-offering memorandum and articles of association, which will take effect immediately prior to the completion of this offering. They may decide whether or not, and under what conditions, our corporate records can be inspected by shareholders, but they are not obligated to provide access. Consequently, obtaining the necessary information to establish facts for a shareholder motion or to solicit proxies from other shareholders in a proxy contest may prove more challenging.

As a consequence of the aforementioned circumstances, our public shareholders may encounter greater difficulty in safeguarding their interests when faced with actions taken by management, members of our board of directors, or controlling shareholders, compared to being public shareholders of a company incorporated in the United States. For a comprehensive discussion on the significant differences between the provisions of the Companies Act of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, please refer to the section titled “Description of Share Capital-Differences in Corporate Law.”

Our choice of forum provisions in our Articles of Association may limit your ability to bring suits against us or our directors and officers.

Our Articles of Association dictate that all rights and responsibilities between the Company, its members, Directors, alternate Directors, officers, agents, managers, employees, or trustees shall be governed by and interpreted exclusively in accordance with the Laws of the Cayman Islands, without considering principles of choice or conflict of law. Any legal disputes between the aforementioned parties will be subject to the exclusive jurisdiction and venue of the Courts of the Cayman Islands. This provision may restrict a shareholder’s ability to file a claim in a judicial forum that they believe is advantageous for disputes with us or our directors or officers, potentially discouraging lawsuits against us and our directors and officers. However, if a court were to deem this provision inapplicable or unenforceable for certain types of actions or proceedings, we may face additional costs associated with resolving such matters in other jurisdictions, which could have a negative impact on our business and financial standing.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As previously stated, our company falls under the classification of a foreign private issuer, which grants us exemptions from specific disclosure and reporting obligations outlined in the Exchange Act. This determination is made annually on the final business day of our second fiscal quarter. However, if more than 50% of our Ordinary Shares are held by U.S. residents and we fail to meet additional requirements, we would forfeit our foreign private issuer status. In such a scenario, we would be compelled to submit periodic reports and registration statements to the SEC using U.S. domestic issuer forms, which are more comprehensive compared to those available to foreign private issuers. We would also be obligated to adhere to U.S. federal proxy requirements, and our officers, directors, and principal shareholders would be subject to the short-swing profit disclosure and recovery provisions outlined in Section 16 of the Exchange Act. Furthermore, we would no longer be eligible for specific corporate governance exemptions under the NASDAQ Stock Market listing rules. As a U.S. listed public company that is not classified as a foreign private issuer, we would incur significant additional expenses in terms of legal, accounting, and other areas that we would not encounter as a foreign private issuer. Additionally, maintaining a listing on a U.S. securities exchange would involve additional costs related to accounting, reporting, and other aspects.

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It is possible that you will not have the ability to present proposals during annual general meetings or extraordinary general meetings that have not been convened by shareholders.

Under Cayman Islands law, shareholders have limited rights to request a general meeting and are not granted the ability to propose any resolutions at such meetings. However, a company’s articles of association can grant these rights to shareholders. In our case, our articles of association allow shareholders who collectively hold at least 10% of our voting share capital to request a general meeting, which our directors are obligated to convene. For our annual general shareholders’ meeting, a minimum of twenty-one clear days’ notice is required, while any other general meeting necessitates at least 14 clear days’ notice. To achieve a quorum for a shareholders’ meeting, at least one shareholder present or represented by proxy, holding no less than one-third of the total issued shares with voting rights, must be in attendance.

Our post-offering memorandum and articles of association include provisions aimed at preventing takeovers, which may significantly impact the rights of ordinary shareholders in a negative manner.

We will implement our post-offering memorandum and articles of association, which will take effect immediately prior to the completion of this offering. These documents will include provisions that may restrict the ability of external parties to gain control of our company or initiate change-of-control transactions. Consequently, these provisions may limit the opportunity for our shareholders to sell their shares at a premium above prevailing market prices, as they may discourage third parties from attempting to acquire control of our company through a tender offer or similar transaction. Our board of directors has the authority, without requiring further action from our shareholders, to issue preferred shares in one or more series and determine their characteristics, such as designations, powers, preferences, privileges, and relative participating, optional or special rights, as well as qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences. These preferred shares may possess greater rights than our ordinary shares. The issuance of preferred shares could be expedited with terms designed to delay or prevent a change in control of our company or make the removal of management more challenging. If our board of directors decides to issue preferred shares, it may materially and adversely impact the voting and other rights of our ordinary shareholders.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a company incorporated in the Cayman Islands, and all of our assets are situated outside of the United States. Furthermore, the majority of our current directors and officers are citizens and residents of countries other than the United States. These individuals also hold a significant portion of their assets outside of the United States. Consequently, it may prove challenging or even impossible for you to initiate legal proceedings against us or these individuals in the United States if you believe that your rights have been violated under the U.S. federal securities laws or any other applicable laws. Even if you are successful in pursuing such legal action, the laws of the Cayman Islands may prevent you from enforcing a judgment against us, our assets, our directors and officers, or their assets. For further information on the relevant laws of the Cayman Islands, please refer to the section titled “Enforceability of Civil Liabilities.”

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

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We have a legal obligation to submit an annual report on Form 20-F within four months after the conclusion of each fiscal year. Additionally, we plan to disclose our financial results on a quarterly basis through press releases, in accordance with the regulations of the Nasdaq Stock Market. Press releases pertaining to financial results and significant events will also be provided to the SEC on Form 6-K. However, the information we are required to submit or provide to the SEC will be less comprehensive and timely compared to what is mandated for U.S. domestic issuers. Consequently, you may not receive the same level of protection or access to information as you would if you were investing in a U.S. domestic issuer.

If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of our ordinary shares may be volatile which could subject us to securities litigation and make it more difficult for you to sell your shares.

As a company engaged in a relatively small public offering, we acknowledge the potential risk of a limited number of investors acquiring a significant portion of the offering. While the underwriters are obligated to sell shares in this offering to a minimum of 300 round lot shareholders (defined as shareholders purchasing at least 100 shares) to comply with Nasdaq initial listing standards, we have not imposed any specific restrictions on the underwriters regarding the maximum number of shares they may allocate to individual investors. During the marketing of the offering, if the underwriters determine that demand for our shares is concentrated among a select group of investors who intend to retain their shares rather than trade them in the market, it could impact the trading activity and price of our shares for other shareholders. This limited availability of our shares may result in increased volatility, which may exceed the expectations of investors. Companies that experience such share price volatility are more susceptible to potential securities litigation. Furthermore, if a few investors hold a significant portion of our public float, it may pose challenges for smaller investors seeking to sell their shares.

You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase our share price.

We intend to allocate the net proceeds from this offering primarily towards research and development of new services and technologies, upgrading our equipment, conducting marketing activities and brand promotion, hiring new personnel and providing them with training, pursuing business development opportunities, and fulfilling working capital requirements and other general corporate needs. Please refer to the “Use of Proceeds” section for further details. However, it should be noted that our management will have significant discretion in determining how the net proceeds will be utilized. As an investor, you will not have the opportunity to evaluate whether the proceeds are being utilized appropriately as part of your investment decision. It is possible that the net proceeds may be used for corporate purposes that do not directly contribute to our profitability or enhance our share price. Additionally, the net proceeds may be invested in assets that do not generate income or may even result in a loss of value.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company. “

As a publicly traded company, we anticipate incurring substantial legal, accounting, and other expenses that were not present when we operated as a private company. The Sarbanes-Oxley Act of 2002, along with subsequent regulations implemented by the SEC and Nasdaq Stock Market, impose various requirements on the corporate governance practices of public companies. We expect these rules and regulations to increase our costs for legal and financial compliance and to make certain corporate activities more time-consuming and costly. As an entity with less than US$1.235 billion in revenues for our most recent fiscal year, we qualify as an “emerging growth company” under the JOBS Act. This designation allows us to benefit from reduced reporting and other requirements that are typically applicable to public companies. However, once we no longer qualify as an “emerging growth company,” we anticipate incurring significant expenses and dedicating substantial management effort to ensure compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and other SEC regulations.

Transitioning to a public company necessitates increasing the number of independent directors and implementing policies regarding internal controls and disclosure controls and procedures. We also anticipate that operating as a public company will make it more challenging and costly to obtain director and officer liability insurance. We may be required to accept reduced policy limits and coverage or face substantially higher costs to obtain comparable coverage. Additionally, we will incur additional expenses associated with meeting our public company reporting obligations. It may also prove more difficult to attract qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments related to these rules and regulations, and we cannot accurately predict the extent of the additional costs we may incur or the timing of such expenses.

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Historically, shareholders of public companies have frequently initiated securities class action lawsuits following periods of market price volatility for the company’s securities. In the event that we become involved in a class action suit, it could divert a significant amount of our management’s attention and resources away from our business operations, potentially harming our financial performance and necessitating substantial expenses to defend against the lawsuit. Regardless of the outcome, such a class action suit could damage our reputation and limit our ability to raise capital in the future. Furthermore, if a claim is successfully brought against us, we may be required to pay substantial damages, which could have a material adverse impact on our business, financial condition, and prospects.

Economic Substance Legislation of the Cayman Islands

The Cayman Islands, along with other non-European Union jurisdictions, have recently enacted legislation in response to concerns raised by the Council of the European Union regarding offshore structures that generate profits without genuine economic activity. The International Tax Co-operation (Economic Substance) Law, 2018 (the “Substance Law”) came into effect on January 1, 2019, imposing economic substance requirements on certain Cayman Islands entities engaged in specific “relevant activities.” For exempted companies incorporated before January 1, 2019, these requirements will apply to financial years commencing on or after July 1, 2019. On March 12, 2019, the EU released the results of its assessment of countries’ implementation efforts in 2018. While the Cayman Islands was not listed as a non-cooperative jurisdiction, it was mentioned in the report, along with 33 other jurisdictions, as needing to make adjustments to their legislation by December 31, 2019, in order to avoid being classified as non-cooperative.

Based on the current Substance Law and the guidance provided, it is expected that the Company will be subject to limited substance requirements as a holding company. However, the specific actions that the Company will need to take to meet these requirements are currently unclear. If we are required to increase our substance in the Cayman Islands, it may result in additional costs, although we do not anticipate these costs to be significant. While it is presently believed that the Substance Law and the ongoing EU review of its implementation will have minimal impact on our operations, it should be noted that the legislation is new and subject to further clarification, adjustment, interpretation, and EU review. Therefore, the precise impact of these developments on the Company cannot be determined at this time.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document includes forward-looking statements that represent our present expectations and perspectives on future events. These forward-looking statements are primarily found in the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business,” and “Regulation.” Various known and unknown risks, uncertainties, and other factors, including those listed under “Risk Factors,” may result in significant differences between our actual results, performance, or accomplishments and the expectations or implications conveyed by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may, “ “will, “ “expect, “ “anticipate, “ “aim, “ “estimate, “ “intend, “ “plan, “ “believe, “ “is/are likely to, “ “potential, “ “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

•	the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of the government, customers, suppliers and the Company, on our business, financial condition and results of operations; increase awareness of our brand and develop customer loyalty;

•	our dependence on introducing new products on a timely basis;

•	our dependence on growth in the demand for our products;

•	our ability to compete in the highly-competitive Chinese patent medicine industry;

•	our ability to effectively manage inventories;

•	our ability to compete effectively;

•	our ability to successfully manage our capacity expansion and allocation in response to changing industry and market conditions;

•	implementation of our expansion plans and our ability to obtain capital resources for our planned growth;

•	our ability to acquire sufficient raw materials and certain products and obtain equipment and services from our suppliers in suitable quantity and quality;

•	our dependence on key personnel;

•	trends and competition in the Chinese patent medicine industry;

•	our ability to expand into new businesses, industries or internationally and to undertake mergers, acquisitions, investments or divestments;

•	the effect of any sales or the anticipation of sales by the selling shareholders upon the market price of our ordinary shares or the Underwriters’ stabilization activity or the exercise by the underwriters of their over-allotment option;

•	changes in technology and competing products;

•	general economic and political conditions;

•	possible disruptions in commercial activities caused by events such as natural disasters, terrorist activities;

•	fluctuations in foreign currency exchange rates; and

•	other factors in the “Risk Factors” section in this prospectus.

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These statements about future events and expectations are subject to significant risks and uncertainties, some of which are beyond our control. While we believe that our expectations expressed in these statements are reasonable, it is possible that they may later be proven incorrect. The forward-looking statements in this prospectus pertain only to events or information as of the date they are made. We do not have an obligation, except as required by law, to publicly update or revise any forward-looking statements, whether due to new information, future events, or other factors, after the date of this prospectus. It is important to thoroughly review this prospectus and the referenced documents, understanding that our actual future results may differ materially and be worse than our expectations. We provide these cautionary statements to qualify all of our forward-looking statements and disclaim any obligation to update them, except as required by law.

This prospectus incorporates statistical and other industry and market data sourced from industry publications and research, as well as surveys and studies conducted by third parties. It is important to note that industry publications and third-party research, surveys, and studies typically assert that their information is derived from reliable sources, although they do not provide a guarantee of its accuracy or comprehensiveness. Additionally, the statistical data presented in these publications may include projections based on various assumptions. Although we have confidence in the reliability of these industry publications and third-party research, surveys, and studies, we advise against placing excessive reliance on this information.

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USE OF PROCEEDS

After deducting the underwriting discount and estimated offering expenses payable by us, we expect to receive net proceeds of approximately $ from this offering.

		Offering
Gross proceeds		$-
Underwriting discounts and commissions*		$-
Underwriting accountable expenses Company		$-
Company offering expenses		$-
Net proceeds		$-
* 7% of the public offering price.
We intend to use the net proceeds of this offering as follows in order of priority:
Description of Use	Estimate Amount of Net Proceeds	Percentage
R&D and new products launch	$	40%
Marketing and Branding in China		40%
Strategic investment in new products		10%
General working capital		10%
Total	$	100%

The main objectives of this offering are to enhance our financial flexibility, establish a public market for our ordinary shares, which will benefit all shareholders, incentivize and retain skilled employees through equity incentives, secure additional capital, and strengthen our market presence and brand recognition. We plan to use the net proceeds of this offering as follows:

•	approximately 40% of our resources are allocated towards R&D activities and the launch of new products. We heavily rely on investments in R&D to develop innovative products that cater to the evolving needs of our customers. This includes the development of new products based on TCM formulas, as well as the continuous exploration of novel formulations through our R&D efforts.

•	approximately 40% of our investment will be allocated towards enhancing and expanding our sales and marketing network. This will primarily involve the expansion of our merchant base, including offline wholesalers and retailers, as well as the extension of our sales to new cities. Additionally, we plan to collaborate with 10 new online channels to adopt innovative marketing and branding strategies, thereby increasing our market share in the field of TCM and healthcare products. Furthermore, we will continuously improve our e-commerce platform to effectively engage with customers, showcase our latest products, and potentially establish our own supply chain for healthcare products to enhance customer service.

•	Approximately 10% of the funds will be allocated towards strategic investments or acquisitions aimed at expanding our operations both upstream and downstream, as well as for overseas expansion initiatives; and

•	approximately 10%, for general corporate purposes and working capital.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. Predicting the cost necessary to develop product candidates can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors. Consequently, our management will have considerable discretion in determining how the net proceeds from this offering will be allocated.

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DIVIDEND POLICY

Our board of directors holds the authority to determine whether dividends should be distributed. Additionally, our shareholders have the ability to declare a dividend through an ordinary resolution, but the amount cannot exceed the recommendation made by our board of directors. It is important to note that all dividends are subject to specific limitations outlined in Cayman Islands law. These restrictions state that dividends can only be paid out of profits or share premium, and under no circumstances can a dividend be paid if it would result in the company being unable to meet its financial obligations in the normal course of business. Furthermore, the decision to pay dividends, including the form, frequency, and amount, will be contingent upon our future operations and earnings, capital requirements and surplus, overall financial condition, contractual restrictions, and other factors deemed relevant by the board of directors.

We currently have no immediate intention to distribute cash dividends on our ordinary shares in the foreseeable future subsequent to this offering. Our current strategy is to allocate the majority, if not all, of our available funds and future earnings towards the operation and growth of our business.

If any dividends are distributed for our ordinary shares, they will be paid to the depositary, who is the registered holder of these shares. The depositary will then distribute these dividends to the holders of our ordinary shares, in accordance with the terms of the deposit agreement, which includes the payment of fees and expenses. Please refer to the “Description of Share Capital” section for more information. Any cash dividends for our ordinary shares will be paid in U.S. dollars.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2021 as follows:

•	on an actual basis; and;

•	on an adjusted basis to reflect the sale of [•] ordinary shares in this offering, at an assumed initial public offering price of $[•] per share, the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,"  “Selected Consolidated Financial Data,"  “Management's Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of December 31, 2022
	Actual	Pro Forma As Adjusted
	USD	USD
Ordinary shares
Ordinary shares Amount
Additional Paid-In Capital
Retained Earnings
Accumulated Other Comprehensive Income
Total

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DILUTION

If you choose to invest in our ordinary shares, it is important to note that your ownership stake will be diluted. This dilution occurs due to the disparity between the initial public offering price per ordinary share and the pro forma net tangible book value per ordinary share after the offering. The offering price per ordinary share is significantly higher than the book value per ordinary share currently held by our existing shareholders. As of December 31, 2022, our net tangible book value attributable to shareholders was $[•], or approximately $[•] per ordinary share. The net tangible book value per ordinary share is calculated by subtracting intangible assets and total liabilities from total assets, and then dividing the result by the number of ordinary shares outstanding.

Upon completion of the offering, we anticipate having [•] ordinary shares outstanding, or [•] ordinary shares assuming the full exercise of the underwriters’ over-allotment option. This calculation is based on the assumed offering price of $[•] per ordinary share, which is the midpoint of the price range stated on the cover page of this prospectus.

After considering the net proceeds from the offering and the issuance of additional shares, our post-offering pro forma net tangible book value is estimated to be approximately $[•], or $[•] per ordinary share. It is important to note that this calculation does not take into account any other changes in our net tangible book value after December 31, 2022.

Investors in this offering may experience dilution of approximately $[•] per ordinary share, or approximately [•] % from the assumed offering price of $[•] per ordinary share. However, this dilution would result in an increase in net tangible book value per ordinary share for existing shareholders by $[•] per share, attributable to the purchase of ordinary shares by investors in this offering.

The following table sets forth the estimated net tangible book value per ordinary share after the offering and the dilution to investors purchasing ordinary shares in the offering.

	Offering Without Over- Allotment	Offering With Over- Allotment
Assumed offering price per share	$	$
Net tangible book value per share as of December 31, 2022	$	$
Increase in pro forma as adjusted net tangible book value per share attributable to new
investors purchasing common stock in this offering	$	$
Pro forma as adjusted net tangible book value per share after this offering	$	$
Dilution per share to new investors in this offering	$	$

Assuming the underwriters’ over-allotment option is not exercised, each $1.00 increase (decrease) in the assumed initial public offering price of $[•] per ordinary share would increase (decrease) the pro forma as adjusted amount of total capitalization by $[•], assuming that the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

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CORPORATE HISTORY AND STRUCTURE

Aibafang Group (International) Holding Co., Ltd. a British Virgin Islands company that holds 100% of Aibafang Group Co., Ltd. which is an exempted company with limited liability incorporated under the laws of the Cayman Islands with no substantive operation.

Aibafang Group Co., Ltd., a Cayman company that holds 100% of our Hong Kong company Aibafang Group HK Limited, and Cayman company is also the issuer of the ordinary shares provided in this prospectus. Prior to this issuance and transaction.

All of our business will be conducted through this company structure.

The following chart illustrates our corporate structure, including our subsidiaries, as of the date of this prospectus. The percentages shown on the following chart represent percentages of equity ownership.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s discussion and analysis of financial condition and results of operations below contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those described under “Risk Factors” and elsewhere in this prospectus. We undertake no obligation to update forward-looking statements or risk factors. Investors should read the following discussion in conjunction with our consolidated financial statements and the related notes elsewhere in this prospectus.

Overview

We are a leading developer, manufacturer and distributor of Chinese medicine and healthcare products, and have built an industry-leading digital platform for healthcare services based on Big Data, Artificial Intelligence and Cloud Computing technologies, and are committed to providing consumers with high-quality healthcare products and services to satisfy people’s pursuit of a healthy new consumer life. We contribute to people’s health and social harmony through research, development and innovation of health products, dissemination of health concepts and culture, provide health information consultation and strive to build a national health brand. So far, the company achieve a set of product development, production and sales, chain franchising, health care services, corporate affiliation, data health in one of the diversified digital health care Chinese medicine production and consumption of fusion service platform through the digital transformation. More scientific, rapid and systematic realization of health services for the masses, data, standardization and ecology. Through twelve years of brand reputation, we have become the navigator in the field of harmless restoration and the leader in the health industry.

We comprehensively serve healthy people, sub-healthy people and people with chronic disease of all ages. We are committed to providing personalized services for different groups of people, for the healthy people to provide health care to maintain a healthy body state; for the body sub-healthy or unwell people, to bring harmless repair of health products for body conditioning; for chronic disease patients to provide targeted therapeutic products, such as neck, shoulder, lumbar and leg pain, gastrointestinal health, male and gynecological disease and other aspects of the problem. We are committed to realize the vision that all 1.4 billion Chinese around the world can live to be 120 years old in good health through Ai Bafang platform.

Our offline stores and operation centers are located throughout the country, including Guangdong, Guangxi, Hainan, Fujian and other 19 provinces and regions as well as overseas international markets. The circulation system is the key of the development of large health enterprises, we have attached great importance to the establishment of the sales system from the beginning. At present, the company has established a sales system covering most of the provinces in the country, there are 1,366 provincial agents, 3,324 municipal agents and 11,281 district-level agents.

We are gradually building an industry-leading digital platform for big health production and consumption services based on big data, artificial intelligence and cloud computing technologies. The big data platform has strong data support for our research and development, manufacturing operations and sales. At the application level, we have built an e-commerce platform, and a module for online consultation. Ai Bafang Mall is an e-commerce platform with a high product repurchase rate where we display our self-operated products, link with consumers to fully utilize our customer base and customer stickiness to launch new products. We also launched the first family practical Chinese medicine software Bodyguard Treasure. Bodyguard Treasure can accurately attract targeted solutions to customer needs, its detailed records of more than a thousand kinds of disease treatment methods and Chinese medicine prescription, both can search for disease symptomatic self-conditioning, but also online consulting problems directly, we have professional Chinese medicine practitioners at any time and any place for customer service.

General Factors Affecting Our Operating Results

Our business, results of operations and financial condition have been, and will continue to be, affected by factors affecting the general economy and the industries in which we operate in general.

Our manufacturing and operating and sales subsidiaries are affected by local economies. Our results of operations and financial condition are significantly affected by local macroeconomic factors, including local economic performance and growth, demographics, population aging, chronic disease mortality rates, people’s health literacy and disposable income per capita, all of which have a direct bearing on people’s demand for health injury-free repairs, sub-health conditioning and choice of health consumer products.

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Our results of operations and financial condition depend to a large extent on the heritage and development of TCM healthcare products by industry practitioners, which continue to grow rapidly between inheriting the traditional essence and innovating to treat consumers’ immediate sub-health symptoms. To enable traditional Chinese medicine to quickly reach and deeply influence a new generation of consumers. The ability of industry enterprises and experts, innovative ideas, and brand output all affect consumers’ consumption concepts, speed of acceptance, and long-term repurchase habits of TCM healthcare products.

Our results of operations and financial condition have been, and will continue to be, materially affected by the regulatory regimes related to our business, operations and industry. The speed and scope of approval of TCM healthcare products by China’s pharmaceutical regulators is a major influencing factor in product pushback. And the regulation of traditional formulas and production processes of Chinese medicine companies is also a necessary factor for the rapid and standardized development of the industry and the further recognition of products by consumers.

Our results of operations and financial condition were also impacted by the COVID-19 pandemic. For more information, see “Impact of the Covid-19”

Specific Factors Affecting Our Results of Operations

In addition to general factors, we believe that our business, results of operations and financial condition are affected by company-specific factors, including the following key factors.

Our ability to retain and develop our customer base

Over the years, we have continued to launch various types of TCMP health maintenance supplements and have a large customer base, which has been a key driver of our solid performance in the past. Our primary revenues are derived from our five herbal health products, depending on the size and loyalty of our customer base and their willingness and ability to pay. In 2022, our total revenues derived from TCMP were $17,563,000.

As of December 31, 2022, we have partnered with 1,366 provincial-level agents, 3,324 municipal-level agents and 11,281 district-level agents covering 19 provinces across the country to showcase our products to our end consumers, provide ongoing local supportive operational services and subsequent customer loyalty management. In 2022, we have provided nearly 300,000 consumers and their families with health products in the category of harmless health restoration. Our ability to attract new customers will depend on many factors, including the effectiveness and quality of our products, the power of our pricing and our brand, the economic level of consumers and the increasing emphasis on health. We must maintain and further cover new areas of need for our customer base, satisfy the needs of our existing customers throughout their life cycle, and attract new customers through new products, gradually expanding the base of our customer base and the influence of our brand. As our business has grown, we have invested significant capital and resources in sales and marketing activities and channel expansion. For example, in 2022, we spent $1,616,000 on sales and marketing. To be profitable, we must be able to retain and expand our customer base in a cost-effective manner.

Our ability to continuously develop new products

We continue to enrich our products, analyze the results of consumer use, and are committed to continue to introduce more satisfactory products. The quality and effectiveness of our products significantly affects our customers’ decisions to accept and purchase our healthcare products, which in turn affects our ability to price our products effectively and generate sustainable revenues. For example, we continue to introduce products that target restorative health to specific customer segments, making it more likely that specific consumer segments will purchase this product from us. As a result, we must continually improve the quality, functionality, efficiency and customer experience of our products to meet our customers’ needs.

In order to maintain our competitiveness and achieve long-term success, we must adapt to the ever-changing customer needs and preferences for our products, applying advanced technologies of big data and artificial intelligence to track and analyze the whole process of end-consumers’ consumption behaviors and their use of our products, and continually capture the direction of our customers’ latest needs, as well as the direction of the industry’s development. Based on the support of the big data platform and the huge amount of observation data of our customers, our researchers and developers can continue to introduce products to meet the expectations of our customers and maintain our competitive advantage in the industry. In order to cover the entire life cycle of consumers, we actively follow up on different areas of consumer health products and continuously invest in research and development efforts and resources in order to meet the various needs of consumers.

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Our ability to accelerate collaboration with new media marketing platforms

New media digital platforms attract users through colorful and engaging content, thus generating huge digital user traffic. In order to capitalize on the large volume of user traffic, increase our marketing efficiency, reduce our marketing costs and accelerate our brand building, we have started to establish and maintain partnerships with various digital platforms. We have invested in our technology department so that our data platforms can be readily linked to new media platforms, multiple collaborations and the ability to push our products at any time, and we expect to continue to invest heavily in building new media marketing channels as we grow. Our future growth will depend on our relationships with existing new media platforms and our ability to accelerate the establishment of partnerships with new media platforms.

We strengthen our ability to develop technology

Our technological capabilities help us deliver innovative products and long-term growth. Our current technology is mainly derived from our team’s self-developed patented gasification technology, non-invasive detoxification technology, and the innovative development of various traditional Chinese medicine formulas. Our research and development team are experts who have been deeply involved in the industry for decades. Based on their deep understanding and application of traditional Chinese medicines and formulas and data analysis of new consumer needs, they continue to introduce innovative Chinese medicine health products that satisfy consumers, which is the root of our competitiveness and brand power in the long run. We plan to increase the proportion of our research and development investment every year.

Our ability to effectively manage operating costs and expenses

Our operating profit depends in part on our ability to control costs and, in particular, our ability to expand our business and diversify our revenue streams. Our cost of revenues, which represents 49.7% of our revenues in 2022, consists primarily of (i) manufacturing costs of pharmaceuticals, (ii) payroll costs, and (iii) other taxes and surcharges. The production of our TCMP healthcare products is an asset-heavy business model, and only large-scale production can enable us to keep costs at a low level. In addition, we maintain good long-term relationships with our suppliers and keep a stable and bottom price advantage on raw material prices. Our ability to ensure long-term operating profitability depends in large part on the ability to control costs.

In addition, our research and development capabilities are extremely important to our competitiveness and long-term success. Our research and development expenses in 2022 will be 1.35% of our revenues, which will be primarily driven by salary and benefits of our research and development employees as well as investments in research and development. In line with our strategy of continuously enriching our product lines and brand promotion, we will continue to increase the proportion of our annual investment in research and development (R&D), expand our R&D staff and expand our R&D areas, in order to support our product strategy of launching a variety of new products each year and continuously expanding our product lines.

General and administrative expenses are also essential to maintaining the operations of the company. Our general and administrative expenses in 2022 are 18.81% of our revenues. Achieving stable operating profits over the long term depends on our ability to operate our business efficiently and control general and administrative expenses.

In addition, our sales and marketing programs are important to us in further expanding our customer base, promoting our sales scale and branding. Our sales and marketing expenses in 2022 were 9.2% of our revenues. We may continue to incur sales and marketing expenses, particularly as we plan to further our economies of scale and expand the scope of our customer base, with omni-channel promotions, both online and offline, being our primary marketing approach.

Ability to gradually penetrate downstream chains like medical technology and health management

As per capita GDP grows and people’s disposable income increases, the consumer demand for healthcare products has begun to escalate and diversify, as well as the demand for health services has increased significantly. Especially after the epidemic, in the downstream scenarios of the big health industry chain, many just-demanded and continuously developing consumption scenarios have erupted, such as recreation and tourism service scenarios, pension organization service scenarios, family sub-health conditioning, and community recreation scenarios. In 2023, we will start from family sub-health conditioning, use our APP as the technical service support, output sub-health conditioning programs for several types of families, and continue to launch various health-related scenarios and service programs, and dedicate to providing one-stop healthy life service programs for people’s work, daily life and leisure and entertainment in multiple scenarios.

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Impact of the Covid-19

The COVID-19 pandemic has had a significant impact on many other countries and regions. The Governments of these countries and territories have taken measures to contain the spread of the new coronavirus, including quarantine arrangements, travel restrictions and home bans issued from time to time. Although these restrictions have largely been lifted as the COVID-19 pandemic has subsided, there is still uncertainty about the future development of the COVID-19 pandemic. We have taken steps to minimize the impact of the COVID-19 pandemic on our operations, including converting some of our employees to telework, but our manufacturing operations have certainly been more severely impacted by the COVID-19 pandemic.

The COVID-19 pandemic has negatively impacted our production activities and our results of operations and financial performance have been and may continue to be adversely affected. Our business relies on a huge consumer demand for healthy products. Declines in personal disposable income and willingness to spend on health products due to deterioration in economic performance and outlook as a result of the COVID-19 epidemic may also reduce demand for services or put price pressure on them. If future the COVID-19 continue to impact our manufacturing operations, our business may face operational challenges and we may have to take similar telework arrangements and other measures to minimize such impact. It is not currently possible to reasonably estimate the duration and magnitude of the impact of such production disruptions, demand declines or pricing pressures on our results of operations and financial performance. The extent to which the COVID-19 pandemic will affect our results of operations will depend on future developments, which are difficult to predict, including, among other things, the availability and effectiveness of any new vaccines and the emergence of any new COVID-19 virus variants.

Key Operating Indicators

We regularly review many of the metrics, including the key metrics listed in the table below, to evaluate our business. The calculations of the key indicators and other metrics described below may differ from other similarly named metrics used by other companies, securities analysts or investors. The following table shows certain key operating data for the periods indicated.

As of December 31, 2022
Provinces covered	Over 19 provinces
Provincial Agents	1366
Municipal Agents	3324
District Agents	11,281
Online High Traffic New Media Channels	3

Results of Operations

The following table shows a summary of our consolidated results of operations for 2022, expressed in absolute amounts and as a percentage of our revenues. This information should be read in conjunction with the related notes to our consolidated financial statements and elsewhere in this prospectus. Operating results for any period are not necessarily indicative of expected results for any future period.

	For the six months ended
	First half of 2022	Second half of 2022	Variance
	US$	US$	%
	(in thousands, except for percentage)
Revenues	5,503	12,840	133.3
Cost of revenues	(2,841)	(6,630)	133.3
Gross profit	2,662	6,210	133.3

Operating expenses.
Selling and marketing expenses	(526)	(1,028)	95.4
General and administrative expenses	(1,076)	(2,510)	133.3
Research and development expenses	(77)	(380)	393.5
Total operating expenses	(1,679)	(3,918)	133.3
Operating profit	983	2,292	133.3

Other expenses, net
Financial income, net	2	4	100.0
Other expenses, net	(1)	(1)	-
Total other expense, net	1	3	133.3

Income before income tax expense	984	2,294	133.3
Income tax expense	123	287	133.3
Net income	861	2,007	133.3

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Key Components of Operating Performance

Revenue

Our revenue mainly comes from five kinds of traditional Chinese medicine health care products. We are a company that integrates production, operation, and sales. We sell our products directly or indirectly to end consumers through our offline distributors or agents, or online new media distribution platforms.

Our revenues increased from US$5,503,000 in the first half of 2022 to US$12,840,000 in the second half of 2022, an increase of 133.3%. The following table shows a breakdown of our revenues for the periods indicated, expressed in absolute amounts and as a percentage of total revenues.

	For the six months ended
	First half of 2022	Second half of 2022	Variance
	US$	US$	%
Revenues:	(in thousands, except for percentage)
Healthcare products and TCMs	5,503	12,840	133.3
Total revenues	5,503	12,840	133.3

Five main Chinese medicine health care products

Since the first half of 2022, we have realized phenomenal growth in revenues from our five main herbal healthcare products. This achievement is mainly attributable to the fact that we continue to introduce targeted products that meet the diversified needs of consumers, covering the entire life cycle of our existing customers and increasing customer loyalty, as well as accelerating the promotion of our new customer base, which has rapidly increased our customer base. We not only attach importance to product development, but also attach great importance to cost-effective marketing methods of new media channels, and increase cooperation with new media channels to quickly promote our new products to the applicable population, expanding the market scale and share.

Cost of revenue

Our cost of revenue consists primarily of (i) manufacturing costs of pharmaceuticals, (ii) labor cost, (iii) depreciation and amortization, (iv) taxes and surcharges

Our cost of revenues increased to $6.63 million in the second half of 2022 from $2.84 million in the first half of 2022, an increase of 133.3%. The following table shows a breakdown of the cost of revenue-by-revenue stream, expressed in absolute amounts and as a percentage of total cost of revenue:

	For the six months ended (in thousands, except for percentage)
	First half of 2022	Second half of 2022	Variance
	US$	US$	%
Cost of revenues:
Healthcare products and TCMs	2,841	6,630	133.3
Cost of revenues	2,841	6,630	133.3

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Five main Chinese medicine health care products

This significant increase is primarily due to increased costs of products, which are broadly in line with the trend of revenue growth in our main product areas. As we scale our products and our bargaining power with raw material suppliers increases, our costs will decrease by a certain percentage. Currently, suppliers provide us with stable prices for raw materials and have solid cooperative long-term relationships.

Gross profit and gross margin

The following table shows the breakdown of gross profit and gross margin by revenue stream for the periods indicated, expressed in absolute amounts and as a percentage of total gross profit:

	For the six months ended
	First half of 2022		Second half of 2022
	US$	Gross Profit Margin (%)	US$	Gross Profit Margin (%)
Gross profit and gross profit margin:
Healthcare products and TCMs	2,662	48.3	6,210	48.3
Total	2,662	48.3	6,210	48.3

Five main Chinese medicine health care products

Gross profit from our healthcare products and TCM services increased from $2,662,000 in first half of 2022 to $6,210,000 in second half of 2022, as a gross margin of 48.3%. Currently, our gross profit remains stable. In the future, after the scale of production, the cost will be reduced and the gross profit margin will be improved, and with the improvement of our brand power, the new products will have more pricing power, and the gross profit will also be improved.

Operating expense

Our operating expenses consist primarily of sales and marketing expenses, general and administrative expenses and research and development expenses.

	For the six months ended
	First half of 2022	Second half of 2022	Variance
	US$	US$	%
Operating expenses.	(in thousands, except for percentage)
Selling and marketing expenses	526	1,028	95.4
General and administrative expenses	1,076	2,510	133.3
Research and development expenses	77	380	393.5
Total operating expenses	1,679	3,918	133.3

Our operating expenses increased from $1,679,000 in the first half of 2022 to $3,918,000 in the second half of 2022, an increase of 133.3%, which is primarily attributable to the following:

Sales and marketing expenses

Our sales and marketing expenses consist primarily of marketing expenses for both online and offline channels, which are intended to increase our brand awareness and cultivate and maintain relationships with our customers.

Our selling and marketing expenses increased from US$526,000 in the first half of 2022 to US$1,028,000 in the second half of 2022, an increase of 95.4%. The increase in sales and marketing expenses was mainly due to the increase in our brand awareness and the repurchase rate of our end customers promoted through offline channels, as well as our active adoption of new media methods of marketing and customer acquisition.

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General and administrative expenses

Our general and administrative expenses consist primarily of (i) general and administrative salaries and benefits, (ii) lease payments, (iii) professional service fees and (iv) other general corporate related expenses.

Our general and administrative expenses increased by 133.3% from US$1,076,000 in the first half of 2022 to US$2,510,000 in the second half of 2022, mainly due to the increase in compensation and benefit expenses for management and administrative personnel as we continue to optimize our personnel to improve operational efficiency.

R&D costs

Our research and development expenses consist primarily of (i) salaries and benefits of our research and development employees and (ii) technical service expenses.

Our R&D expenses increased by 393.5% from US$77,000 in the first half of 2022 to US$380,000 in the second half of 2022, mainly due to the expansion of our R&D department and the investment of resources not only for the launch of new products, but also for the exploration of different product lines and the continued penetration of R&D layouts like the downstream health scenario solutions.

	For the six months ended
	First half of 2022	Second half of 2022	Variance
	US$	US$	%
Other income, net	(in thousands, except for percentage)
Financial income, net	2	4	150.0
Other income, net	(1)	(1)	-
Total other income, net	1	3	133.3
Income before income tax expense	984	2,294	133.3
Income tax expense	(123)	(287)	133.3
Net income	861	2,007	133.3

Other income

Our other income primarily includes interest income incurred on our bank deposit and loss from disposal of fixed assets.

Interest income increased by $2,000, or 150.0%, from $2,000 in the six months ended June 30, 2022 to $4.000 in the six months ended December 31, 2022, respectively, which was primarily generated from our cash deposit.

Other expenses of $2,200 resulted from a loss on the disposal of fixed assets in 2022.

Income tax expense

Cayman Islands

Under the laws in force in the Cayman Islands, the Group is not subject to income or capital gains tax. In addition, no Cayman Islands withholding tax is levied on the payment of dividends to shareholders.

Hong Kong, China

According to the Inland Revenue (Amendment) (No. 3) Ordinance 2018 promulgated by the Hong Kong Government with effect from April 01, 2018, under the “two-tier profits tax system”, the first HK$2,000,000 of profits of an eligible group entity will be subject to tax at 8.25%, and profits in excess of HK$2,000,000 will be taxed at 16.5%. Under Hong Kong tax law, foreign income of Hong Kong subsidiaries is not taxable. In addition, dividends paid by a Hong Kong subsidiary to its shareholders are not subject to withholding tax in Hong Kong. Comparison of the first half year 2022 ended June 31, 2022 to the next year 2022 ended December 31, 2022.

As compared with the six months ended June 30, 2022, the income tax expense for the six months ended December 31, 2022 increased by $151,200, which is in accordance with the increase of operating income.

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Net income

As a result of the foregoing, net income for the six months ended December 31, 2022 was $2,007,100 representing an increase of $1,145,900, or 133.3% from net income of $861,200 for the six months ended June 30, 2022.

Liquidity and Capital Resources

To date, we have financed our operations primarily through shareholder capital contributions, shareholder loans, short-term bank borrowings and cash flow from operations. In assessing our liquidity, we monitor and analyze our cash on hand, our ability to generate sufficient revenue sources in the future and our operating and capital expenditure commitments. As a result of our total activities, we had cash and cash equivalents of $1,992,000 as of December 31, 2022.

As of December 31, 2022, our working capital balance was $12,435,000. In assessing our liquidity, management monitors and analyzes our cash on-hand, our ability to generate sufficient revenue in the future, and our operating and capital expenditure commitments. We believe that our current cash and cash flows provided by operating activities, borrowings from banks and from our principal shareholders will be sufficient to meet our working capital needs in the next 12 months from the date the audited financial statements were issued.

In the coming years, we will be looking to other sources, such as raising additional capital by issuing shares of stock, to meet our needs for cash. Even though we face uncertainties in regards to the size and timing of capital-raising, we are confident that we can continue to meet operational needs solely by utilizing cash flows generated from our operating activities and shareholder working capital funding, as necessary.

The following table sets forth summary of our cash flows for the periods indicated:

	For the six months ended(in thousands)
	First half of 2022	Second half of 2022	2022
	US$	US$	US$
Net cash used in operating activities	(474)	(1,106)	(1,301)
Net cash used in investing activities
Net cash used in financing activities
Net decrease in cash and cash equivalents	(474)	(1,106)	(1,301)
Cash and cash equivalents, beginning of the year	3,669	3,195	3,462
Cash and cash equivalents, end of the year	3,195	2,089	2,161

Operating Activities

Net cash used in operating activities was $1,106,000 for the six months ended December 31, 2022, as compared to $474,000 net cash used in operating activities for the six months ended June 30, 2022. Cash provided by operating activities for the six months ended December 31, 2022 mainly consisted of net income of $2,007,000, an increase of approximately $100,000 in accounts payable (third parties and related party), an increase of approximately $12,000 in taxes payable, a decrease of approximately $2.7 million in accounts receivable (third parties and related party), a net decrease of approximately $100,000 in advance to vendors (third parties and related party).

Net cash provided by operating activities for the six months ended June 30, 2022 mainly consisted of net income of $860,000, an increase of approximately $200,000 in accounts payable (third parties and related party), a decrease of approximately $3,000 in taxes payable, a decrease of approximately $1.3 million in accounts receivable (third parties and related party), a net decrease of approximately $50,000 in advance to vendors (third parties and related party).

Commitments and Contingencies

From time to time, we are a party to various legal actions arising in the ordinary course of business. We accrue costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. For the year ended December 31, 2022, we did not have any material legal claims or litigation that, individually or in aggregate, could have a material adverse impact on our consolidated financial position, results of operations and cash flows.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements for the year ended December 31, 2022 that have or that in the opinion of management are likely to have, a current or future material effect on our financial condition or results of operations.

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Seasonality

Seasonality does not materially affect our business or the results of our operations.

Trend Information

Management is not aware of any trend, commitment, event or uncertainty that is expected to have a material effect on our business, financial condition or results of operations.

Inflation

We do not believe our business and operations have been materially affected by inflation.

Critical Accounting Policies and Estimates

Our analysis of our financial condition and results of operations is based on our consolidated financial statements. These statements are prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions that impact the reported amounts of our assets and liabilities, revenues and expenses, and disclosure of contingent assets and liabilities. The most important estimates and assumptions include the valuation of accounts receivable and inventories, useful lives of property, plant and equipment and intangible assets, the recoverability of long-lived assets, provision for contingent liabilities, and revenue recognition. We continuously evaluate these estimates and assumptions, considering them reasonable under the circumstances. We rely on these evaluations to make judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since estimates are an integral part of the financial reporting process, actual results may differ from these estimates. Some of our accounting policies require more judgment than others. We believe that the critical accounting policies disclosed in this prospectus reflect the most significant judgments and estimates used in preparing our consolidated financial statements.

Uses of estimates

When preparing the consolidated financial statements in accordance with US GAAP, management must make estimates and assumptions that impact the reported values of assets, liabilities, and disclosure of potential assets and liabilities at the date of the financial statements. These estimates are based on information available at the time the financial statements are prepared. Important estimates that management must make include the allowance for uncollectible receivables, valuation of inventory, useful lives of property, plant and equipment, intangible assets, recoverability of long-term assets, provision for potential liabilities, recognition of revenue, and realization of deferred tax assets. The actual results may differ from these estimates.

Accounts receivable, net

Accounts receivable are shown after deducting the allowance for doubtful accounts. We assess the adequacy of reserves for doubtful accounts by analyzing individual accounts and considering historical collection patterns. We set aside a provision for doubtful receivables when there is objective evidence that we may not be able to collect the amounts owed. The allowance is determined based on management’s best estimate of specific losses on individual exposures, as well as a provision for historical collection trends. The actual amounts received may differ from management’s estimate of creditworthiness and the economic environment. When it is determined that the likelihood of collecting delinquent account balances is not probable, they are written off against the allowance for doubtful accounts. As of June 30, 2022, and December 31, 2022, the allowance for uncollectable balances amounted to $20,000 and $50,000, respectively.

Revenue recognition

We implemented ASC 606, the Accounting Standards Codification, using the modified retrospective method. The adoption of this standard did not significantly affect our consolidated financial statements, so there was no need to make any changes to the opening retained earnings.

ASC 606, also known as Revenue from Contracts with Customers, sets guidelines for disclosing details about the type, quantity, timing, and uncertainty of revenue and cash flows generated from an organization’s contracts to deliver goods or services to clients. The main principal mandates that an organization should record revenue in a manner that accurately represents the transfer of goods or services to customers, reflecting the expected compensation in return for fulfilling the performance obligations.

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ASC 606 requires the use of a five-step model to recognize revenue from customer contracts. The five-step model requires that we (i) identify the contract with the customer. (ii) identify the performance obligations in the contract. (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, including the amount of the transaction price. (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, and (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy the performance obligation. Applying the five-step model to our revenue streams did not lead to any major changes in how we record our revenue compared to the previous guidance. We evaluated the impact of the new requirements by examining our customer contracts, accounting policies, and practices. We identified any differences that would arise from applying the new guidelines, such as assessing performance obligations, transaction price, customer payments, transfer of control, and principal versus agent considerations. We identified any differences that would arise from applying the new guidelines, such as assessing performance obligations, transaction price, customer payments, transfer of control, and principal versus agent considerations. After conducting this assessment, we determined that there were no changes to the timing and pattern of revenue recognition for our existing revenue streams. After conducting this assessment, we determined that there were no changes to the timing and pattern of revenue recognition for our existing revenue

According to ASC 606, we record revenue when we provide our goods and services to customers at an amount that reflects the expected consideration for the exchange. exchange. We treat revenue from sales of TCMD and third-party products as gross revenue because we act as the main party in these transactions. We take on the risk of inventory, have control over pricing, and are responsible for delivering the specified goods to customers. Our contracts only involve one performance obligation, which is to transfer the individual goods to customers, and there are no other separate promises We are not responsible for the performance of our contracts. We recognize revenue at the point in time when the customer takes ownership and accepts the goods, which usually happens upon delivery. Our products are sold without the option for returns, and we do not offer any other credits or sales incentives to customers. Revenue is reported after deducting any value added taxes (VAT)

Contract Assets and Liabilities

We establish payment terms based on our evaluation of customers’ credit quality. We recognize contract assets for related accounts receivable and contract liabilities for contracts where payment has been received in advance. The balance of contract liabilities can vary depending on the timing of orders and delivery. As of June 30, 2022 and December 31, 2022, we had no other significant contract assets, contract liabilities, or deferred contract costs recorded on our consolidated balance sheet, apart from accounts receivable and advances from customers. consolidated balance sheet, apart from accounts receivable and advances from customers. Costs associated with fulfilling customers’ purchase orders, such as shipping and handling, are recognized as selling, general, and administrative expenses when incurred, before control is transferred. Costs associated with fulfilling customers’ purchase orders, such as shipping and handling, are recognized as selling, general, and administrative expenses when incurred, before control is transferred.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), which requires lessees to recognize a right-of-use asset and lease liability on the balance sheet for all leases, including operating leases, with a term in excess of 12 months. The guidance also expands the quantitative and qualitative disclosure requirements. The new guidance requires the lessee to record operating leases on the balance sheet with a right-of-use asset and corresponding liability for future payment obligations. The new guidance requires the lessee to record operating leases on the balance sheet with a right-of-use asset and corresponding liability for future payment obligations. In July 2018, the FASB issued ASU 2018-11 Leases (Topic 842) - Targeted Improvements that reduce costs and eases implementation of the lease standard for financial statement preparers. The ASU simplifies transition requirements and, for lessors, provides a practical expedient for the separation of non-lease components from lease components. In November 2019, FASB released ASU No. 2019-10, Financial Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, which modified the implementation date of the standard. For public entities, the guidance will be effective for fiscal year beginning after December 15, 2018 and interim periods therein. For all other entities, the guidance is effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021. As an emerging growth company, we will adopt this guidance effective October 1, 2021. We do not expect the cumulative effect resulting from the adoption of this guidance will have a material impact on its consolidated financial statements.

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In August 2018, the FASB ASU No. 2018-13, ‘Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement’ (‘ASU 2018-13’). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for all entities for fiscal years and interim periods within those fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. We do not expect this guidance will have a material impact on its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 was subsequently amended by Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Accounting Standards Update 2019-04 Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, and Accounting Standards Update 2019-05, Targeted Transition Relief. For public entities, ASU 2016-13 and its amendments is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, this guidance and its amendments will be effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. As an emerging growth company, we plan to adopt this guidance effective October 1, 2022. We are currently evaluating the impact of our pending adoption of ASU No. 2016-13 on our consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740)-Simplifying the Accounting for Income Taxes. ASU 2019-12 is intended to simplify accounting for income taxes. It removes certain exceptions to the general principles in Topic 740 and amends existing guidance to improve consistent application. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years, which is fiscal 2021 for us, with early adoption permitted. We do not expect adoption of the new guidance to have a significant impact on our financial statements.

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INDUSTRY

PHARMACEUTICAL MARKET SIZE AND GROWTH TRENDS

Global Pharmaceuticals Market Split by China, U.S. and Others, 2017-2030E

During the period from 2017 to 2021, the global pharmaceutical market exhibited a stable growth trend, with only a slight decline observed in 2020. In 2021, the global pharmaceuticals market size has reached USD 1,401.2 billion and this is expected to increase to USD 2,114.8 billion by 2030, at an average CAGR of 4.40%. Among them, the U.S. and China pharmaceutical market is the largest and has been quite active.

Market influencing factors:

This rapid growth trend is mainly driven by the high growth rate of the pharmaceutical market in the U.S. and China, and the following are some of the major factors:

First and foremost, the growing demand for pharmaceuticals is one of the key factors for the rapid growth of this market. With the increase in global population and aging trends, the demand for healthcare is on the rise. The increase in chronic diseases is also driving the expansion of the pharmaceutical market, with more medicines and healthcare services needed to meet the needs of patients.

Secondly, the continuous approval of innovative pharmaceuticals in the market has played a significant role in the market growth. Pharmaceutical companies continue to invest money and resources in the development of new pharmaceuticals to meet growing patient demand. The development and launch of these new pharmaceuticals are driving market expansion and providing more treatment options.

In conclusion, the rapid development of the pharmaceutical market provides huge business opportunities for pharmaceutical companies, especially in the two markets of the United States and China. The growth drivers for these markets include rising demand for pharmaceuticals, emergence of innovative drugs, etc. Pharmaceutical companies are increasingly relying on innovation and outsourcing services to meet market demands and improve competitiveness. This trend is expected to continue to drive the pharmaceutical market to achieve strong growth in the coming years.

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China Pharmaceutical Market Split by Chemical, Biological and Traditional Chinese Medicine, 2017-2030E

China’s pharmaceutical market can be categorized into three main segments, including chemical, biological and traditional Chinese medicines. According to the data, China’s pharmaceutical market reached a staggering RMB1,591.2 billion in 2021, with increasing government policy support, rising affordability of the population, and an expanding patient base, while the figure is expected to soar to RMB2,739 billion by 2030, at a CAGR of around 6.2% during the period. Policy support, technological advancement and market demand will jointly drive the rapidly development of China’s pharmaceutical market.

Of these three segments, the TCM segment is considered to be the most promising area in the Chinese pharmaceutical market.

The market size of the TCM segment has already reached RMB430 billion in 2021, and after the epidemic has gained national recognition and rapid growth, it is expected to reach RMB477 billion by the end of 2023, and increase to RMB603 billion by 2030. The market size of the TCM segment has already reached RMB430 billion by 2021, and has gained national recognition and rapid growth after the epidemic. Compound Annual Growth Rate (CAGR), from negative in 2017 to 2021, quickly turns positive, reaching a CAGR of 3.6% from 2021 to 2030.

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TCM industry Drivers

China’s consistent backing of Traditional Chinese Medicine (TCM) and the implementation of favorable policies in recent years are expected to contribute to the positive prospects of the TCM industry over the long term. Furthermore, given that TCM possesses characteristics of both consumer goods and health products, the sector is anticipated to experience sustained growth in aimd population aging and evolving consumer preferences.

1)

Primary medical and health institutions in China receive over 50% of patient visits, indicating their significant role in healthcare. Traditional Chinese Medicine (TCM) is expected to facilitate a phase of superior development.

a. The number of primary medical and health institutions in China has experienced a steadily growth, reaching a total of 977,800 in 2021, representing a slight increase of 0.8% compared to the previous year. These primary medical and health institutions now constitute more than half of the patient visits in the country. Specifically, hospitals accounted for 3.88 billion visits, equivalent to 45.8% of the total, while primary medical and health institutions accounted for 4.25 billion visits, representing 50.2%. The remaining 4.0% of patient visits were attributed to other medical and health institutions, totaling 340 million visits.

b. Traditional Chinese Medicine (TCM) is positioned to facilitate a period of substantial progress, as evidenced by the projected 1.2 billion patient visits in 2021. In recent years, the government has implemented a series of policies aimed at supporting the advancement of TCM, thereby presenting significant opportunities for the preservation and expansion of this medical discipline. As of 2021, there were 77,000 TCM medical and health institutions nationwide, reflecting a year-on-year increase of 6.9%. Additionally, the number of TCM practitioners reached 884,000, marking a 6.6% YoY growth. Notably, patient visits at TCM medical and health institutions surpassed 1.2 billion, indicating a 13.7% YoY increase. With the ongoing implementation of social security policies, the continual enhancement of the TCM innovation system, and the sustained expansion of the talent pool, we anticipate that TCM will experience a phase of high-quality development.

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2)	Anticipating the recovery and increased demand for consumer healthcare is advisable, and we recommend monitoring segments that demonstrate robust resilience.

a. Segments that have the potential to experience a resurgence in demand are expected to benefit from the upward trend in consumption upgrade. This increase in demand is primarily driven by the rising need for medical services due to the consumption upgrade trend and the aging population. According to the National Health Commission (NHC) and the Ministry of Commerce, China’s total healthcare expenditure reached RMB7.56 trillion in 2021, accounting for approximately 6.5% of the country’s GDP. This percentage is relatively low compared to the United States, where healthcare expenditure exceeds 15% of GDP. As the economy continues to develop, China’s per capita disposable income and the level of health awareness among its citizens are expected to improve. Consequently, the country’s medical and healthcare consumption will likely experience sustained and steady growth in the long term.

b. Anticipated is a positive trajectory in the business environment as pent-up demand is set to be released. We project the full unleashing of pent-up demand resulting from the pandemic to occur in the second half of 2022. This is driven by a substantial patient base with refractive errors and cataracts, as well as the potential for gross profit growth through future enhancements in ophthalmic surgery. Furthermore, notable opportunities for expansion are observed in oncology, dentistry, assisted reproduction, traditional Chinese medicine, and other specialized sectors.

c. Consumer medical devices are of significant interest due to the increasing prevalence of chronic conditions in the healthcare industry’s investment strategy for 2023. The NHC’s Report on the Status of Nutrition and Chronic Diseases of Chinese Residents (2020) reveals that the number of hypertensive patients among Chinese adults is less than 4 out of every 10 individuals, while one in eight individuals has diabetes and one in 12 has high serum cholesterol levels. Additionally, one in every 7 individuals over the age of 40 experiences chronic obstructive pulmonary disease (COPD).

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China Healthcare Market Size 2016-2026E

The scale of China’s healthcare capital demand is expected to exceed RMB9 trillion in 2021, up 14.6% year-on-year. With an average CAGR of 9.59% between 2016 and 2021, the figure is expected to exceed RMB15 trillion by 2026 as the government and the public pay more attention to healthcare. The average CAGR is expected to be around 10%.

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Market influencing factors

Similar to the global market, the increasing population and aging trend in China, resulting in a surge in the number of patients suffering from chronic diseases, are the major influencing factors for the healthcare market in China. By the end of 2020, China will have a total of 190,6 million people over aged 65, accounting for 13.5% of the total population. Close to 40% of the population over the age of 65 will suffer from a chronic disease.

Market Trends

In addition to the traditional biopharmaceuticals, healthcare products, medical and healthcare services and health management in the health market, the medical technology segment is also developing very rapidly, and as an infrastructural field has contributed to the rapid development of the above segments.

The “Services & Users” segment of the healthcare technology industry has the most significant market size, which mainly includes the online diagnosis and treatment and pharmaceutical e-commerce tracks, and their combined market size will be approximately RMB240 billion in 2021, but only occupies 2.6% of the overall healthcare market size. This suggests that the current penetration of MedTech in the overall healthcare market is still relatively low, but has huge potential for growth. With the linkage and integration of various technologies, applications and services, the various segments of medical technology will help optimize the healthcare service model and promote the scale of the entire industry to achieve another leap in growth.

In the future, healthcare technology will play a key role in a number of areas, such as telemedicine, healthcare data analytics, and medical device intelligence. Government support and investment, the emergence of innovative technologies, and the public’s demand for more convenient and efficient healthcare services will all contribute to the rapid growth of the healthcare technology industry. This industry will continue to drive greater growth in healthcare and contribute to improving the patient experience and quality of care.

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The health industry is a new engine for China’s economic development, with high industrial growth rate and large market potential

China’s major health industry shows a diverse market distribution. The senior care market holds the largest share at 40.05%, partly attributed to the aging population. The pharmaceutical sector occupies an important position with a 39.19% market share, while medical services have a relatively low market share of 11.22%. Although healthcare products and health management only accounted for 5.31% and 4.22% share respectively, as Chinese consumers are becoming more concerned about health and these two markets still have potential for future growth rapidly.

Health care products

Digital transformation of healthcare enterprises deepens, industry development becomes increasingly standardized and diversified

According to a report by AiMedia Consulting, China’s health care e-commerce market will reach 116.1 billion yuan in 2020, accounting for 28% of the entire health care market. This data reflects the penetration of online sales channels by nutraceutical companies. Analysts at AiMedia Consulting believe that because of the attributes of both food and medicine, health care products have a high consumption frequency, more re-purchase, and a higher efficiency of online penetration. Among the health care sales channels, the direct sales channel will account for 25% in 2020, while the share of e-commerce channel will grow to 40%, maintaining a comparable share with the pharmacy channel. With the development of technology, digital platforms and tools provide healthcare companies with wider sales channels and more effective management tools.

Chinese medicine

Policies and systems for the high-quality development of Chinese medicine further improved

In recent years, the State has issued a series of policies and regulations favorable to the development of Chinese medicine, such as the Law on Chinese Medicine, the Outline of the Strategic Plan for the Development of Chinese Medicine (2020-2030), and the Opinions on Promoting the Inheritance and Innovative Development of Chinese Medicine,123 which provide legal safeguards, financial support, and scientific and technological support for the cause of the Chinese medicine business and industry. “During the 14th Five-Year Plan period, a series of policies were introduced at the national level to increase the application of TCM in clinical settings. Supported by national policies and driven by clinical departments, the overall scale of the TCM industry has steadily increased in recent years.

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Analysis of China’s Large Health Industry Segments -- Health Management

Chronic diseases take a lot of time to be cured, and the mental and work pressures of modern life, irrational diets and unhealthy lifestyles accelerate the risk of chronic diseases.

In recent years, the Chinese government has repeatedly demonstrated its determination to promote health management services and establish a national health management services infrastructure, and there has been significant capital investment in the health management industry. China’s health management is gradually entering a stage of convergence in the development of health insurance business and derivative businesses such as Internet healthcare. China’s health management market size grew from RMB248 billion in 2015 to RMB850.3 billion by 2020, at a CAGR of 27.9% during the period.

Increasing per capita disposable income, aging population and rising prevalence of chronic diseases are the three main factors driving the development of China’s healthcare industry. Meanwhile, based on the overlapping factors of the advantages of health management for the management of chronic diseases and sub-health states and the advancement of Internet technology, the market size of China’s health management market is forecasted to reach RMB 2,189.8 billion in 2025, with a CAGR of 20.8% during the period.

COMPETITIVE LANDSCAPE

Institutional and regulatory changes

The pharmaceutical industry is heavily regulated by changing regulations and systems in various countries. These regulatory and institutional changes could have a significant impact on the approval, pricing and market access of medicines. Businesses need to constantly adapt to these changes to ensure that their products can be legally marketed and sold.

Price competition

Healthcare costs are rising, and governments, health insurance companies and patients are demanding higher pharmaceutical prices. This has led to increased price competition, and pharmaceutical companies need to find ways to reduce costs, increase efficiencies, and ensure that their products remain competitive in a highly competitive market.

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Intellectual Property Protection

Pharmaceutical companies are faced with the competitive pressures they face when pharmaceutical patents expire. Once a pharmaceutical’s patent expires, other companies can produce generics and lower the price, thus affecting sales of the original drug. This also makes innovation a key challenge for pharmaceutical companies to maintain market share.

Entry barriers

High R&D costs

Pharmaceutical research and development are an expensive and high-risk activity. Huge amounts of money need to be invested in research and development, and it takes years to conduct clinical trials and obtain approvals, as well as to overcome the difficulties in the early stages when a product is just being brought to market.

Market access requirements for pharmaceutical products vary from country to country, requiring companies to meet a range of regulations and standards. This may include requirements for clinical trial data, quality control and safety validation.

Intellectual Property Protection

Obtaining drug patents and protecting intellectual property is one of the key barriers to market entry. Pharmaceutical companies need to ensure that their research and development is legally protected against imitations by competitors. Patent applications also take longer to get approved.

Establishment of marketing and sales network

A large sales network that relies on years of offline channel management to gradually build, including multiple levels of customer management and tracking. Online omni-channel penetration, and branding, all require more time and resources to accomplish.

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BUSINESS

Our Mission

Our Vision: Promote TCM civilization and convey the concept of health.

Our Mission: Help 1.4 billion Chinese people around the world to live a healthy life over 120 years old.

Our Slogan: To live long and prosper, to be with Aibafang.

Overview

We are a leading research and development, manufacturer and distributor of Chinese medicine and healthcare products, and also have built an industry-leading digital platform for healthcare products and services based on Big Data, Artificial Intelligence and Cloud Computing technologies. And we are committed to providing consumers with high-quality healthcare products and services to satisfy people’s pursuit of a healthy new consumer life. We contribute to people’s health and well-being through R&D and innovation of health products, dissemination of health concepts and culture, and provision of health information and counseling, and strive to build up a national health brand. So far, the company through the digital transformation to integrate a set of upstreaming and down-streaming of industry chain, such as R&D, production and sales, chain franchising, health care services, corporate affiliation, data service base on the digital healthcare production and consumption platform. So we could serve our customers scientifically, rapidly and systematically. And base on the digital platform, we also could upgrade our health services universally, digitally, standardly and ecologically. With twelve years of brand reputation, we are the navigator of the field of harmless restoration, the leader of the health industry.

We comprehensively serve healthy people, sub-healthy people and people with chronic symptoms, covering customers of all ages. We are dedicated to bring preventive health care for healthy customers, so that they are less illness, to maintain a healthy status; for the sub-healthy people, to bring harmless repair health products for body recuperation; for chronic disease patients, to provide targeted therapeutic TCM products, such as pain of neck, shoulder, waist and leg, gastrointestinal health, men’s health, gynecological and other aspects of symptoms. Realize the vision that Help 1.4 billion Chinese people around the world to live a healthy life over 120 years old.

Our offline stores and operation centers are located throughout the country, including Guangdong, Guangxi, Hainan, Fujian, Zhejiang, Shanghai, Jiangsu, Shandong, Jiangxi, Hunan, Yunnan, Chongqing, Xinjiang, Inner Mongolia, Gansu, Shaanxi, Henan, Liaoning, Shenyang, totally 19 provinces and regions as well as overseas. The distribution system is the development stone of healthcare enterprises, we have establishment of the sales system from the start-up of the company, till now, we already have a sales network of 1,366 provincial agents, 3,324 municipal agents and 11,281 county agents.

We have built an industry-leading digital platform for healthcare products and services based on Big Data, Artificial Intelligence and Cloud Computing technologies including an e-commerce platform, and a module for online consultation. Aibafang Mall is our e-commerce platform for displaying our self-owned products, where we interact with our consumers, launch new products and have a high repurchase rate of products on our extensive customer base and customers loyalty. We also launched our first software, Hushenbao app, which is records of more than 1,000 kinds of disease treatment methods, Chinese medicine prescription, you can search for the disease symptomatic treatment, but also online consultation directly, Chinese medicine professionals 24/7 for customer service.

Leading by our experienced management team, we have developed the business with the original intention of prevailing the concept of health and satisfying people’s pursuit of a healthy life through 12 years of continuous R&D of healthcare products. Start with charity clinic campaign across the country, our company was founded in 2012, to help people lead a health life; Since 2014, we start to brand development strategically; From 2017, we began to launch self-research products, Aibafang Gubao, and Hushenbao APP  as well, the protection of the body treasure life and health system synchronization on-line; In 2019, we also launched Aibafang Curriculum, and also start to set up health management operations center, so far we have extend to nearly 1,000 centers.

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Products and Technologies

We have a series of patented products and technologies. We have diversified products lines, covering all age groups of customers and different needs of the population. The products mainly include pain series, detoxification series, beauty and skin care series, men’s health series and gynecological series. Among them, Aibafang Gubao, initiated by Dr. Yang and American scientists, the world’s first nano gasification of TCM product, the effect is outstanding, has been a comprehensive alternative to the traditional ointment. We also have self-developed core technologies, including patented gasification technology, non-invasive detoxification technology and a variety of traditional Chinese medicine inherited secret formulas. We will continue to innovate and apply our patented technologies, to develop new products, and to continue to invest in the research and development of various core technologies.

Main Products

Aibafang Gubao

Aibafang Gubao is a herbal applicator based on innovative gasification technology, designed to regulate rheumatism and bone pain, as well as for family emergencies. The uniqueness of this product is that it quickly penetrates the skin and provides fast and precise pain relief. It expels wind and cold, eliminates toxins and moisture, relaxes tendons and collaterals, activates blood circulation and eliminates blood stasis, reduces inflammation and swelling and relieves pain and is suitable for a variety of pain conditions.

The characteristics of Aibafang Gubao have the following peculiarities. First, its fast permeability is due to the patented gasification core technology, which is able to penetrate 7 centimeters under the skin in 3 seconds to 1 minute, effectively solve the problem of difficult penetration of traditional Chinese medicine to work quickly. Second, the roller ball applicator design makes it easy to massage and rotate left and right. Ai Bafang Gubo can be completely absorbed by the skin without leaving residue, which ensures complete absorption without residue. Users can apply the product directly to the painful area to achieve a precise therapeutic effect, which emphasizes its targeting ability. In addition, the product provides pain relief that lasts more than 8-12 hours, guaranteeing long-lasting results.

Finally, the product is offered in separate bottles of cold and hot types to better maintain the stability of the two effects, maximize the effect of promoting blood circulation, relieve blood congestion and reduce inflammation and swelling to provide users with the best therapeutic choice.

Aibafang Qingmei

Adopting the natural medicinal formula combined with the fermentation of green plum, Aibafang Qingmei contains several effects, including regulating constipation, intestinal detoxification, health care, lose weight, remove acne and impurities, regulating the three heights, regulating the endocrine system, invigorate the spleen, eliminate dampness and regulate the acid-base balance, and so on.

Aibafang Qingmei uses the secret formula of pure Chinese medicine to ensure the purity and effectiveness. This preparation method preserves the traditional properties of Chinese medicine and provides the user with a natural herbal supplement. In addition, with the concept of homology of medicine and food, Aibafang Qingmei combines the medicinal properties of traditional Chinese medicine with the nutritional properties of food, which has the dual benefit of homology of medicine and food and meets the natural health needs of the human body. Through natural fermentation and specific ingredients, the product has natural alkaline detoxification properties, which help neutralize acidic substances in the body, promote detoxification of the body and maintain intestinal health. The ingredient of green plum can balance the PH value of the body, regulate the acidic body, improve the symptoms of malaise, and create a healthier and balanced internal environment for the body.

Aibafang Goddess

Aibafang Goddess is an intimate care product specially formulated for women to pamper their intimate area, prevent gynecological problems and provide comprehensive care and protection. With natural herbs as the main ingredients, combined with modern technology, the products use internal and external combinations in capsule and patch form to fully meet women’s health needs. The product has multiple effects to comprehensively protect the health of the female intimate area. The effects include detoxification and self-cleansing, antibacterial action, odor elimination, blood circulation and blood stasis, uterine warming, skin care and blemishes, ovarian nutrition, fertility optimization, vaginal reduction, vaginal lushness and prevention and regulation of various gynecological problems.

First and foremost, Aibafang Goddess provides deep intimate care through a combination of internal and external methods. The Implantable Aibafang Goddess targets gynecological problems from the inside by taking capsules internally. On the other hand, the Aibafang Goddess patch is applied externally to gently care for the external intimate area and form an all-round protection. Secondly, the product is carefully made from natural herbal extracts such as snow lotus, motherwort and angelica, which are combined with ancient Chinese medical theories and modern gynecological research. This combination of natural and technological formulas ensures the safety and effectiveness of the product. In addition, the product uses the patented technology of non-invasive detoxification as the core, which includes a series of high-tech, cotton fabric as a carrier, herbal antibacterial, natural spawn and other technological fusion, acting on the lesions, maintaining the micro-ecological environment of the intimate parts. Finally, for all kinds of intimate inflammation, dysmenorrhea, uterine cold, uterine myoma and other symptoms, Aibafang Goddess has preventive and regulating effect, providing women with all-round intimate care and helping women maintain a healthy and comfortable life.

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Aibafang Men’s God

Aibafang Men’s God is a herbal nutrient supplement for men. Based on the concept of homologous composition of food and medicine, it combines a variety of valuable Chinese herbs and is refined by scientific composition. It can be used by both men and women to achieve the health goal of regulating the liver and kidneys together and regulating both men and women. As for the effectiveness of the product, its main purpose is to regulate the general weakness, insomnia, poor concentration, poor memory and other symptoms in men, and to exert the effect of nourishing the liver and kidney, strengthening qi and circulating qi.

Aibafang Men’s God emphasizes the concept of grouping medicine and food by combining medicine and food to provide natural health support for men, emphasizing the combination of health conditioning and natural food. In addition, the product is unique in that it is suitable for both sexes and helps to balance the functions of the liver and kidneys and take care of the health of the whole body.

Aimeiyan Anti-Wrinkle Firming Cream

Aimeiyan Anti-Wrinkle Firming Cream is a product designed for beauty care and skin care, focusing on 0 alcohol and 0 fragrance, maintaining the concept of gentle care for sensitive skin. Against the background of years of professional research and development, effective ingredients such as Hokkaido pearls and arbutin have been specially added to refine and balance, smooth and firm the skin for more efficient skin care. The main purpose of the product is to lighten and brighten, lighten skin tone, tighten skin, shrink pores, reduce wrinkles and acne signs, and nourish skin to provide comprehensive skin care.

Aimeiyan Anti-Wrinkle Firming Cream is known for its one-step multifunctionality, a product that meets multiple skin care needs and simplifies skin care steps. This product is suitable for all skin types and can be used by both men and women. In addition, the products are of reliable quality, manufactured in international 100,000 grade GMP aseptic production plants, certified for reliable quality, and emphasize a gentle care strategy for sensitive skin.

Product Name	Product Image	Specs and Features
Aibafang Gubao		Specs

Product Description: Aibafang Gubao is a herbal applicator based on innovative gasification technology, specially designed for the treatment of rheumatic bone pain and family emergencies. Its main advantage is that it penetrates quickly into the skin and provides long-lasting and precise relief from the effects of treatment.

Product Type: Applicator
Packaging Specifications: Set of 40ml per bottle (one cold and one hot)

Features

Rapid Penetration: Thanks to the patented gasification core technology, Ai Bafang Gu Bao is able to penetrate up to 7 cm under the skin in 3 seconds - 1 minute, which improves the problem of difficult penetration of traditional Chinese medicines, and works quickly.

Roller Ball Application Design: With massage around, convenient and practical.
Fully Absorbed Without Residue: The product is fully absorbed by the skin without leaving any residue.
Accurate Targeting: Users can apply the product directly to the painful area to achieve precise therapeutic results.
Lasting Effect: The product provides pain relief that lasts for more than 8-12 hours.

Separate Bottles For Hot And Cold Types: Maintain the stability of the two effects individually, relieve blood congestion and reduce inflammation and swelling each have their own extreme effects, which are combined together to produce the best results.

Product Efficacy: Expels wind and cold, eliminates toxins and moisture, relaxes tendons and collaterals, activates blood circulation and eliminates blood stasis, reduces inflammation and swelling and relieves pain and is suitable for a variety of pain conditions.

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Aibafang Qingmei	Specs
Product Description: Adopting the natural medicinal formula combined with the fermentation of green plum,
Packaging Specifications:20 capsules/box (200g)
Product Type: Cool Fruit Type

Features
Product Features:

Pure Chinese Medicine Secret Preparation：

Aibafang Qingmei uses the secret formula of pure Chinese medicine to ensure the purity and effectiveness of the product. This preparation method preserves the traditional properties of Chinese medicine and provides the user with a natural herbal supplement.

Natural Medicine And Food With The Same Source: With the concept of medicine and food from the same source, Aibafang Qingmei integrates the medicinal properties of traditional Chinese medicine with the nutritional properties of food. The homology of medicine and food means that it is not only a kind of food, but also has the health-promoting and nurturing effect of Chinese herbs, which meets the health needs of the human body in a natural and healthy way.

Natural Alkaline Detox Food: Through unique natural fermentation and specific ingredients, it helps to neutralize acids in the body, promote body detoxification and maintain a healthy intestinal environment.

Product Efficacy :Regulate constipation, intestinal detoxification, health care, lose weight, remove acne and impurities, regulating the three heights, regulating the endocrine system, invigorate the spleen, eliminate dampness and regulate the acid-base balance, and so on.

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Aibafang Goddess	Specs
The External Aibafang Goddess:
Packaging Specifications: 20pcs/box
Ingredients: Snow lotus, motherwort, angelica, bitter ginseng, cypress, saffron and other plant extracts and so on.
Usage Method: Remove the product, peel off the non-stick backing paper, affix it to the undergarment, and place the cotton layer on the perineum.
The Implantable Aibafang Goddess:
Packaging Specifications: 0.5g/capsule*2 capsules/bottle*5 bottles/box

Ingredients: Scutellaria Baicalensis Root Extract, Radix Bitter Ginseng Root Extract, Phellodendron Bark Extract, Phellodendron Bark Extract, Cortex Eucommiae Extract, Radix Angelica Officinalis Root Extract, Radix Angelica Officinalis Root Extract, Rhizoma Ginseng Root Extract, Rhizoma Ligusticum Chuanxiong Extract, Tocopherol Acetic Acid Screening, Royalea Rosea Flower Oil, Camellia Seed Oil, Simmondsia Chinensis Seed Oil, Chickweed Pepper Fruit Oil, Thymus Officinalis Extract, Boswellia Sclerocarpata, Ylang Ylang Flower Oil, Myrrh Oil, etc.

Usage Method: For nighttime use, ensure vulva is clean. While lying on your back, gently place the capsule in the posterior vaginal fornix using your middle finger. It can be used daily, 15 minutes after the dissolution of the capsule can be used every day.

Features

Combination Of Internal and External, Deep Care: Aibafang Goddess provides deep care for the intimate area through a combination of internal and external application. The Implantable Aibafang Goddess targets gynecological problems from the inside by taking capsules internally. The Aibafang Goddess patch, on the other hand, is applied externally to gently care for the external intimate area and form an all-round protection.

Natural Herbal Formulation: The product is made of natural herbal extracts, such as snow lotus, motherwort, angelica, etc., combined with ancient Chinese medical theories and modern gynecological topical research, and is carefully made. This combination of natural and technological formulas ensures the safety and efficacy of the product.

Patented High-Tech Application: Utilizing non-invasive detoxification as the core patented technology, Aibafang Goddess combines a number of high-tech, cotton knitted cloth as a carrier, plant antibacterial, natural spawning nourishment and other technology fusion, to maintain the micro-ecological environment of the intimate parts.

Product Efficacy: Aibafang Goddess has multiple effects, including detoxification and self-cleaning, anti-bacterial, odor removal, blood circulation and blood stasis, uterine warming, skin nourishment and blemish, ovary nourishment, fertility optimization, vaginal reduction, vaginal voluptuousness, these effects take full care of women’s intimate health.

Preventing and Regulating Gynecological Problems: For all kinds of intimate inflammation, dysmenorrhea, uterine cold, uterine fibroids and other symptoms, Aibafang Goddess has preventive and regulating effects, providing all-around intimate care for women and helping them maintain a healthy and comfortable life.

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Aibafang Men’s God	Specs

Product Description: Aibafang Men’s God is a herbal nutritional toning product designed for men. Based on the concept of homologous grouping of food and medicine, it combines a variety of precious Chinese herbs and is refined through scientific compounding. It can be used by both men and women to achieve the health goal of regulating the liver and kidney together and regulating both men and women together.

Features

Homoeopathic Formulas: Aibafang Men’s God combines medicines and food, using the concept of homoeopathic formulas to provide natural health support for men. This unique concept emphasizes the combination of health conditioning and natural foods.

Product Efficacy: Regulate men’s general weakness, insomnia, sleeplessness, lack of concentration, memory declines and other symptoms, and to exert the effect of nourishing liver and kidney, invigorating qi and qi circulation.

Aimeiyan Anti-Wrinkle Firming Cream	Specs

Product Description: Aimeiyan Anti-Wrinkle Firming Cream is a product designed for beauty and skin care, 0 alcohol, 0 fragrance, adhere to the strategy of gentle care of sensitive skin. Against the background of the brand’s many years of professional research and development, it is specially formulated with effective ingredients such as Hokkaido pearls and arbutin, which make the skin fine and even, smooth and firm, and skincare more efficient.

Ingredients: pearl extract, rosehip oil, lighthouse jellyfish, arbutin, ginseng extract, white vetch extract, fullerene, etc.
Precautions: both men and women, all skin types, except severe acne skin
Usage Method: After cleansing, take soybean big beauty cream evenly point in the face, gently pat evenly open to absorption can be.

Features

Multi-Effects in One Step: lighten and brighten, lighten skin tone, tighten skin, shrink pores, reduce wrinkles and acne signs, and nourish skin to provide comprehensive skin care. One product for multiple skincare needs and simplified skincare steps.

Widely Used by Both Men and Women: Aimeiyan Anti-Wrinkle Firming Cream is suitable for all skin types and can be used by both men and women, not only providing meticulous care for women, but also nourishing and improving the skin of men.

Reliable Quality, Scientific Research and Development: Adopting international 100,000 grade GMP aseptic production workshop for manufacturing, with reliable quality certification. The products are created by a strong R&D technical team, with 0 alcohol and 0 fragrance, emphasizing a gentle care strategy for sensitive skin.

Product Efficacy: Whitening and lightening, brightening skin tone, firming skin, shrinking pores, reducing wrinkles and acne marks, nourishing skin care.

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Business Model

We are a whole industry chain group company integrating R&D, pharmaceuticals, distribution and new media marketing and branding. Through our patented traditional Chinese medicine health products, we serve healthy people, sub-healthy people and chronic symptoms people, covering all age groups; Our rich product lines and various customer tailored products in each product line covering each consumer circle, and also gradually covering the whole lifecycle of the health needs of our regular customers.

We sell directly or indirectly to end-consumers through offline wholesalers, agents and chain retailers, as well as through online self-owned e-commerce platforms and new media omni-channel distribution platforms. Precise marketing advertising, and word-of-mouth spreading, the combination of online and offline sales network synergy, and the strong promotion of company’s brand, forming a huge flywheel growth of online channel, offline channel and social network of people.

Competitive advantages

We believe the following strengths contribute to our success and differentiate us from our competitors.

Diversified product groups

One of our competitive advantages lies in the diversity of our product portfolio. Represented by Ai Bafang Gubao, Qingmei, Goddess, Men’s God, and Ai Mei Yan Anti-Wrinkle Firming Cream, we offer a rich product line covering a wide range of areas such as health conditioning, intimate care, and beauty and skincare. Each product has its own unique features and functions. This diversity does not only include solutions for different health symptoms or beauty needs, but is also reflected in the variety of product forms, ways of use and formulations.

We have a wide range of products to meet the needs of our customers in different areas. Ai Bafang Gu Bao specializes in health conditioning, providing solutions for rheumatism and bone pain and home emergency. Qingmei products focus on cleansing and detoxification, health and wellness with multiple benefits. The Goddess series provides intimate care for women, including detoxification, anti-bacterial and nourishing functions. Men’s God products are designed for men and are dedicated to regulating men’s health issues. For its part, Amex Anti-Wrinkle Firming Cream focuses on beauty and skincare in the quest for brighter and firmer skin.

This diversified product portfolio not only meets the needs of different customer groups and establishes a broad customer base for us, but also the depth of coverage of our R&D products and the gradual diversification of our product lines, which enables our customers and their families to build long-term and deep consumer trust in our brands and enables us to maintain our leading position in the competitive market.

Maintain stable relationship with suppliers

One of our competitive advantages is our close relationship with our suppliers. We have our own pharmaceutical factory - AiBafang Pharmaceuticals, which allows us to directly control the manufacturing process of our products, thus ensuring high standards and consistency in product quality. Equipped with advanced production equipment and technology, our pharmaceutical factories have experienced production teams that can efficiently and accurately manufacture a wide range of products, with production capacities that are far more than adequate to meet different market demands. Currently, we organize production through orders to ensure the efficiency of inventory management, and flexibly adjust the production plan to quickly respond to market changes. Optimization of the production process is realized, which reduces the production cost, improves the production efficiency, ensures the product quality, and thus achieves the competitive advantage in the fierce market competition.

We also maintain a long-term and stable relationship with suppliers in origins of Chinese herbal medicines. In the production process of order production and flexible supply, our long-term cooperative suppliers give us very stable and high-quality supply support.

Extensive distribution network

One of our competitive advantages is an extensive and powerful distribution network. Offline stores and operation centers extend to the whole country and even some international areas, including Guangdong, Guangxi, Hainan, Fujian, Zhejiang, Shanghai, Jiangsu, Shandong, Jiangxi, Hunan, Yunnan, Chongqing, Xinjiang, Inner Mongolia, Gansu, Shaanxi, Henan, Liaoning, Shenyang, and many other provinces in China and international markets. This distribution network enables us to deliver our products quickly to all corners of the world and to meet the needs of our customers in different regions.

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We realized the importance of the sales system at an early stage, and therefore make a lot effort to the construction of the sales and marketing system which is covering all provinces in China, including 1,366 provincial agents, 3,324 municipal agents and 11,281 county agents. We have adopted a membership-based sales system, through which we have reduced the costs in marketing and develop very fast, and also laid the foundation for the flywheel growth development of the AiBafang in the next five years.

We have also seized the dividends of the new media era by adopting the private domain traffic operation, public domain traffic and live streaming & short video matrix base on our big data platform including application apps, small programs, official accounts of new media, and Hushenbao our health consulting app. At the same time, we offer exclusive products of high margin which supply to microbusinesses, e-commerce companies and platform companies with extensive sales and marketing channels. Our own sales and marketing network has extend to nearly 80 cities across China, and 75% of our agents have been working together for more than 5 years, which has laid a solid channel foundation for the company. Through these initiatives, we have an extensive online and offline distribution network, which is greatly contribute to company’s further growth.

Implementation of “Q/BT19510-2017” Quality Assurance Management System)

One of our competitive advantages is that we adhere to high quality standards and have fully implemented the “Q/BT19510-2017” quality assurance management system. This system is the Chinese national standard for the quality assurance system of food formulas for special medical purposes, which requires us to follow a series of strict quality management standards and procedures in the production and marketing of food formulas for special medical purposes. By implementing this system, we are able to ensure that our products comply with national standards and regulations, thereby providing our customers with high quality, safe and reliable products. This quality assurance system covers all aspects of production, packaging, storage and transportation, ensuring that every detail of the product is strictly monitored and managed.

In addition, our implementation of the “Q/BT19510-2017” quality assurance management system reflects our commitment to quality and safety, which helps to increase customer trust and enhance our competitiveness in the market. We are always committed to providing exceptional products and services to meet our customers’ needs and remain at the forefront of our industry. The implementation of this quality assurance system is an important part of our competitive advantage and will continue to provide a solid foundation for our growth and success.

Experienced management team and strong R&D capabilities

Our company’s management team and R&D capabilities are one of our competitive advantages. Our Founder and President, Ms. Song Ping, has proven serial entrepreneurial experience and leadership skills, has received numerous honors and held key positions in industry associations, and has an MBA from Tsinghua University. The founder and Vice President, Mr. Pak Ou Rong, is qualified as a National senior health manager and orthopaedic surgeon, and has extensive experience in medical and health management. Our CTO, Mr. Huang Zhuping, is a leader and promoter of Chinese medicine and actively participates in medical seminars and public welfare activities, possessing a wealth of knowledge and skills in Chinese medicine. Mr. Peng Yuping, Director of Information Department, is a national senior health manager and senior acupuncturist with rich experience in health management. Mr. Ran Guoyong, Director of Marketing, has many years of experience in sales and marketing. In addition, the company has a number of independent directors and professional advisors with extensive experience and knowledge in various health fields. With the management team’s decades of experience in the industry, and the depth of understanding of consumer demand is the basis of the company’s emergence in the industry and fast capture the high market share.

In addition to our experienced management team, our R&D team is also very strong. Our CTO, Mr. Huang Zhuping, is committed to product development based on Chinese medicine and modern medical knowledge. Our products undergo continuous research, development and innovation in order to provide high quality, safe and reliable products to meet people’s needs for health. We have a strong team dedicated to innovating core technologies, one of which is gasification. This technology is the cornerstone of our product development, which is able to gasify the herbal ingredients and bring the molecular structure to nano rank.

These experienced members of the management team and strong research and development capabilities enable us to maintain a competitive edge in the major healthcare industry and continue to provide innovative products and services to meet the needs of our customers. Our team is dedicated to the integration of health management and traditional medicine to provide comprehensive health solutions for our clients. Through innovation, research and development, and a wealth of experience, we continue to drive our company forward to meet the changing health needs of our customers.

We are able to continuously optimize our product formulations and use the latest research and development to keep our products innovative and ahead of the curve. Continuous research and development is one of the company’s long-term strategy, till the end of 2022, R & D expenses accounted for nearly 3% of net profit, 2023 the company will plan to invest in research and development and increase to 10% of net profit, is committed to leading science and technology to serve the personalized needs of our customers, in the new era of consumption, to lead the customer new healthy consumer life.

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Development Strategy

We intend to grow the business through the following key strategies:

Product strategy

Based on the diversified nature of our products, we have developed a set of multi-level product strategies to cover a wider layer of customer groups and to meet the needs of different consumers at all stages of their lifecycle. Our product lines cover a wide range of areas such as health toning, intimate care and beauty and skincare, with the goal of meeting the health and beauty needs of different groups of people.

Firstly, we are committed to meeting the specific needs of our diverse layer of customers. For young and middle-aged people who are pursuing a healthy lifestyle, we offer health-conditioning products that emphasize health care and immunity enhancement. For female customers who emphasize on intimate health, we introduce intimate care products to cure their special health symptoms and improve their quality of life. We also specialize in beauty and anti-aging customers, providing them with anti-wrinkle, firming, whitening and other beauty and skincare products to satisfy their pursuit of beauty. Secondly, taken into account the diverse needs of our customers throughout their lifecycle, we have designed customer tailored products, including teenage, white-collar, midlife and senior products, to meet the health needs of our customers at different stages. These products address the characteristics of each lifecycle, with health care, conditioning and anti-aging as the main goals, providing personalized solutions for customers.

We have also strengthened our brand image and market positioning to create a healthy, professional and trustworthy brand image. Through cooperation with professional organizations in the medical, healthcare and beauty fields, we provide professional endorsement for our products and enhance their credibility in the market. At the same time, we adopt a combination of online and offline marketing strategies to provide a upgrade consumer experience through intelligent technology and recommend the most suitable products for our customers. Through such a product strategy, we aim to provide customers with comprehensive health solutions covering customers at different stages and with different needs, to improve the market competitiveness of our products and to enhance customer loyalty.

Technology strategy

In terms of technology strategy, we will focus on the development of new media marketing, big data platforms and cloud services to enable cross-selling and precision marketing of our products. This strategy will help us to better understand our customers’ needs, improve product sales effectiveness, enhance customer interactions, and continuously improve our products.

First of all, in terms of new media marketing, through the construction and maintenance of our own website, major social media traffic platforms cooperation, as well as private domain traffic and other marketing tools, we are able to real-time sharing of product information, industry trends, health knowledge, etc., to establish a closer interact with customers. Through high-traffic new media channels, we are able to accurately display our products to customer groups with demands, and accurately promote our products to their corresponding audience groups lead by KOLs of new medias. Secondly, we will vigorously develop big data platforms and cloud services. By analyzing customer consumption behavior, we can gain insights into customer preferences, purchasing behaviors, and lifecycle stage needs, so that we can launch more customer tailored products and develop more targeted marketing strategies and tools. Through cloud services, we can provide our dealers at all levels with more applicable marketing tools and management tools, so that everyone can be a product user and promoter.

Most importantly, we will achieve product promotion through cross-selling and precision marketing. By analyzing customer behavior, we are able to determine customer preferences, recommend relevant products for them and enable cross-selling. At the same time, through precision marketing, we are able to push specific products to potential customers and increase sales conversion rates. Taken together, this technology strategy will enable us to better utilize modern technology to achieve a high degree of alignment between product sales and customer needs. Through the enhancement of new media marketing and data cloud services, we are able to achieve precise positioning, improve customer satisfaction, accelerate sales, and thus achieve a larger market share.

Market strategy

Our marketing strategy focuses on two main areas: expanding our marketing and sales network to cover a wider range of regions, and gradually expanding our business overseas.

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First and foremost, we are expanding our marketing and sales network to more regions. We have established many offline stores and operation centers covering many provinces and cities in China, including Guangdong, Guangxi, Hainan, Fujian, Zhejiang, Shanghai, Jiangsu, Shandong, Jiangxi, Hunan, Yunnan, Chongqing, Xinjiang, Inner Mongolia, Gansu, Shaanxi, Henan and Liaoning. This wide distribution operation centers network ensures that we reach more potential customers and build a strong sales network.

Secondly, we plan to gradually explore overseas markets. Our goal is to promote our products overseas, develop international sales channels, and meet the needs of customers in different regions of the world. We will conduct market research, strengthen our understanding of overseas markets, establish an international sales team, and gradually adjust our products to meet the needs and standards of different countries and regions. Overseas expansion programs like this help to increase the visibility and influence of our brands internationally.

In order to achieve this strategic objective, we will take some steps, including strengthening research and analysis related to international markets, building up sales and marketing teams adapted to overseas markets, and ensuring that products are able to comply with local regulations, standards and ethics. We believe that through such a market strategy, we can continue to expand our sales scale, enhance the international competitiveness of our brand, and realize the sustainable development of our enterprise.

Industrial chain strategy

In response to the development forecasts and future trends of the healthcare industry, we will develop corresponding industrial chain strategies to cater to market demand and realize business expansion, gradually cooperate and cover the upstream and downstream of the industrial chain, and continue to maintain our solid position in the competitive industry. Here are a few strategic cooperation with up and down streaming healthcare application scenarios.

i) Technological innovation and cooperation

Given our strength in R&D, we can further strengthen our partnerships with technology companies, especially those focused on health technology, artificial intelligence and data analytics. By jointly developing intelligent health management applications, we can provide users with more personalized and intelligent health solutions and to enlarge the effectiveness of our products.

ii) Senior Living Organizations - Health Management Solution Providers

Combined with the characteristics of our products, we can further explore cooperation with senior living organizations to provide solutions of health management and rehabilitation care for the elderly. As one of the landing scenarios for our products, and we can also customize our products according to the special needs of the elderly to create multi-scenario solutions for elderly care center.

iii) Health Tourism Service Provider

Health tourism is one of the emerging areas in the health industry, and we may consider expanding our products related to health tourism. For example, by combining our wellness products with health tourism, we are launching specific products for the traveling public to provide them with a healthy, relaxing and enjoyable travel experience.

iv) Promoting local health products

For healthcare products, we can continue to expand our product lines and strengthen our partnerships with pharmaceutical, food and care product companies. Based on our specialty products, we further develop healthy products that meet the market demand and are close to consumers’ lives.

v) Our big data platform combined with various health scenarios

Relying on our strong digitalization capabilities, we can further develop health management services of multiple scenario and offer personalized health management solutions. Through the data and technical support of our big data platform, combined with downstream health demand scenarios, we provide users with a full range of health management services to achieve personalized health goals.

Through these industry chain expansion strategies, we can fully utilize our strengths in product development and to provide customized and innovative solutions for different areas of the health industry and further expand our market presence.

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Research and Development

We invest significant resources in the development of new products. Up to now, we have obtained 1 invention patent, 4 utility model patents, 8 computer software copyright patents and 48 registered trademarks.

Zhuping Huang, who has extensive experience in the Chinese medicine industry, serves as our CTO, responsible for the research and development of our products and core technologies, as well as building our R&D team. Prior to joining our company, Mr. HUANG devoted himself to the study of Chinese medicine and followed Dr. Yeung Lung, his professor, a seven-generation ancestral Chinese medicine practitioner, to learn Chinese medicine till today. He is also the Vice President of the China International Medical Pharmaceutical Association, as well as a senior consultant of the Consulting and Development Department of the China Folk Chinese Medicine Research and Development Association and an expert member of the National Health Industry Pharmaceutical Technology Development Committee. Mr. HUANG has developed our overall research and development strategy, which aims to utilize modern technology to revolutionize the production of herbal products and to continuously develop herbal products that meet the highest quality standards. With the concept of homology of medicine and food, the product integrates the medicinal properties of traditional Chinese medicine and the nutritional characteristics of food, with the dual benefits of medicine and food, to meet the natural health needs of the human body.

R&D expenses in 2022 accounted for nearly 3% of net profit, and in 2023 the company will still increase its efforts to invest in R&D, and intends to invest in R&D to 10% of net profit, and is committed to serving the personalized needs of our customers with leading technology and leading them to a new healthy consumer life in the new consumer era.

Intellectual Property

We regard our patents, trademarks, copyrights and other intellectual property critical to our business operations. We rely on laws and regulations on patents, trademarks and copyrights to protect our intellectual property.

Patent Number	Issue Date	Category	Patent Name	Issue Country
ZL201310448971.8	April 06, 2016	Patents for inventions	A kind of traditional Chinese medicine for treating osteomalacia	China
ZL 2020 2 2908485.8	December 7, 2020	Utility model	A kind of Chinese medicine drying device with vibration mechanism	China
ZL 2020 2 2908482.4	December 7, 2020	Utility model	A kind of grinding device for the processing of Chinese herbal medicine	China
ZL 2020 2 2908481.X	December 7, 2020	Utility model	A kind of boiling device for Chinese medicine	China
ZL 2020 2 2912025.2	December 7, 2020	Utility model	A kind of Chinese herbal medicine pulverizing device with filtering device for Chinese medicine	China

Copyright Number	Issue Date	Category	Copyright Name	Issue Country
2020SR0110204	January 9, 2019	Software	Love Eight Bodyguard IOS Version V1.0	China
2020SR0098532	January 9, 2019	Software	Love Eight Bodyguard for Android V1.0	China
2017SR277903	March 1, 2017	Software	Bodyguard Chinese Medicine Software (IOS version) [Abbreviation: Bodyguard] V1.09	China
2017SR278611	March 1, 2017	Software	Bodyguard Chinese Medicine Software (Android version) [abbreviation: Bodyguard] V1.09	China
2019SR1015972	October 23, 2018	Software	Love Eight Management System V1.0	China
2019SR0956732	November 19, 2017	Software	AiBaFang Health New Retail System for Android [Abbreviation: Health New Retail System] V1.0	China
2019SR1012931	November 19, 2017	Software	AiBaFang Health New Retail System IOS Version [Abbreviation: Health New Retail System] V1.5	China
2020SR0151884	October 23, 2019	Software	Love Eight System Software for Android V1.0	China

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Trademark Number	Issue Date	Expiration Date	Trademark Name	Issue Country
22497003	February 14, 2018	February 13, 2028		China
22496872	April 7, 2018	April 6, 2028		China
22624941	February 14, 2018	February 13, 2028		China
22496655	February 14, 2018	February 13, 2028		China
20920943	September 28, 2017	September 27, 2027		China
22496689	February 14, 2018	February 13, 2028		China
22496761	February 14, 2018	February 13, 2028		China
22496577	February 14, 2018	February 13, 2028		China
22496799	February 14, 2018	February 13, 2028		China
20920915	October 7, 2017	October 6, 2027		China
22496685	February 14, 2018	February 13, 2028		China
22496744	February 14, 2018	February 13, 2028		China
22496636	February 14, 2018	February 13, 2028		China
22496615	February 14, 2018	February 13, 2028		China
22496652	February 14, 2018	February 13, 2028		China
22496505	February 14, 2018	February 13, 2028		China
22624944	February 14, 2018	February 13, 2028		China
22496497	February 14, 2018	February 13, 2028		China
22496370	April 7, 2018	April 6, 2028		China
22496342	February 14, 2018	February 13, 2028		China
22496368	February 14, 2018	February 13, 2028		China
22496335	February 14, 2018	February 13, 2028		China
22496252	February 14, 2018	February 13, 2028		China
22624924	February 14, 2018	February 13, 2028		China
22496195	February 14, 2018	February 13, 2028		China
22624926	February 14, 2018	February 13, 2028		China
22495957	February 14, 2018	February 13, 2028		China
22495936	February 14, 2018	February 13, 2028		China
22496089	February 14, 2018	February 13, 2028		China
22495940	February 14, 2018	February 13, 2028		China
22495923	February 14, 2018	February 13, 2028		China
22496000	February 14, 2018	February 13, 2028		China
22625057	February 14, 2018	February 13, 2028		China
22495894	February 14, 2018	February 13, 2028		China
22495690	February 14, 2018	February 13, 2028		China
22625013	February 14, 2018	February 13, 2028		China
22495717	February 14, 2018	February 13, 2028		China
22495738	February 14, 2018	February 13, 2028		China
22495559	February 14, 2018	February 13, 2028		China
22495722	February 14, 2018	February 13, 2028		China
22495520	February 14, 2018	February 13, 2028		China
22495492	February 14, 2018	February 13, 2028		China
22624902	February 14, 2018	February 13, 2028		China
22624789	February 14, 2018	February 13, 2028		China
22624880	February 14, 2018	February 13, 2028		China
26718577	October 21, 2018	October 20, 2028		China
23155121	March 7, 2018	March 6, 2028		China
21288242	November 14, 2017	November 13, 2027		China

Big Data Platform

Our Big Data, Artificial Intelligence and Cloud Computing data platform not only has an application-level e-commerce platform and TCM consultation module, but also has five major application systems, which are mainly used to support our extensive online and offline sales network, namely 1) Distributor System 2) Customer Management System 3) Omni-Channel Marketing Management System 4) Data Analytics and Precision Marketing System 5) Membership Management System.

Our data platform has five functions and application advantages for sales network supporting as follows.

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Distributor Management System

We deeply understand that in health industry, it is crucial to establish a strong sales and distribution system. Therefore, we have attached great importance to the construction of the sales system at the early stage of our establishment, which is regarded as the foundation of our enterprise development. At present, we have successfully established an extensive sales system covering most provinces in China, which includes 1,366 provincial agents, 3,324 municipal agents and 11,281 county agents. Totally, nearly 80 cities, 75% of which have been with us for more than 5 years, which builds a solid channel foundation. At the same time, we cooperate with microbusinesses, e-commerce companies and high traffic platforms with strong sales channels and sales ability, we provide them exclusive products of high profit.

As a tracking management system for online mainstream platforms and offline distributors, our distributor management system gives our huge online and offline sales network a powerful technical support for real-time statistics, commission calculation and settlement.

Marketing Promotion System

Based on the marketing promotion system, we successfully recorded the promotion relationship between customers and distributors at all levels, and customer profiles, consumer behavior and preferences, through the statistics and analysis of customers of various channels, and the analysis of the characteristics of each channel. It is a strong support of data analysis, for the optimal inventory management and the optimal products placement, and also it is useful for R&D of new products.

Omni-Channel Marketing Management System

New media marketing is becoming one of the mainstream marketing methods worldwide, and it is  prevailing in the consumer healthcare sector. Through the high traffic channel of social media, KOL comes with the attribute of stratified consumer groups, choose the KOL that matches with the product for marketing, making the product directly reach the most suitable audience for the product, new media is the fastest, most trusted by consumers and the best cost of marketing that we can apply. In the new consumer era of social media, we quickly seize the dividends of the times, actively cooperate with mainstream social media, quickly launch product promotion and brand building, and quickly enlarge the market share in the new consumer era. We have already cooperated with three mainstream social media platforms and dozens of vertical industry distribution platforms to promote our products and gradually build brand advantages. Our technical department, which is building an API interface for omni-channel platform links, provides strong technical support for omni-channel marketing.

Data Analytics and Precision Marketing System

On the base of our big data system, through consumer insights and analysis, including consumer behavior, consumer family composition and the overall analysis of consumer attitudes, to achieve the effect of precision marketing, including the design of marketing activities, consumer acquire, marketing methods and customer feedback and repurchase rate. The data platform also provides a direction with data analysis for new product development.

Membership marketing system

With the membership sales system as the core, which not only effectively reduces the cost of marketing, but also provides a solid foundation for the rapid development of the AiBaFang in the next five years, enhances customer loyalty, and improves the repurchase rate. In addition, we are proud of the first Chinese medicine app “Bodyguard” has become an important part of our sales system, which is not only able to monetization accurate traffic, but also able to provide solutions according to the needs of customers. In terms of sales system, we fully utilize the private domain traffic operation, public domain traffic and live-streaming & short video matrix, through the app, small program, official accounts of new media, the user of our products can be the promoter to use the tool.

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REGULATIONS

This section sets forth a summary of the principal laws and regulations relevant to our business and operations.

We are a pharmaceutical manufacturing company. This section provides a concise overview of the laws, rules, regulations, government policies, and industry requirements that greatly influence our operations and business. It is important to note that this summary does not aim to provide a comprehensive description of all the laws and regulations that apply to our business and operations. Investors should be aware that the information presented here is based on the current laws and regulations in effect at the time of this prospectus and may be subject to future changes.

Major Regulatory Authorities

The pharmaceutical industry in the PRC is mainly administered by four governmental agencies: (i) the NMPA, a department under the State Administration for Market Regulation (the “SAMR”), (ii) the National Health Commission (the “NHC”), (iii) the National Administration of Traditional Chinese Medicine (the “NATCM”), and (iv) the National Healthcare Bureau (the “NHB”).

The NMPA, formerly known as the CFDA (China Food and Drug Administration), serves as the primary governing body responsible for overseeing various critical aspects of the pharmaceutical product life-cycle. These include non-clinical research, clinical trials, marketing approvals, manufacturing, advertising and promotion, distribution, and pharmacovigilance.

The NHC, formerly known as the National Health and Family Planning Commission, serves as the primary regulatory body for healthcare in China. Its main responsibilities include the development of national healthcare policies, oversight of public health and medical services, coordination of healthcare reform, and supervision of medical institutions and professionals. The NHC also plays a crucial role in the research, production, distribution, and use of Chinese medicines, including traditional Chinese medicine. Additionally, it is responsible for the preparation and publication of the Chinese Pharmacopoeia and the regulation of the National OTC Drug Catalogue. The CFDA and its local administrative authorities have the authority to enforce regulations through various enforcement actions.

The NATCM, which operates under the NHC, is tasked with overseeing China’s traditional Chinese medicine industry.

The NHB, a newly established authority as of May 2018, is responsible for drafting and implementing policies, plans, and standards related to medical insurance, maternity insurance, and medical assistance. It also administers healthcare funds, formulates a standardized medical insurance catalogue and payment standards for drugs, medical disposables, and healthcare services, and develops and administers bidding and tendering policies for drugs and medical disposables.

Regulations Related to Pharmaceutical Manufacture

Manufacturing License

In accordance with the Pharmaceutical Administration Law of the People’s Republic of China, which was enacted by the SCNPC in 1984 and most recently amended in April 2015, it is mandatory for a pharmaceutical manufacturer to obtain a manufacturing license from the NMPA before commencing production of pharmaceutical products. Prior to granting this license, the relevant government authority conducts an inspection of the applicant’s production facilities to assess compliance with sanitary conditions, quality assurance systems, management structure, and equipment standards. The manufacturing license is valid for a period of five years, and the manufacturer must apply for renewal within six months prior to its expiration date. The authority will reassess the manufacturer’s compliance with prevailing legal and regulatory requirements for the purpose of renewal.

Good Manufacturing Practice (GMP)

The pharmaceutical manufacturer’s manufacturing process must adhere to the Good Manufacturing Practice for Drugs (2010 version) issued by the Ministry of Health in January 2011. This regulation outlines the necessary criteria for the manufacturer’s organizational structure and employee qualifications, manufacturing premises and facilities, equipment, hygiene conditions, manufacturing management, product management, maintenance of sales records, and procedures for handling customer complaints and adverse reaction reports.

In accordance with the official notification titled “Enhancing the Supervision and Administration of Ready-to-Use Slices of Traditional Chinese Medicine” issued by the State Food and Drug Administration, the Ministry of Health, and the State Administration of Traditional Chinese Medicine on January 5, 2011, manufacturers of ready-to-use slices of traditional Chinese medicine are mandated to acquire a manufacturing license and a Good Manufacturing Permit certificate, commonly referred to as the “GMP Certificate.”

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In accordance with the Certification Measures for Good Manufacturing Practice for Drugs issued by the National Medical Products Administration (NMPA) in August 2011, the Drug Supervision and Administration Department (DSAD) has the authority to revoke a manufacturer’s Good Manufacturing Practice (GMP) Certificate under the following circumstances: (1) the manufacturer fails to comply with the GMP requirements; (2) the manufacturer is instructed to halt production in order to rectify a violation of drug management regulations; and (3) any other situations where the recall of the GMP Certificate is deemed necessary. The manufacturer is obligated to address the issues that led to the recall of their GMP Certificate. Once the manufacturer has made the necessary corrections, they must notify the DSAD of the corrective measures taken. Upon conducting an on-site inspection and determining that the manufacturer now meets the GMP requirements, the DSAD will return the original GMP Certificate to the manufacturer.

In the event of any of the following situations, the issuing authority of the original license shall revoke the GMP Certificate of a manufacturer: (1) if the manufacturer’s manufacturing license is revoked, cancelled, or withdrawn in accordance with relevant laws; (2) if the manufacturing scope of the manufacturer is revoked or withdrawn in accordance with relevant laws; (3) if the manufacturer’s GMP Certificate has expired and has not been renewed; and (4) in any other circumstances where the GMP Certificate is required to be cancelled.

The recently amended Drug Administration Law of the People’s Republic of China (“Drug Administration Law”), which came into effect on December 1, 2019, stipulates that the pharmaceutical supervisory and administrative department is responsible for evaluating whether a pharmaceutical manufacturer complies with the regulations on pharmaceutical quality. Manufacturers who meet the requirements will be granted GMP certification.

As per the Notice of the State Food and Drug Administration regarding the implementation of the Drug Administration Law of the People’s Republic of China, effective from December 1, 2019, the issuance of GMP Certificates will be discontinued and existing certificates will be cancelled. However, certification applications received prior to this date will be processed in accordance with the original GMP certification provisions. Manufacturers who have successfully undergone on-site inspections and meet the necessary requirements before December 1, 2019 will still be eligible to receive GMP certificates. It is important to note that on-site inspections, as mandated by current regulations, will continue to be conducted after December 1, 2019, and the results of these inspections will be communicated to the respective manufacturers.

Contract Manufacturing of Drugs

In accordance with the Administrative Regulations for the Contract Manufacturing of Drugs (referred to as the “Contract Manufacturing Regulations”) issued by the National Medical Products Administration (NMPA) in August 2014, if a drug manufacturer in China, holding drug marketing authorization, temporarily lacks manufacturing capability due to technological upgrades or is unable to meet market demand due to insufficient manufacturing capacity, it is permitted to engage a contract manufacturer for drug production. However, such contract manufacturing arrangements must be approved by the relevant provincial branch of the NMPA. It is important to note that the Contract Manufacturing Regulations prohibit contract manufacturing arrangements for certain specific drugs, including narcotic drugs, psychoactive drugs, biochemical drugs, and active pharmaceutical ingredients.

Other Regulations in relation to the Pharmaceutical Industry

“Two-vote system” for drug sales

The National Health Commission (NHC) and six other ministries and commissions jointly released the Notice on the Opinions on the Implementation of the “Two-Invoice System” in Drug Procurement by Public Medical Institutions (for Trial Implementation) on January 11, 2017. The “Two-Invoice System” refers to the requirement for pharmaceutical manufacturers to issue one invoice to distributors and for distributors to issue another invoice to hospitals. However, internal transfers of drugs within a group pharmaceutical distributor or between its wholly owned subsidiaries are not considered as separate invoices, although the invoicing for the entire group can be done once. It is expected that pharmaceutical manufacturers and distributors will determine the markup level in a fair, legal, legitimate, and ethical manner. Public medical institutions are encouraged to directly settle the payment for drugs with pharmaceutical manufacturers, while pharmaceutical manufacturers are encouraged to settle the delivery cost with distributors.

In the sale of drugs, both drug manufacturers and distributors must issue value-added tax (VAT) special invoices or normal VAT invoices in compliance with invoice control regulations. The drugs sold must also be delivered in accordance with the requirements of the Good Supply Practice for Pharmaceutical Products (2013), and the names of the buyer and seller on the invoices must match the delivery form, payment flow, and amount.

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Drug Advertisements

In accordance with the Regulations for the Examination of Drug Advertisements issued on March 13, 2007 and effective from May 1, 2007, any company intending to advertise its pharmaceutical products must obtain an advertising approval code. This code remains valid for a period of one year. It is important to note that any modifications or alterations to an approved advertisement require prior approval. In the event that an advertisement needs to be edited, the company must submit a new application for an advertisement approval code.

Insert Sheet, Labels and Packaging of Pharmaceutical Products

In accordance with the regulations outlined in the Measures for the Administration of the Insert Sheets and Labels of Drugs, which came into effect on June 1, 2006, the review and approval of insert sheets and labels for pharmaceutical products is the responsibility of the National Medical Products Administration (NMPA). The purpose of a drug insert sheet is to provide scientific data, conclusions, and information pertaining to the safety and efficacy of the drug, in order to guide the safe and appropriate use of pharmaceutical products. The inner label of a pharmaceutical product should include details such as the product name, indication or function, strength, dosage and usage instructions, production date, batch number, expiration date, and the name of the drug manufacturer. Similarly, the outer label of a pharmaceutical product should indicate the product name, ingredients, description, indication or function, strength, dosage and usage instructions, as well as any potential adverse reactions.

Furthermore, as per the regulations outlined in the Measures for the Administration of Pharmaceutical Packaging, which were implemented on September 1, 1988, pharmaceutical packaging must adhere to both national and professional standards. In cases where no national or professional standards exist, a manufacturer may establish and implement their own standards, provided they receive approval from the provincial food and drug administration or bureau of standards. It is important to note that if a company decides to modify their packaging standards, they must reapply for approval. Pharmaceutical products that do not have approved packaging standards are prohibited from being sold or traded in the People’s Republic of China (PRC), with the exception of drugs intended for military use.

Price of drugs

In accordance with the Drug Administration Law, pharmaceutical product manufacturers, distributors, and medical institutions are required to establish prices for drugs determined by the market based on principles of fairness, rationality, and good faith, ensuring that consumers have access to reasonably priced medications. These entities must determine and indicate the retail prices of their products in compliance with the regulations on drug prices set forth by the pricing department of the State Council of the People’s Republic of China.

On May 4, 2015, the National Development and Reform Commission, the National Health and Family Planning Commission, the Ministry of Human Resources and Social Security, the Ministry of Industry and Information Technology, the Ministry of Finance, the MOFCOM, and the NMPA jointly issued the Notice Regarding Reforms to the Price of Medical Products. This notice stipulates that, effective June 1, 2015, with the exception of anesthetics and Class 1 psychotropic drugs, the actual price of pharmaceutical products shall be determined by the market rather than the government. As of the date of this prospectus, the actual price of all products we sell, including traditional Chinese medicine products and third-party products, is determined by market forces.

Regulation in relation to Intellectual Property Rights

In terms of international conventions, China has entered into (including but not limited to) the Agreement on Trade-Related Aspects of Intellectual Property Rights, the Paris Convention for the Protection of Industrial Property, the Madrid Agreement Concerning the International Registration of Marks and the Patent Cooperation Treaty.

Patents

In accordance with the Patent Law of the People’s Republic of China (PRC), which was promulgated by the Standing Committee of the National People’s Congress (SCNPC) on March 12, 1984, and last amended on December 27, 2008, with effect from October 1, 2009, as well as the Implementation Rules of the Patent Law of the PRC, promulgated by the State Council on June 15, 2001, and subsequently amended on December 28, 2002, and January 9, 2010, patents in China are classified into three categories: invention patents, utility model patents, and design patents. The duration of patent protection commences from the date of application and extends to 20 years for invention patents, and 10 years for utility model patents and design patents. Any individual or entity that utilizes a patent or engages in any other activity that infringes upon a patent without the authorization of the patent holder is obligated to compensate the patent holder and may be subject to fines imposed by regulatory authorities. Furthermore, if such behavior constitutes a crime, the responsible party may be held criminally liable in accordance with applicable laws. Pursuant to the Patent Law, the State Intellectual Property Office of the PRC (SIPO) has the authority to grant compulsory licenses for the production of patented drugs and their exportation to countries or regions covered by relevant international treaties to which the PRC is a party, for the purpose of safeguarding public health. Additionally, under the provisions of the Patent Law, any organization or individual that applies for a patent in a foreign country for an invention or utility model patent that has been established in China is required to undergo a confidentiality examination by reporting the matter to the SIPO.

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Trade Secrets

The Patent Law of the PRC, promulgated on March 12, 1984, and last amended on December 27, 2008, along with the Implementation Rules of the Patent Law of the PRC, promulgated on June 15, 2001, and amended on December 28, 2002, and January 9, 2010, categorizes patents in China into three types: invention patents, utility model patents, and design patents. The duration of patent protection begins from the date of application and lasts for 20 years for invention patents, and 10 years for utility model patents and design patents. Any individual or entity that uses a patent or engages in activities that infringe on a patent without the authorization of the patent holder is required to compensate the patent holder and may face fines imposed by regulatory authorities. If such behavior constitutes a crime, the individual or entity may be held criminally liable in accordance with applicable laws. The Patent Law also allows the State Intellectual Property Office of the PRC (SIPO) to grant compulsory licenses for the manufacturing and export of patented drugs to countries or regions covered under relevant international treaties that the PRC has acceded to, for the purpose of public health. Furthermore, under the Patent Law, any organization or individual that applies for a patent in a foreign country for an invention or utility model patent established in China is obligated to report to the SIPO for a confidentiality examination.

Trademarks

In accordance with the Trademark Law of the People’s Republic of China (PRC), which was enacted by the Standing Committee of the National People’s Congress on August 23, 1982, and most recently amended on April 23, 2019, with effect from November 1, 2019, any trademark that is registered with the approval of the Trademark Office is considered a registered trademark. This includes trademarks for goods, services, collectives, and certifications. The trademark registrant holds the exclusive right to use the registered trademark, which is protected by law. The validity of a registered trademark is ten years from the date of approval. To maintain exclusive use of the trademark, the registrant must apply for renewal within twelve months prior to the expiration date. A grace period of six months may be granted if the renewal application is not submitted. Failure to renew the trademark registration will result in its cancellation. Unauthorized use of a trademark that is identical or similar to a registered trademark, for the same or similar goods, constitutes infringement of the exclusive right to use the registered trademark. The relevant authorities in charge of industrial and commercial administration have the power to investigate any actions that may infringe upon the exclusive rights of a registered trademark.

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MANAGEMENT

Executive Officers and Directors:

Each of the independent directors has accepted appointments to be our independent director, effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

Directors and Executive Officers	Age	Title/ Positions with the Company:
Ping Song	54	Chairman of the Board,Chief Executive Officer and Director
Xurong Bai	36	Vice President and Director
Xiaohong Song	38	Chief Financial Officer and Director
Zhuping Huang	34	Chief Technology Officer and Director
Yuping Peng	31	Chief Information Officer
Guoyong Ran	41	Chief Marketing Officer
Xiaoyang Song	36	Independent Director

Business Experience:

Ping Song, Chairman of the Board, Chief Executive Officer and Director

Ms. Song is our founder and has been our founder and president since our inception and is responsible for the operations and management of our company. Previously, Ms. Song was the Marketing Director of TIANSHI Group from 2005 to 2012. Ms. Song is a mature entrepreneur, and has been in business for more than 10 years now, with great achievement of business development and management of Aibafang, who has been awarded the honors of “National Model Worker”, “Outstanding Constructor of Socialism with Chinese Characteristics”, “Outstanding Entrepreneur of the Country”, “Private Economy Person of the Year”, etc., and serves as a member of the Board of Directors of Shenzhen Association of Science and Technology Talents, and an executive member of the National Federation of Industry and Commerce, among other positions. At the same time, she also serves as “Director of Shenzhen Science and Technology Talent Association” and “Executive Committee Member of the National Federation of Industry and Commerce” and other positions. Ms. Song graduated from Tsinghua University with an MBA.

Xurong Bai, Vice President and Director

Mr. Bai, one of our founders, serves as our Vice President and is responsible for the daily operations of the Company. Mr. BAI is a National Senior Health Manager and National Senior Orthopedic Surgeon. He was the Chairman of Tian Kang Yi Health Management Co., ltd.

Xiaohong Song, Chief Financial Officer and Director

Ms. Song, serves as the Chief Financial Officer of the Company. Prior to joining the Company, Mr. Song served as the chief accountant of the finance department of Wuxi Gome Electrical Appliances Company Limited from September 2009 to July 2016. Mr. Song received his degree in financial management in July 2009 from Dongbei University of Finance and Economics.

Zhuping Huang, Chief Technology Officer and Director

Mr. Huang serves as our technical officer and is responsible for the research and development of our products. Before joining the company, Mr. HUANG devoted himself to the promotion of Chinese medicine, following seven generations of ancestral Chinese pharmacist, Dr. Longbo Yang, learning and dissemination of Chinese medicine till now; but also, in the efforts to learn the traditional Chinese culture, at that time, leading the nearly more than one hundred students and fellow served for the national free clinic patients for more than 100,000 people, to help many people to be healthier. Mr. HUANG has participated in many large-scale medical seminars held by the state, as well as large-scale forums and public welfare activities, and was awarded the title of “Ambassador of Love”; In July 2015, he was selected to accompany the state leaders to visit Russia’s first Chinese medicine diplomacy, and was awarded the “China’s first Chinese medicine diplomacy contribution award”. “; in November 2016, he was also awarded the title of “TCM Charity Ambassador”, “First Prize of TCM Exploration” and “Special TCM In November 2016, he was awarded the title of “Chinese Medicine Charity Ambassador”, “First Prize of Chinese Medicine Exploration” and “Special Achievement Award of Chinese Medicine” by the Chinese Academy of Management Sciences; in January 2017, he was awarded the title of “The Most Beautiful Famous Chinese Medicine Practitioner” and “Influential Person of Pharmaceutical Industry” by Decision Making China Program. Mr. HUANG was also the vice president of China International Medical Pharmaceutical Association in May 2017; On July 1, 2017, he was awarded the “Zhongping National Medical Master Award” on the same day of the announcement of China’s new Traditional Chinese Medicine Law, and at the same time, he was selected as the “Shrine of the Sage of Medicine”, a monument engraved with his name to influence the future generations. Mr. HUANG is also a senior consultant of the Consulting and Development Department of the China Folk Chinese Medicine and Pharmaceutical Research and Development Association, an expert member of the National Health Industry and Pharmaceutical Technology Development Committee, he General Health Advisor of the China Diaoyutai Calligraphy and Painting Academy, and the Honorary Lifetime Advisor of “Elite of Chinese National Culture”.

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Yuping Peng, Chief Information Officer

Mr. Peng is one of our founders and serves as the director of our information department. Mr. Peng is a National Senior Health Manager and a Registered Senior Acupuncturist of the Chinese Academy of Traditional Chinese Medicine. Previously, Mr. Peng was the founder of Shenzhen Wanruihao Health Management Co. Mr. PENG graduated from Guangzhou University of Traditional Chinese Medicine in 2020.

Guoyong Ran, Chief Marketing Officer

Mr. Ran, one of our founders, serves as our Director of Marketing. Prior to joining the Company, Mr. RAN was employed in the project department of Shanghai Branch of China Construction Eighth Engineering Bureau Company Limited from 2013 to 2015. Prior to that, Mr. RAN was employed by Ping An of China Suzhou Central Branch in the comprehensive financial business development from 2009 to 2013. Mr. RAN holds certificates of Rehabilitation Physical Therapy Occupational Aptitude Assessment, Health Manager Level 3, Iris Holography Technology Consultant, Psychological Counselor, and Chinese Medicine Professional and Technical Chinese Medicine Treatment of Undiagnosed Diseases. Mr. RAN received his degree in Engineering Management from Beijing Jiaotong University in 2021.

Xiaoyang Song, Independent Director

Mr. Song, serves as an independent director of the Company. Mr. Song Xiaoyang is a renowned architect and photographer in China, and has served as a management consultant and independent director of several enterprises. Mr. Song is also a supply chain finance management consultant for a number of companies. To date, Mr. Song Xiaoyang is an independent director of Nanya Health Management Company Limited, the general manager of Qingfei Packaging Company Limited, and a strategic advisor of Huizhong Biotechnology Company Limited. Prior to that, Mr. Song Xiaoyang was the deputy general manager of Nanjing Jinhua Architectural Decoration Design and Engineering Co. Mr. Song Xiaoyang has a degree from Nanjing University of Technology.

Election of Officers

Each director within our organization is designated to serve until the subsequent annual gathering of our shareholders, until their respective successor is elected and duly qualified, or until they voluntarily resign or are dismissed in accordance with the relevant provisions. Our officers are appointed by our board of directors and remain in their positions until they are removed by the board or choose to resign.

Board of Directors

We currently maintain a board of directors comprising five members. It is anticipated that all existing directors will continue their service following this offering. The re-election of directors will take place during our annual general meeting of shareholders. In the event that a director possesses any form of interest, whether direct or indirect, in a contract or proposed contract with the Company, they are required to disclose the nature of their interest during a directors’ meeting. A general notice provided by any director to the board, indicating their membership in a specified company or firm and their interest in any future contracts with said entity, shall be deemed a satisfactory declaration of interest regarding such contracts. Notwithstanding their personal interest, a director is entitled to vote on any contract, proposed contract, or arrangement, and their vote shall be duly counted during the meeting where such matters are being considered.

Board Committees

We have formed three committees under the supervision of the board of directors: Audit Committee, Compensation Committee, and Nominating Committee. Each committee operates in accordance with a charter that has been approved by our Board of Directors. Copies of these charters have been included as exhibits in the registration statement, of which this prospectus is a component. The composition and responsibilities of each committee are outlined below.

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Audit Committee

Our audit committee will be comprised of Ping Song, Xiaoyang Song, and Xiaohong Song, with Xiaohong Song serving as the chairperson. Our board of directors has also determined that Xiaohong Song meets the criteria set forth by the SEC rules for an audit committee financial expert or possesses the necessary financial expertise as defined by the Nasdaq listing rules. The primary role of the audit committee will be to supervise our company’s accounting and financial reporting procedures, as well as oversee the audits of our financial statements. Additionally, the audit committee will assume responsibility for various other matters:

•	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•	reviewing with the independent auditors any audit problems or difficulties and management’s response;

•	discussing the annual audited financial statements with management and the independent auditors;

•	reviewing and approving all proposed related party transactions;

•	meeting separately and periodically with management and the independent auditors; and

•	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee

Our compensation committee will consist of Ping Song, Xiaoyang Song, and Xurong Bai. Xurong Bai will be the chairperson of our compensation committee. The compensation committee will assist the board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. The compensation committee will be responsible for, among other things:

•	reviewing and approving the total compensation package for our most senior executive officers;

•	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

•	reviewing and recommending to the board of directors with respect to the compensation of our directors

•	reviewing periodically and approving any long-term incentive compensation or equity plans;

•	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

•	reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will be comprised of Ping Song, Xiaoyang Song, and Zhuping Huang. Ping Song will serve as the chairperson of this committee. The primary role of the nominating and corporate governance committee is to support the board of directors in identifying suitable candidates for directorship positions and determining the composition of the board and its various committees. Additionally, the committee will be accountable for various other responsibilities, including:

•	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

•	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

•	identifying and recommending candidates to our board of directors to serve as members of committees;

•	advising the board of directors periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

•	monitoring compliance with our code of business conduct and ethics, including reviewing

•	the adequacy and effectiveness of our procedures to ensure proper compliance.

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Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to our directors, officers and employees. A copy of the code of business and ethics has been filed as an exhibit to the registration statement of which this prospectus.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•	Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence.

•	Exemption from Section 16 rules regarding sales of ordinary shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

•	Exemption from the requirement that our board of directors have a remuneration committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•	Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (1) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Duties of Directors

According to the laws of the Cayman Islands, our directors are bound by three types of duties: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act (2020 As Revised) of the Cayman Islands outlines various statutory duties that directors must adhere to. While fiduciary duties for Cayman Islands directors are not explicitly codified, the courts have established certain obligations, including (a) acting in the best interests of the company, (b) exercising powers for their intended purposes, (c) avoiding limitations on future discretion and (d) preventing conflicts of interest and duty. Common law duties require directors to act with the level of skill, care, and diligence expected of someone in their position, as well as to meet a higher standard if they possess specialized skills. In order to fulfill their duty of care towards us, our directors must ensure compliance with our amended articles of association, which may be revised periodically. If any of our directors breach their duties, we retain the right to seek damages.

 Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

•	declaring dividends and distributions;

•	appointing officers and determining the term of office of officers;

•	exercising the borrowing powers of our company and mortgaging the property of our company; and

•	approving the transfer of shares of our company, including the registering of such shares in our share register.

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Executive Compensation

The following table sets forth certain information with respect to compensation for the years ended December 31, 2021 and 2022, earned by or paid to our chief executive officer and principal executive officer, our principal financial officer, and our other most highly compensated executive officers whose total compensation exceeded US$100,000 (the “named executive officers”).

Name and Principal Position Year Salary

		Salary	Bonus	Stock Awards	All Other Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)
Ping Song	2021
CEO	2022
Xurong Bai	2021
VP	2022
Zhuping Huang	2021
CTO	2022
Xiaohong Song	2021
CFO	2022
Yuping Peng	2021
CIO	2022
Guoyong Ran	2021
CMO	2022

Employment Agreements

Our employment agreements with our officers generally provide for employment for a specific term and pay annual salary, health insurance, pension insurance, and paid vacation and family leave time. The agreement may be terminated by either party as permitted by law.

Director Compensation

We have not paid any compensation to our directors for the past two fiscal years other than reimbursement for their expenses.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of our common stock as of the date of this prospectus by:

•	Each person who is known by us to beneficially own more than 5% our outstanding common stock;

•	Each of our director, director nominees and named executive officers; and

•	All directors and named executive officers as a group.

The number and percentage of common stock beneficially owned before the offering are based on XXX shares of common stock issued and outstanding as of the date of this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares of common stock beneficially owned by a person listed below and the percentage ownership of such person, common stock underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within XX days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all common stock shown as beneficially owned by them.

Executive Officers and Directors	Amount of Beneficial Ownership of Common Stock①	Pre- Offering Percentage Ownership of Common Stock②	Post- Offering Percentage Ownership of Common Stock③
Directors and Named Executive Officers:
Ping Song		95%	%
Xiaoyang Song		5%	%
5% or Greater Stockholders
Ping Song		95%	%
Xiaoyang Song		5%	%

__________________

① Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the common stock. All shares represent only common stock held by shareholders as no options are issued or outstanding.

② Calculation based on XXX shares of common stock issued and outstanding as of the date of this prospectus.

③ Assuming shares of common stock are issued in this offering, not including shares of common stock underlying the underwriter’s Over-Allotment Option and shares of common stock underlying the Underwriter’s Warrants.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association and the Companies Act (2021 Revision) of the Cayman Islands, which we refer to as the Companies Act below.

We intend to adopt an amended and restated memorandum and articles of association (which we refer to as the Articles below) immediately prior to the completion of this offering and will replace our current memorandum and articles of association in its entirety.

Upon adoption of the Articles, our authorized share capital consists of [•] ordinary shares, par value $[•] per share. As of the date of this prospectus, [•] ordinary shares were issued and outstanding.

The following are summaries of material provisions of our proposed post-offering memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares that we expect will become effective upon the completion of this offering.

Ordinary Shares

All of our currently existing ordinary shares have been fully paid for and are not subject to any further assessments. These ordinary shares are issued in registered form and are recorded in our register of members upon registration. Unless otherwise determined by the directors, shareholders will not be provided with a physical certificate for their ordinary shares. Non-resident shareholders of the Cayman Islands are permitted to hold and exercise voting rights over their ordinary shares without any restrictions. It is important to note that we are prohibited from issuing shares or warrants in bearer form.

Dividends. Subject to the provisions of the Companies Act and any rights and restrictions of other share classes, our board of directors has the authority, as outlined in our articles, to declare dividends on issued shares and authorize their payment using our legally available funds. Furthermore, our shareholders have the ability to declare a dividend through an ordinary resolution, provided it does not exceed the amount recommended by our directors and complies with the provisions of our articles. According to the laws of the Cayman Islands, our company can distribute dividends from profits, both realized and unrealized, from any reserve that our directors deem unnecessary, or from our company’s share premium account. However, it is important to note that under no circumstances can a dividend be paid if it would result in our company being unable to meet its financial obligations in the normal course of business. The term “share premium account” refers to the surplus amount paid to our company for the issuance of its shares, exceeding their par or nominal value, which is similar to the concept of additional paid-in capital in the United States.

Unless provided for by the rights attached to a share, no dividend or other monies payable by us in respect of a share shall bear interest.

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Voting Rights. Shareholders who hold our ordinary shares are entitled to receive notification, attend, address, and cast votes at general meetings of our company. Each holder of our ordinary shares is granted one vote per share on all matters presented for shareholder voting, unless otherwise mandated by law, and subject to any voting rights or restrictions associated with specific shares.

In any ordinary assembly, when a vote is taken by a show of hands, each shareholder present in person and each individual representing a shareholder through proxy shall be granted one vote. However, in the event of a poll, each shareholder present in person and each individual representing a shareholder through proxy shall be granted one vote for each share they or the person they represent holds. Furthermore, all shareholders who possess shares of a specific class are eligible to vote at a gathering of shareholders belonging to that particular class of shares.

In the event of a tie in votes during a general meeting, whether it be through a show of hands or a formal poll, the presiding chairperson of the meeting where the show of hands occurred or where the poll was requested, shall not possess the privilege of a second or decisive vote.

In accordance with the laws of the Cayman Islands, an ordinary resolution necessitates the affirmative vote of a simple majority of votes associated with the ordinary shares, cast by shareholders who are eligible to attend and vote at a general meeting of the Company. On the other hand, a resolution is deemed a special resolution if it has been approved by either (i) a minimum of two-thirds (or any higher threshold specified in the company’s articles of association) of the votes associated with the ordinary shares, cast by shareholders who are eligible to vote and are present in person or by proxy at a general meeting where notice specifying the intention to propose the resolution as a special resolution has been provided; or (ii) if authorized by the company’s articles of association, by a unanimous written resolution of all the Company’s shareholders.

According to the legislation in the Cayman Islands, certain actions, such as modifying the memorandum and articles of association, altering the company’s name, or making amendments to the memorandum and articles of association with the intention of registering in a jurisdiction outside the Cayman Islands, necessitate the consent of shareholders through a special resolution.

There are no restrictions under foreign law or our company’s Articles or other constituent documents that prevent non-residents or foreign shareholders from holding or exercising voting rights on ordinary shares. However, in order to vote at a general meeting or a separate meeting of ordinary shareholders, individuals must be registered as of the record date for the meeting and have paid all outstanding calls or other amounts owed in relation to our ordinary shares.

Alteration of Share Capital. Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a) increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b) consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c) sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

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(d) cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Winding Up; Liquidation. Upon the conclusion of the dissolution process of our company, once all obligations towards shareholders holding shares with higher priority in terms of distribution during liquidation or dissolution have been fulfilled or reserved for payment, the shareholders holding ordinary shares shall be entitled to receive any remaining assets of the company that are available for distribution, as determined by the appointed liquidator. In accordance with the provisions outlined in the Articles of Association and any additional requirements stipulated by the Companies Act, shareholders may pass a special resolution granting the liquidator the authority to undertake one or both of the following actions:

(a) to decide how the assets are to be distributed as between the shareholders or different classes of shareholders;

(b) to value any assets to be distributed in such manner as the liquidator thinks fit; and

(c) to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors has the authority to request shareholders to pay any outstanding amounts on their ordinary shares. This request will be communicated to the shareholders through a notice served at least fourteen (14) clear days before the specified time and location of payment. Failure to comply with this call for payment may result in the forfeiture of the unpaid ordinary shares.

Redemption of Ordinary Shares.

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a) issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b) with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

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(c) purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We have the authority, as outlined in the Companies Act, to make a payment for the redemption or purchase of our own shares. This payment can be made using any combination of capital, including the share premium account and capital redemption reserve. However, it is important to ensure that our company is able to meet its debts in a timely manner after making such a payment, as well as sustain its normal business operations. We may also utilize our profits and the proceeds from a fresh issue of shares for the purpose of redeeming or repurchasing shares.

Furthermore, according to the Companies Act, certain conditions must be met before a share can be redeemed or repurchased. These conditions include: (a) the share must be fully paid up, (b) the redemption or repurchase should not result in the elimination of all outstanding shares, and (c) the company must not be in the process of liquidation. Additionally, our company has the option to accept the surrender of any fully paid share without requiring any consideration.

Transfer of Shares. In the event that a transfer of ordinary shares adheres to the relevant regulations set forth by Nasdaq, a shareholder has the ability to transfer said shares to another individual by fulfilling an instrument of transfer in a standard format or in a format specified by Nasdaq, or in any other format authorized by the board of directors. This instrument must be executed by or on behalf of the transferor, and if deemed necessary by the directors, it must also be signed by the transferee.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into the register of members of the Company.

Our board of directors reserves the right to refuse the registration of any transfer of ordinary shares that have not been fully paid or are subject to a company lien. Additionally, the board may decline to register the transfer of ordinary shares that were issued alongside rights, options, or warrants, as stipulated in the Articles, if evidence of the corresponding transfer of such option or warrant is not provided to their satisfaction.

If our directors decline to register a transfer, they are obligated to send a notice of refusal to both the transferor and the transferee within three months from the date the transfer document was submitted.

The process of transferring registrations may be temporarily halted and our membership register may be closed at certain times and for certain durations as determined by our board of directors, following the necessary notice requirements set by Nasdaq. Such suspensions and closures may be communicated through advertisements in newspapers or electronic means. It is important to note that the registration of transfers and the closure of the register cannot exceed a total of 30 days within a given year.

Variation of Rights Attaching to Shares.

In the event that our capital is allocated into various categories of shares, the privileges associated with any particular class of share (unless otherwise stipulated by the terms of issuance for that class) may be altered either with the written consent of shareholders holding at least two-thirds of the issued shares of that class, or through the approval of a resolution passed by a majority of not less than two-thirds of the shareholders of that class present in person or by proxy at a distinct general meeting specifically for the shareholders of that class.

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Unless otherwise stated in the terms of issuance, the rights granted to shareholders holding shares of a particular class shall not be considered altered by the issuance of additional shares that have equal standing with the existing shares of that class, whether issued concurrently or subsequently, or by the redemption or purchase of any shares of any class by our company. Furthermore, the rights granted to holders of shares of any class shall not be considered altered by the creation or issuance of shares with preferred or other rights, including but not limited to shares with enhanced or weighted voting rights.

Calls on Shares and Forfeiture of Shares. Our board of directors has the authority to request shareholders to pay any outstanding amounts on their shares. This request will be communicated to the shareholders through a notice served at least 14 days before the specified payment deadline. Failure to make the required payment will result in the shares being subject to forfeiture.

General Meetings. As a Cayman Islands exempted company, we are not legally required by the Companies Act to convene annual general meetings for shareholders. Therefore, we have the discretion to hold a general meeting each year as an annual general meeting, but we are not obligated to do so. If an annual general meeting is held, the specific time and location will be determined by our board of directors. Any general meetings that are not annual general meetings will be referred to as extraordinary general meetings.

The directors have the authority to call general meetings at their discretion. Shareholders who are eligible to attend and vote at these meetings must be given a notice of at least 14 clear days, excluding the day the notice is given and the day of the meeting. The notice should include the location, date, and time of the meeting, as well as a general description of the business to be discussed. If a special resolution is proposed, the text of that resolution must also be provided to all shareholders. Both the directors and auditors must be notified of every general meeting. However, it is possible to convene a general meeting with shorter notice if it is in accordance with the Companies Act and approved by shareholders who collectively hold at least 90 percent of the voting rights of all eligible voters.

In accordance with the provisions outlined in our Articles, if one or more shareholders who collectively hold at least ten percent (10%) of the par value of the issued shares, which carry voting rights at general meetings of the Company, submit a written requisition specifying the purpose of the meeting and signed by each shareholder, our board of directors is obligated to convene an extraordinary general meeting. At this meeting, the resolution requested in the requisition must be put to a vote. If the directors fail to convene the meeting within twenty-one (21) days of receiving the requisition, the shareholders who made the request have the right to convene the general meeting themselves within three months after the end of the twenty-one (21) day period. In such cases, we will reimburse the reasonable expenses incurred by the shareholders as a result of the directors’ failure to convene the meeting.

A quorum for a general meeting will be established when one or more shareholders, either present in person or represented by proxy, or if a corporation, by its duly authorized representative, hold shares that collectively carry no less than one-third of the total votes attached to all shares in circulation and eligible to vote at said meeting.

If, within 15 minutes of the designated time for the general meeting, or at any point during the meeting, the required number of attendees is not present, the meeting will be cancelled if it was called upon the request of shareholders. In any other scenario, the meeting will be adjourned to the same time and location seven days later, or to an alternative time and place as determined by the directors.

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The chairman has the authority to adjourn a meeting, provided that there is consent from a quorum of attendees. If a meeting is adjourned for a period of seven days or longer, proper notice of the adjourned meeting must be given in accordance with the articles.

Issuance of Additional Shares. Our articles grant the authority to our board of directors to issue additional ordinary shares as they see fit, within the limits of the authorized but unissued shares.

Our Articles of Incorporation also grant authority to our board of directors to periodically establish one or more series of preference shares and to specify the terms and rights of each series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.

Our board of directors has the authority to issue preference shares without requiring approval from our shareholders, as long as they are within the authorized but unissued limit. However, it is important to note that the issuance of these shares has the potential to reduce the voting power of ordinary shareholders.

Inspection of Books and Records. Shareholders of our ordinary shares do not possess a general entitlement, as per the laws of the Cayman Islands, to examine or acquire copies of our register of shareholders or corporate records. However, we will provide our shareholders with annual audited financial statements. See ”Where You Can Find Additional Information. “ Anti-Takeover Provisions. Certain provisions outlined in our articles may potentially deter, impede, or hinder a change in control of our company or management that shareholders may perceive as advantageous. These provisions grant our board of directors the authority to issue shares at their discretion, without requiring any additional vote or action from our shareholders. Additionally, these provisions impose limitations on our shareholders’ ability to convene meetings and propose special matters for consideration at shareholder meetings.

According to the provisions of the Companies Act, our directors are authorized to exercise the privileges and authorities bestowed upon them by our Articles, which may be revised periodically, with the sincere belief that such actions are in the utmost benefit of our company and serve a legitimate purpose.

Register of Members.

Under the Companies Act, we must keep a register of members and there should be entered therein:

•	the names and addresses of our members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

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According to the Companies Act, our company’s register of members serves as strong evidence of the information contained within it. This means that the register of members will be presumed to be accurate unless proven otherwise. Additionally, a member who is listed in the register of members is considered, by virtue of the Companies Act, to have legal ownership of the shares that are assigned to their name in the register.

After the completion of this offering, we will undertake the necessary steps to promptly update the register of members. This update will reflect and give effect to the issuance of shares to the underwriters, purchasers, or their designated representative. Once our register of members has been updated, the shareholders listed in the register will be legally recognized as the rightful owners of the shares assigned to their name.

If there are any errors or omissions in the registration of a person’s name in our membership register, or if there is any undue delay in updating the register to reflect the cessation of a person’s membership in our company, the affected individual or member, as well as any member of our company or the company itself, has the right to seek redress by applying to the Grand Court of the Cayman Islands. The court has the discretion to either deny the application or, if it deems the request to be just, issue an order for the rectification of the register.

Exempted Company. We are a limited liability company that operates under the Companies Act as an exempted company. The Companies Act establishes a distinction between ordinary resident companies and exempted companies. An exempted company is a company registered in the Cayman Islands that primarily conducts business outside of the jurisdiction. To qualify as an exempted company, the same requirements apply as for an ordinary company, with the exception that an exempted company must meet additional criteria:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;

•	is not required to open its register of members for inspection;

•	does not have to hold an annual general meeting;

•	may issue shares with no par value;

•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as a limited duration company; and

•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the Company.

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Comparison of Cayman Islands Corporate Law and U.S. Corporate Law

Cayman Islands companies are subject to regulation under the Companies Act and the common law of the Cayman Islands. While the Companies Act draws inspiration from English Law, it does not adhere to recent English Law statutory enactments and diverges from the laws governing United States corporations and their shareholders. Presented below is an overview of the significant distinctions between the provisions of the Companies Act that pertain to our company and the laws that apply to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Companies Act of the Cayman Islands permits the merging or consolidating of two Cayman Islands companies, or a Cayman Islands company with a company incorporated in another jurisdiction, as long as it is in accordance with the laws of that jurisdiction. In this context, a “merger” refers to the combination of two or more constituent companies, with their assets, liabilities, and operations being transferred to one surviving company. On the other hand, a “consolidation” involves the merging of two or more constituent companies into a single consolidated company, with the assets, liabilities, and operations of those companies being transferred to the consolidated entity.

In the case of a merger or consolidation involving two companies registered in the Cayman Islands, it is necessary for the directors of each company to endorse a written plan of merger or consolidation that includes specific prescribed details. Subsequently, this plan must be authorized by (a) a special resolution passed by the shareholders of each company, and (b) any additional authorization specified in the articles of association of each company. The plan, along with a declaration of solvency for the consolidated or surviving company, a comprehensive list of assets and liabilities of each company, and an assurance that a copy of the merger or consolidation certificate will be provided to shareholders and creditors of each company, must be filed with the Registrar of Companies of the Cayman Islands. Additionally, notification of the merger or consolidation must be published in the Cayman Islands Gazette. It is important to note that court approval is not required for a merger or consolidation that adheres to these statutory procedures.

A resolution of shareholders of a Cayman subsidiary is not necessary for a merger between a Cayman Islands parent company and its subsidiary or subsidiaries. However, it is required to provide a copy of the merger plan to every member of the subsidiary to be merged, unless the member explicitly disagrees. In this context, a company is considered a “parent” of a subsidiary if it holds issued shares that collectively represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

Each holder of a fixed or floating security interest of a constituent company must provide their consent, unless the court grants an exemption from this requirement. The Cayman Islands Registrar of Companies will register the plan of merger or consolidation if they are satisfied that all the requirements of the Companies Act, including other necessary formalities, have been met.

With the exception of specific circumstances, a shareholder of a Cayman constituent company has the right to receive payment for the fair value of their shares if they dissent from a merger or consolidation. The determination of this fair value, if not agreed upon by the parties involved, will be made by the Cayman Islands court. However, it is crucial for the dissenting shareholder to strictly adhere to the procedures outlined in the Companies Act in order to exercise their dissenter rights. It is important to note that the exercise of dissenter rights will prevent the dissenting shareholder from exercising any other rights that they may have as a result of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

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Furthermore, the Cayman Islands legal framework includes specific statutory provisions that facilitate the restructuring or combination of companies under certain circumstances. In the Cayman Islands, these arrangements are commonly referred to as “schemes of arrangement” and are particularly suitable for complex mergers or other transactions involving widely held companies. If a merger is pursued through a scheme of arrangement, the process is more rigorous and time-consuming compared to the procedures typically followed in the United States.

To proceed with a scheme of arrangement, the arrangement must be endorsed by a majority of shareholders and creditors from each affected class. These shareholders and creditors must also represent three-fourths of the value of each respective class. Approval is obtained through a meeting or meetings, either in person or by proxy, specifically convened for this purpose. The convening of these meetings and the terms of the arrangement must be authorized by the Grand Court of the Cayman Islands.

While a dissenting shareholder has the right to express their opposition to the court, it is likely that the court will approve the arrangement if it is satisfied that certain conditions are met.

•	the statutory provisions as to the required majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of that class;

•	the arrangement is such an intelligent and honest person of that class in respect of his interest would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

In the event that a scheme of arrangement or takeover offer, as outlined below, is sanctioned, dissenting shareholders would not be entitled to appraisal rights similar to those typically available to dissenting shareholders of US corporations. These appraisal rights would typically grant dissenting shareholders the ability to receive cash payment equivalent to the judicially determined value of their shares.

Squeeze-out Provisions

The Companies Act includes a provision for compulsory acquisition, which can be used to facilitate the removal of a dissenting minority shareholder during a tender offer. If a tender offer is made and accepted by holders of 90% of the affected shares within four months, the offeror has the right, within a two-month period after the expiration of the four-month period, to require the remaining shareholders to transfer their shares on the same terms as the offer. It is possible to object to this action in the Grand Court of the Cayman Islands, but such objections are unlikely to succeed unless there is evidence of fraud, bad faith, collusion, or unfair treatment of the shareholders.

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Shareholders’ Suits

In the majority of instances, we will assume the role of the appropriate plaintiff in any claim arising from a breach of duty owed to us. Generally, a minority shareholder is not permitted to initiate a derivative action. However, it is worth noting that the Cayman Islands court is likely to adhere to and implement the common law principles, particularly the rule in Foss v. Harbottle and its exceptions, as established by English law authorities. These principles allow a minority shareholder to bring a class action or derivative action on behalf of the company to contest actions in cases where:

•	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be affected if duly authorized by more than a simple majority vote that has not been obtained; or

•	those who control the company are perpetrating a “fraud on the minority. “

Indemnification of Directors and Executive Officers and Limitation of Liability

The legislation in the Cayman Islands does not impose any restrictions on the extent to which a company’s memorandum and articles of association can include provisions for indemnifying officers and directors. However, it should be noted that the Cayman Islands courts may deem certain provisions contrary to public policy, such as those that offer indemnification for civil fraud or the repercussions of criminal activities.

Our Articles state that, within the limits allowed by law, we will provide indemnification to all current or former officers (excluding auditors), directors (including alternate directors), and other officers against any actions, legal proceedings, costs, expenses, damages, or liabilities incurred or sustained in the course of conducting our business or affairs, or in the execution or fulfillment of their duties, powers, authorities, or discretions. This indemnification does not apply in cases of dishonesty or fraud on the part of the individual in question.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, our offer letters to our independent directors and our employment agreements with our executive officers provide such persons with additional indemnification beyond that provided in our articles.

To the extent that our directors, officers, or individuals controlling our organization may be eligible for indemnification for liabilities arising from the Securities Act, we have been advised that the Securities and Exchange Commission (SEC) considers such indemnification to be contrary to the public policy outlined in the Securities Act and, as a result, unenforceable.

Directors ‘ Fiduciary Duties

According to the Delaware General Corporation Law, directors of Delaware corporations are legally obligated to fulfill their fiduciary duty to the corporation and its shareholders. This duty consists of two main components: the duty of care and the duty of loyalty. The duty of care requires directors to act in good faith and exercise the same level of care that a reasonably prudent person would exercise in similar circumstances. Directors must also gather and disclose all relevant information regarding significant transactions to shareholders. On the other hand, the duty of loyalty mandates that directors act in a manner they reasonably believe to be in the best interests of the corporation. They must refrain from using their position for personal gain or advantage. This duty prohibits directors from engaging in self-dealing and emphasizes that the best interests of the corporation and its shareholders should always take precedence over any personal interests held by directors, officers, or controlling shareholders. By default, a director’s actions are assumed to have been made in an informed manner, in good faith, and with the honest belief that they were in the best interests of the corporation. However, this presumption can be challenged if evidence of a breach of fiduciary duty is presented. In such cases, the director must demonstrate that the transaction was procedurally fair and provided fair value to the corporation.

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According to Cayman Islands law, a director has three types of duties to fulfill for the company: statutory duties, fiduciary duties, and common law duties. The Companies Act outlines several statutory duties that directors must adhere to. While fiduciary duties for Cayman Islands directors are not explicitly stated in law, the courts have established that directors have the following fiduciary duties: (a) acting in the best interests of the company, (b) exercising their powers for their intended purposes, (c) avoiding limitations on their future discretion, and (d) avoiding conflicts of interest and duty. Common law duties for directors include acting with the skill, care, and diligence expected of someone in their position, as well as meeting a higher standard if they possess specialized skills. Previously, it was believed that directors only needed to demonstrate a reasonable level of skill based on their knowledge and experience. However, English and Commonwealth courts have adopted an objective standard for required skill and care, which is likely to be followed in the Cayman Islands. In fulfilling their duty of care to the company, our directors must ensure compliance with our memorandum and amended articles of association, which may be revised periodically. If any of our directors breach their duties, we have the right to seek damages.

Under statute, our directors are subject to a number of statutory obligations, which provisions prescribe penalties for breach. The most serious of these involves dishonesty or the authorizing of illegal payments and carry both criminal and civil penalties. By way of example, material statutory provisions attracting penalties include where (1) the director willfully authorizes or permits any distribution or dividend in contravention of the Companies Act; (ii) where the director knowingly or willfully authorizes or permits any payment out of capital by a company for a redemption or purchase of its own shares when the company is insolvent; (iii) where there has been a failure to maintain the books of account, minutes of meetings, or the company’s statutory registers of members, beneficial ownership, mortgages and charges, or directors (which includes alternate directors); (iv) where there has been a failure to provide information or access to documents to specified persons as required by the Companies Act; and (v) where the director makes or authorizes a false annual return to the Registrar of Companies.

Shareholder Action by Written Consent

According to the Delaware General Corporation Law, a corporation has the option to remove the ability of shareholders to take action through written consent, as stated in its certificate of incorporation. In our revised and updated articles of association, it is specified that shareholders are not permitted to authorize corporate matters through a unanimous written resolution signed by each shareholder who would have had the right to vote on such matters at a general meeting, without actually convening a meeting.

Shareholder Proposals

According to the Delaware General Corporation Law, shareholders possess the entitlement to present proposals at the annual general meeting, as long as they adhere to the notice requirements outlined in the governing documents. The board of directors or any other authorized individual may convene an extraordinary general meeting, but shareholders may be restricted from calling special meetings.

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The Companies Act grants shareholders limited rights to request a general meeting and does not grant them the right to present proposals at such meetings. However, a company’s articles of association may include provisions that allow for these rights. Our Articles state that extraordinary general meetings will be called upon written request from one or more shareholders who collectively hold at least 10 percent of the total votes attached to our company’s issued and outstanding shares at the meeting. The request must comply with the notice provisions in the Articles, specify the purpose of the meeting, and be signed by each shareholder making the request. In such cases, our board of directors is obligated to convene an extraordinary general meeting and put the requested resolutions to a vote. If the directors fail to convene the meeting within twenty-one clear days of receiving the request, the shareholders who requested the meeting may convene it themselves within three months after the end of the twenty-one-day period. In this scenario, we will reimburse the reasonable expenses incurred by the shareholders due to the directors’ failure to convene the meeting. Our Articles do not grant any other rights to propose matters at annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not legally required to hold annual general meetings for shareholders.

Cumulative Voting

According to the Delaware General Corporation Law, cumulative voting for director elections is not allowed unless the corporation’s certificate of incorporation explicitly allows for it. Cumulative voting has the potential to enhance the representation of minority shareholders on a board of directors by enabling them to consolidate all their votes for a single director, thereby increasing their voting influence in electing that director. While there are no restrictions on cumulative voting under the Companies Act, our Articles of Incorporation do not include provisions for cumulative voting. Consequently, our shareholders are not disadvantaged or deprived of any protections or rights on this matter compared to shareholders of a Delaware corporation.

Removal of Directors

According to the Delaware General Corporation Law, in the case of a corporation with a classified board, the removal of a director can only occur for a valid reason and requires the consent of a majority of the outstanding shares eligible to vote, unless the certificate of incorporation states otherwise.

In accordance with the provisions outlined in our Articles, the position of a director may be terminated immediately under certain circumstances. These circumstances include: (a) if the director is legally prohibited from acting as a director in the Cayman Islands, (b) if the director becomes bankrupt or enters into an arrangement or composition with their creditors, (c) if the director voluntarily resigns by providing notice to the company, (d) if the director’s fixed term of office expires, (e) if, in the professional opinion of a registered medical practitioner treating the director, they become physically or mentally incapable of fulfilling their duties, (f) if the majority of the other directors (not less than two) provide notice to the director to vacate their position (without prejudice to any claims for damages resulting from a breach of any agreement regarding the director’s services), (g) if the director becomes subject to any laws pertaining to mental health or incompetence, whether through a court order or otherwise, or (h) if, without the consent of the other directors, the director is absent from directors’ meetings for a continuous period of six months and the directors pass a resolution to vacate their position.

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Transactions with Interested Shareholders

The Delaware General Corporation Law includes a provision regarding business combinations that applies to Delaware corporations. Unless a corporation has explicitly chosen not to be governed by this provision in its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for a period of three years after that person becomes an interested shareholder. An interested shareholder is generally defined as an individual or group that owns or has owned 15% or more of the target company’s outstanding voting shares within the past three years. This provision effectively restricts the ability of a potential acquirer to make a bid for the target company that treats all shareholders equally. However, the provision does not apply if, prior to the interested shareholder’s acquisition, the board of directors has approved either the business combination or the transaction that led to the person becoming an interested shareholder. This provision encourages potential acquirers of Delaware corporations to negotiate the terms of any acquisition transaction with the target company’s board of directors.

The Cayman Islands legislation does not have a similar statute in place. Consequently, we are unable to benefit from the same level of safeguards provided by the Delaware business combination statute. Nevertheless, while the Companies Act does not specifically govern transactions between a company and its significant shareholders, the directors of the company are obligated to adhere to fiduciary duties as prescribed by Cayman Islands law. These duties include ensuring that such transactions are entered into in good faith, with the company’s best interests in mind, and without causing harm or deception to minority shareholders.

Dissolution; Winding up

According to the provisions of the Delaware General Corporation Law, the approval of the board of directors is necessary for the dissolution proposal, unless otherwise specified. In the case where the dissolution is initiated by the board of directors, a simple majority of the outstanding shares of the corporation is required for approval. Additionally, Delaware law permits a Delaware corporation to include a supermajority voting requirement in its certificate of incorporation for dissolutions initiated by the board.

According to the Companies Act and our Articles, the Company has the option to be liquidated through a special resolution passed by our shareholders. Alternatively, if the board of directors initiates the winding up process, it can be done through a special resolution of our members. In the event that our company is unable to meet its financial obligations, an ordinary resolution of our members can also be used for winding up. Additionally, the courts of the Cayman Islands have the power to order the liquidation of a company in certain circumstances, particularly when it is deemed fair and reasonable by the court.

Variation of Rights of Shares

According to the Delaware General Corporation Law, a corporation has the ability to modify the rights of a specific class of shares if a majority of the outstanding shares of that class approve, unless the certificate of incorporation states otherwise. In accordance with the Companies Act and our Articles, if our share capital is divided into multiple classes of shares, the rights associated with any class of share can be altered either with the written consent of holders of at least two-thirds of the issued shares of that class, or through a resolution passed by a majority of at least two-thirds of the holders of shares of that class present in person or by proxy at a separate general meeting of the holders of shares of that class.

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Amendment of Governing Documents

According to the Delaware General Corporation Law, it is possible to make changes to a corporation’s governing documents by obtaining the approval of a majority of the outstanding shares with voting rights, unless the certificate of incorporation states otherwise. In accordance with the Companies Act and our Articles, any amendments to our articles can only be made through a special resolution passed by our shareholders.

Anti-Money Laundering -Cayman Islands

To ensure adherence to laws and regulations pertaining to the prevention of money laundering, it is necessary for us to establish and uphold anti-money laundering protocols. As part of this process, subscribers may be requested to furnish documentation substantiating their identity and the origin of their funds. In certain circumstances and with specific prerequisites, we may also entrust the responsibility of maintaining our anti-money laundering procedures, including the collection of due diligence information, to a qualified individual or entity.

We retain the authority to request the necessary information to authenticate the identity of a subscriber. If the subscriber fails to provide the required information in a timely manner, we reserve the right to decline the application. In such a scenario, any funds received will be promptly returned to the original account without accruing interest.

We retain the authority to decline any payment to a shareholder if our directors or officers have reason to believe or are advised that such payment may lead to a violation of relevant anti-money laundering or other legal regulations by any individual in any pertinent jurisdiction. Furthermore, if it is deemed necessary or suitable to ensure our adherence to said laws or regulations in any applicable jurisdiction, we may exercise our right to refuse such payment.

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SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there has not been a public market for our Ordinary Shares, and while we have applied for approval to have our Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a significant public market for the Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Ordinary Shares, including Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Ordinary Shares and our ability to raise equity capital in the future.

Upon the closing of the offering, we will have [XX] outstanding Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option. Of that amount, [XX] Ordinary Shares will be publicly held by investors participating in this offering, and [XX] Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliates” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issu

All of the Ordinary Shares offered for sale will be readily transferable by individuals other than our “affiliates” within the United States, without any limitations or additional registration requirements under the Securities Act. However, Ordinary Shares acquired by one of our “affiliates” may only be resold in compliance with an effective registration statement or an exemption from registration, such as the exemption provided by Rule 144 under the Securities Act, as described below.

The Ordinary Shares currently owned by current shareholders, as well as any Ordinary Shares that may be issued upon the exercise of outstanding options after the completion of this offering, are considered “restricted securities” according to the definition provided in Rule 144 under the Securities Act. In order to be sold within the United States, these restricted securities must either be registered or meet the requirements for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. The details of these rules are outlined below.

Rule 144

All of our Ordinary Shares that were issued prior to this offering are considered “restricted securities” as defined by Rule 144 under the Securities Act. These shares can only be publicly sold in the United States if they are either registered under an effective registration statement under the Securities Act or if they qualify for an exemption from the registration requirement, such as those provided by Rule 144 and Rule 701 under the Securities Act.

In compliance with the existing regulations outlined in Rule 144, it is generally acceptable for an individual who does not meet the criteria of being our affiliate within the three months leading up to a sale, and who has possessed restricted securities as defined by Rule 144 for a duration surpassing six months, to dispose of an unrestricted amount of said shares. This privilege is contingent solely upon the availability of adequate current public information pertaining to our company. Additionally, a non-affiliate who has held restricted securities for a minimum of one year from either the date of acquisition from us or our affiliate, is permitted to freely sell those shares.

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An individual who is considered an affiliate of our organization and has held “restricted securities” for a minimum of six months would have the right to sell a quantity of shares, within a three-month timeframe, that does not exceed the larger of the following:

•	1% of the current number of Ordinary Shares, whether in the form of Ordinary Shares or otherwise, will amount to approximately 210,000 shares immediately following this offering, provided that the underwriter does not exercise their over-allotment option.;

•	the average weekly trading volume of the Ordinary Shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale;

Sales made by our affiliates or individuals selling shares on behalf of our affiliates are also subject to specific provisions regarding the manner of sale and notice requirements, as well as the requirement for up-to-date public information about our company.

Rule 701

Rule 701, as currently applicable under the Securities Act, allows for the resale of shares based on Rule 144 without adhering to specific limitations outlined in Rule 144, such as the holding period requirement. In the event that our employees, executive officers, or directors acquire shares through a documented compensatory plan or contract, they may be eligible to utilize the resale provisions of Rule 701. However, all holders of Rule 701 shares must observe a waiting period of 90 days following the date of this prospectus before engaging in any sale of said shares.

Regulation S

Regulation S stipulates that sales conducted in offshore transactions are exempt from the registration and prospectus-delivery obligations outlined in the Securities Act.

Lock-up Agreements

We, along with our directors, executive officers, and other shareholders holding 8% or more of our ordinary shares, have mutually agreed, with limited exceptions, to refrain from engaging in any activities that involve offering, pledging, announcing the intention to sell, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase, or otherwise disposing of, directly or indirectly, or entering into any swap or other agreement that transfers, wholly or partially, any of the economic consequences of owning our ordinary shares or other securities, for a period of six months following the date of this prospectus, unless we obtain prior written consent from the Representative of the Underwriters. Please refer to the section titled “Underwriting” for further details.

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TAXATION

The following discussion of Hong Kong, Cayman Islands, and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local, and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of XX, our Cayman Islands counsel. To the extent the discussion relates to the matters of U.S. tax law, it represents the opinion of XX.

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Dividend and capital payments pertaining to our Ordinary Shares will not be subjected to taxation in the Cayman Islands. There will be no requirement for withholding on the distribution of dividends or capital to any holder of our Ordinary Shares. Additionally, any gains obtained from the sale of our Ordinary Shares will not be subject to income or corporation tax in the Cayman Islands.

Hong Kong Taxation

Entities incorporated in Hong Kong are subject to profits tax in Hong Kong at the rate of 16.5%.

United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•	banks;

•	financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

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•	broker-dealers;

•	persons that elect to mark their securities to market;

•	U.S. expatriates or former long-term residents of the U.S.;

•	governments or agencies or instrumentalities thereof;

•	tax-exempt entities;

•	persons liable for alternative minimum tax;

•	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

•	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

•	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

•	persons holding our Ordinary Shares through partnerships or other pass-through entities;

•	beneficiaries of a Trust holding our Ordinary Shares; or

•	persons holding our Ordinary Shares through a Trust.

The following discussion is specifically intended for U.S. Holders who acquire Ordinary Shares through this offering. It is strongly recommended that potential buyers seek advice from their own tax advisors regarding the implications of U.S. federal income tax regulations on their specific situation, as well as the potential state, local, foreign, and other tax ramifications associated with the acquisition, ownership, and sale of our Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following provides an overview of the U.S. federal income tax implications associated with the ownership and sale of our Ordinary Shares. This information is intended for U.S. Holders (as defined below) of our Ordinary Shares and is based on current laws and interpretations as of the date of this prospectus, which are subject to change. It is important to note that this summary does not cover all potential tax consequences related to the ownership and sale of our Ordinary Shares, nor does it address tax laws other than U.S. federal income tax laws, such as non-U.S. tax laws, state, local, and other tax laws.

The following concise explanation pertains exclusively to individuals classified as U.S. Holders (as defined below) who possess Ordinary Shares as capital assets and utilize the U.S. dollar as their functional currency. This summary is based on the current federal income tax laws of the United States as of the date of this prospectus, as well as U.S. Treasury regulations that are currently in effect or, in certain instances, proposed. Additionally, it takes into account relevant interpretations provided by judicial and administrative bodies up until the aforementioned date. It is important to note that all of the aforementioned authorities are subject to potential modifications, which may be applied retroactively and could impact the tax implications outlined below.

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The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Share and you are, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

An individual is considered a resident of the U.S. for Federal Income Tax purposes if they meet either the “Green Card Test” or the “Substantial Presence Test” described as follows:

The Green Card Test: You are a lawful permanent resident of the United States, at any time, if you have been given the privilege, according to the immigration laws of the United States, of residing permanently in the United States as an immigrant. You generally have this status if the U.S. Citizenship and Immigration Services (USCIS) issued you an alien registration card, Form I-551, also known as a “green card. “

The Substantial Presence Test:

If an alien is present in the United States on at least 31 days of the current calendar year, he/she will (absent an applicable exception) be classified as a resident alien if the sum of the following equals 183 days or more (See Section7701(b)(3)(A) of the Internal Revenue Code and related Treasury Regulations):

1.	The actual days in the United States in the current year; plus

2.	One-third of his/her days in the United States in the immediately preceding year; plus

3.	One-sixth of his/her days in the United States in the second preceding year.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the regulations regarding passive foreign investment companies, the total amount of distributions made by our company to you in relation to the Ordinary Shares, including any taxes withheld, will typically be considered as dividend income and included in your gross income on the date of receipt. However, this is only applicable if the distribution is paid from our current or accumulated earnings and profits, as determined by U.S. federal income tax principles. For corporate U.S. Holders, the dividends will not qualify for the dividends-received deduction that is permitted for corporations receiving dividends from other U.S. corporations.

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Regarding non-corporate U.S. Holders, including individual U.S. Holders, it should be noted that dividends will be subject to taxation at the lower capital gains rate applicable to qualified dividend income. However, this is contingent upon several conditions being met. Firstly, the Ordinary Shares must be readily tradable on an established securities market in the United States or we must be eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program. Secondly, we must not be classified as a passive foreign investment company for either the taxable year in which the dividend is paid or the preceding taxable year. Lastly, certain holding period requirements must be fulfilled.

It is important to highlight that since there is no income tax treaty between the United States and the Cayman Islands, the first condition mentioned above can only be satisfied if the Ordinary Shares are readily tradable on an established securities market in the United States. According to the U.S. Internal Revenue Service, Ordinary Shares are considered readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market.

We strongly recommend seeking guidance from your tax advisors to determine the eligibility of the lower dividend rate for our Ordinary Shares, considering any potential legislative changes after the date of this prospectus. Dividends will be considered foreign source income for the purpose of limiting foreign tax credits. If the dividends are taxed as qualified dividend income, the amount of the dividend used to calculate the foreign tax credit limitation will be restricted to the gross dividend amount multiplied by the reduced rate divided by the highest applicable tax rate for dividends. The limitation on foreign taxes eligible for credit is calculated separately for specific income categories. In this context, dividends distributed by our company for our Ordinary Shares will be classified as “passive category income,” but may be considered “general category income” for certain U.S. Holders.

To the extent that the distribution amount surpasses our current and accumulated earnings and profits, as determined according to U.S. federal income tax principles, it will initially be considered a tax-free reimbursement of your tax basis in your Ordinary Shares. Any portion of the distribution that exceeds your tax basis will be subject to capital gain taxation. We have no intention of calculating our earnings and profits based on U.S. federal income tax principles. Consequently, a U.S. Holder should anticipate that a distribution will be treated as a dividend, even if it would otherwise qualify as a non-taxable return of capital or capital gain under the aforementioned rules.

Taxation of Dispositions of Ordinary Shares

Subject to the regulations pertaining to passive foreign investment companies, any sale, exchange, or other taxable disposition of a share will result in the recognition of taxable gain or loss. This gain or loss is determined by calculating the difference between the amount realized for the share in U.S. dollars and the tax basis in U.S. dollars for the Ordinary Shares. The resulting gain or loss will be classified as capital gain or loss. Non-corporate U.S. Holders, including individual U.S. Holders, who have held the Ordinary Shares for more than one year may generally qualify for reduced tax rates. However, the deductibility of capital losses is subject to certain limitations. Any gain or loss recognized will typically be treated as income or loss from United States sources for the purpose of foreign tax credit limitations, which may restrict the availability of foreign tax credits.

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Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

•	at least 75% of its gross income for such taxable year is passive income; or

•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”)

Passive income typically encompasses dividends, interest, rents, and royalties (excluding those derived from actively conducting a trade or business), as well as gains from the sale of passive assets. We will be regarded as owning our proportionate share of assets and earning our proportionate share of income from any other corporation in which we directly or indirectly hold at least 25% (by value) of the stock. When assessing the value and composition of our assets for the PFIC asset test, it should be noted that (1) the funds raised in this offering will generally be considered as held for the generation of passive income, and (2) the value of our assets must be determined based on the market value of our Ordinary Shares at any given time, which may result in the value of our non-passive assets being less than 50% of the total value of all our assets (including the funds raised in this offering) on specific quarterly testing dates for the purpose of the asset test.

Based on the nature of our operations and the composition of our assets, we anticipate that we will not be classified as a Passive Foreign Investment Company (PFIC) under the current PFIC rules. However, it is important to note that we must evaluate our PFIC status on an annual basis, and there is no guarantee regarding our classification as a PFIC for the current taxable year or any future taxable year. Depending on the amount of funds raised in this offering, along with any other assets held for generating passive income, it is possible that more than 50% of our assets may be considered assets held for passive income in the current or subsequent taxable years. We will make this determination at the conclusion of each tax year. While the legal framework in this regard is ambiguous, we are treating SDH as our own for United States federal income tax purposes. This is not only because we have control over their management decisions, but also because we are entitled to the economic benefits associated with SDH. Consequently, we are treating SDH as our wholly-owned subsidiary for U.S. federal income tax purposes. If we are not deemed to own SDH for United States federal income tax purposes, it is likely that we would be classified as a PFIC. Furthermore, since the value of our assets for the asset test is generally based on the market price of our Ordinary Shares and cash is typically considered an asset held for passive income, our PFIC status will largely depend on the market price of our Ordinary Shares and the amount of funds raised in this offering. Therefore, fluctuations in the market price of our Ordinary Shares could potentially result in our classification as a PFIC. Additionally, the application of the PFIC rules is subject to uncertainty in various aspects, and the composition of our income and assets will be influenced by how and how quickly we utilize the funds raised in this offering. We are not obligated to take measures to mitigate the risk of being classified as a PFIC, and as mentioned earlier, the valuation of our assets will rely on significant factors (including the market price of our Ordinary Shares and the amount of funds raised in this offering) that may be beyond our control. If we are classified as a PFIC during any year in which you hold Ordinary Shares, we will continue to be treated as a PFIC for all subsequent years in which you hold Ordinary Shares. However, if we cease to be a PFIC and you have not previously made a timely “mark-to-market” election as described below, you may be able to avoid some of the negative consequences of the PFIC regime by making a “purging election” (as explained below) in relation to the Ordinary Shares.

102

If our company qualifies as a Passive Foreign Investment Company (PFIC) for the taxable year(s) in which you hold Ordinary Shares, you will be subject to specific tax regulations regarding any “excess distribution” received and any gain realized from the sale or disposal (including pledging) of the Ordinary Shares, unless you choose to make a “mark-to-market” election as explained below. Any distributions received in a taxable year that exceed 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be considered as an excess distribution. These special tax rules apply in such cases.:

•	The surplus distribution or profit will be evenly distributed over the duration of your ownership of the Ordinary Shares;

•	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•	The allocation of funds to each of your remaining taxable years will be subject to the prevailing highest tax rate for those years. Additionally, an interest charge, typically applied to underpayments of tax, will be imposed on the resulting tax amount attributed to each respective year.

The tax obligation associated with amounts allocated to previous years or “excess distribution” cannot be reduced by any net operating losses from those years. Additionally, any gains realized from the sale of Ordinary Shares cannot be classified as capital gains, regardless of whether the shares are held as capital assets.

A U.S. investor who holds “marketable stock” in a Passive Foreign Investment Company (PFIC) has the option to make a mark-to-market election for such stock in order to opt out of the tax treatment described earlier. If you choose to make this election in the first taxable year that you hold (or are considered to hold) Ordinary Shares and we are determined to be a PFIC, you will need to include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares at the end of that taxable year over your adjusted basis in those shares. This excess amount will be treated as ordinary income, not capital gain. You are allowed to claim an ordinary loss for any excess of the adjusted basis of the Ordinary Shares over their fair market value at the end of the taxable year. However, this ordinary loss can only be claimed to the extent of any net mark-to-market gains on the Ordinary Shares that were included in your income in previous taxable years. Any amounts included in your income under a mark-to-market election, as well as any gain from the actual sale or disposal of the Ordinary Shares, will be treated as ordinary income. The same treatment applies to any loss incurred from the actual sale or disposal of the Ordinary Shares, as long as the amount of the loss does not exceed the net mark-to-market gains previously included for those shares. Your basis in the Ordinary Shares will be adjusted to reflect any income or loss amounts resulting from this election. If you make a valid mark-to-market election, the tax rules that apply to distributions made by corporations that are not PFICs will apply to distributions made by us, with the exception that the lower applicable capital gains rate for qualified dividend income discussed earlier under “- Taxation of Dividends and Other Distributions on our Ordinary Shares” generally will not apply.

The option to make a mark-to-market election is limited to “marketable stock,” which refers to stock that is traded in significant quantities on at least 15 days during each calendar quarter on a qualified exchange or other market, as defined by relevant U.S. Treasury regulations. This includes the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and you hold Ordinary Shares, you would be eligible to make the mark-to-market election if we were to be or become a PFIC.

103

Alternatively, a U.S. shareholder who owns stock in a Passive Foreign Investment Company (PFIC) has the option to make a “qualified electing fund” election to opt out of the aforementioned tax treatment. By making a valid qualified electing fund election, the U.S. shareholder will generally need to include in their gross income for a given taxable year their proportionate share of the PFIC’s earnings and profits. However, it is important to note that this election is only available if the PFIC provides the U.S. shareholder with the necessary information regarding its earnings and profits, as required by relevant U.S. Treasury regulations. Please be aware that we currently have no plans to prepare or provide the information required for you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year during which we qualify as a PFIC, you will be obligated to file U.S. Internal Revenue Service Form 8621 for each such year and provide specific annual information pertaining to these Ordinary Shares. This includes details about any distributions received on the Ordinary Shares and any gains realized from the sale of the Ordinary Shares.

If you fail to make a timely “mark-to-market” election, and if our company is classified as a Passive Foreign Investment Company (PFIC) at any point during your ownership of our Ordinary Shares, then those Ordinary Shares will continue to be treated as PFIC stock for you, even if we cease to be a PFIC in the future. However, you have the option to make a “purging election” for the year in which we no longer qualify as a PFIC. This election would result in a deemed sale of your Ordinary Shares at their fair market value on the last day of the last year in which we were considered a PFIC. The gain recognized from this purging election would be subject to special tax and interest charges, as outlined earlier. By making the purging election, you would establish a new basis for your Ordinary Shares (equal to their fair market value on the last day of the last PFIC year) and a new holding period (which would begin the day after that last day) for tax purposes.

We strongly recommend that you seek guidance from your tax advisors regarding the implications of the PFIC rules on your investment in our Ordinary Shares and the aforementioned elections.

Information Reporting and Backup Withholding

Dividend payments related to our Ordinary Shares and proceeds from the sale, exchange, or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service, as well as potential U.S. backup withholding at a rate of 24%. However, U.S. Holders who provide a correct taxpayer identification number and fulfill any other necessary certification on U.S. Internal Revenue Service Form W-9, or who are otherwise exempt from backup withholding, will not be subject to such withholding. U.S. Holders who are required to establish their exempt status typically need to provide the required certification on U.S. Internal Revenue Service Form W-9. We strongly recommend that U.S. Holders consult their tax advisors for guidance on the application of the U.S. information reporting and backup withholding regulations.

Backup withholding is not an extra tax. The funds withheld through backup withholding can be applied towards your U.S. federal income tax obligation, and any surplus amount withheld can be refunded by submitting the necessary refund claim to the U.S. Internal Revenue Service and providing any mandatory information. Our intention is not to withhold taxes for individual shareholders. Nevertheless, transactions conducted through specific brokers or intermediaries may be subject to withholding taxes, including backup withholding, and these brokers or intermediaries may be legally obligated to withhold such taxes.

According to the provisions outlined in the Hiring Incentives to Restore Employment Act of 2010, specific U.S. Holders are obligated to disclose relevant information pertaining to our Ordinary Shares, with certain exceptions (including an exemption for Ordinary Shares held in accounts managed by select financial institutions). This requirement entails attaching a fully completed Internal Revenue Service Form 8938, known as the Statement of Specified Foreign Financial Assets, along with their annual tax return for each year in which they possess Ordinary Shares. Neglecting to report this information may lead to significant penalties. It is advisable to seek guidance from a qualified tax advisor to determine your personal responsibility in filing a Form 8938.

104

LEGAL MATTERS

We are being represented by XX LLC with respect to legal matters of United States federal securities law and New York State law. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by XX, our counsel as to Cayman Islands law.

105

EXPERTS

The consolidated financial statements for the years ended December 31, 2022, included in this prospectus have been so included in reliance on the report of XX LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of XX LLP is located at XX.

106

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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Aibafang Group Co., Ltd.

CONSOLIDATED BALANCE SHEETS

(All amounts in thousands, except for share and per share data, or otherwise noted)

As of December 31.
2022
USD

ASSETS
Current assets
Cash and cash equivalents	2,089
Accounts receivable, net	8,527
Inventories	4,192
Prepayments and other current assets	362
Total current assets	15,170

Non-current assets
Property, plant and equipment, net	883
Intangible assets	655
Total non-current assets	1,538

TOTAL ASSETS	16,708

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	1,551
Accrued expenses and other current liabilities	578
Total current liabilities	2,129

Non-current liabilities
Total non-current liabilities	-

Total liabilities	2,129

Commitments and contingencies	-

SHAREHOLDERS’ DEFICIT
Ordinary shares (USD[ ] par value; [ ] shares authorized.	13,928
[ ] shares issued and outstanding as of December 31, 2012
2022, respectively. )*
Retained earnings	214
Accumulated other comprehensive income	437
Total shareholders’ deficit	14,579

TOTAL LIABILITIES AND SHAREHOLDERES’ DEFICIT	16,708

*The shares and per share information are presented on a retroactive basis to reflect the Reorganization completed on [  ], 2023.

The accompanying notes are an integral part of these consolidated financial statements.

F-1

Aibafang Group Co., Ltd.

consolidated structures of operations and comprehensive incomes

(All amounts in thousands, except for share and per share data, or otherwise noted)

For the Year ended
2022
USD
Revenues	18,343
Cost of revenues	(9,471)
Gross profit	8,872

Operating expenses.
Selling and marketing expenses	(1,754)
General and administrative expenses	(3,586)
Research and development expenses	(258)
Total operating expenses	(5,598)

Operating profit	3,274

Other income/(expenses), net
Financial income, net	6
Other expenses, net	(2)
Total other expenses, net	4

Income before income tax expense	3,278
Income tax expense	(410)
Net income	2,868

Other comprehensive income	437

Total comprehensive income	3,305

Earnings per ordinary share
Basic and Diluted*

Weighted average number of ordinary shares outstanding
Basic and Diluted*

*The shares and per share information are presented on a retroactive basis to reflect the Reorganization completed on [  ], 2023.

The accompanying notes are an integral part of these consolidated financial statements.

F-2

Aibafang Group Co., Ltd.

consolidated statistics of cash flows

(All amounts in thousands, except for share and per share data, or otherwise noted)

For the years ended December 31.
2022
USD

CASH FLOWS FROM OPERATING ACTIVITIES.
Net income	2,868

Adjustments to reconcile net income to net cash provided by operating activities.
Changes in operating assets and liabilities.
Depreciation and amortization	159
Accounts receivable	(5,826)
Prepaid expenses and other current assets	(226)
Accounts payable	1,232
Accrued expenses and other current liabilities	213
Net cash provided by operating activities	(1,580)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash (used in)/provided by investing activities	-

cash flows form financing activities
Net cash used in financing activities	-

Net increase in cash and cash equivalents	(1,580)
Cash and cash equivalents, beginning of the year	3,669
Cash and cash equivalents, end of the year	2,089

Supplemental disclosures of cash flow information.
Income tax paid	-

Supplemental disclosures of non-cash activities.

The accompanying notes are an integral part of these consolidated financial statements

F-3